                                                                    EXHIBIT 10.1

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of March 28, 2003

                                      among

                       COMMERCIAL VEHICLE SYSTEMS LIMITED,
                              KAB SEATING LIMITED,
                            NATIONAL SEATING COMPANY
                                       and
                        COMMERCIAL VEHICLE SYSTEMS, INC.
                                  as Borrowers,

                               CVS HOLDINGS, INC.,
                            NATIONAL SEATING COMPANY,
                        COMMERCIAL VEHICLE SYSTEMS, INC.
                                       and
                             BOSTROM HOLDING, INC.,
                                 as Guarantors,

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent
                                       and
                              as Swing Line Lender,

                               JPMORGAN CHASE BANK
                             as Documentation Agent
                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                         BANC OF AMERICA SECURITIES LLC
                               Sole Lead Arranger
                                and Book Manager

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                                TABLE OF CONTENTS

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ARTICLE I   DEFINITIONS.....................................................................         2
   1.01   Certain Defined Terms.............................................................         2
   1.02   Other Interpretive Provisions.....................................................        35
   1.03   Accounting Principles.............................................................        36
   1.04   Currency Equivalents Generally....................................................        37
ARTICLE II  THE CREDITS.....................................................................        37
   2.01   Amounts and Terms of Commitments..................................................        37
   2.02   Loan Accounts.....................................................................        40
   2.03   Procedure for Borrowing...........................................................        40
   2.04   Conversion and Continuation Elections.............................................        42
   2.05   The Swing Line Loans..............................................................        43
   2.06   Voluntary Termination or Reduction of Revolving Loan Commitments..................        46
   2.07   Optional Prepayments..............................................................        46
   2.08   Termination of Commitments; Reduction of Commitment Amounts;
          Mandatory Commitment Reductions; Mandatory Prepayments of Loans...................        47
   2.09   Repayment.........................................................................        50
   2.10   Interest..........................................................................        52
   2.11   Fees..............................................................................        52
   2.12   Computation of Fees and Interest..................................................        53
   2.13   Payments by the Borrowers.........................................................        54
   2.14   Payments by the Lenders to the Administrative Agent...............................        55
   2.15   Sharing of Payments, Etc..........................................................        55
   2.16   Utilization of Commitments in Offshore Currencies.................................        56
   2.17   Security and Guaranty.............................................................        58
ARTICLE III LETTERS OF CREDIT...............................................................        58
   3.01   The Letter of Credit Subfacility..................................................        58
   3.02   Issuance, Amendment and Renewal of Letters of Credit..............................        60
   3.03   Risk Participations, Drawings and Reimbursements..................................        62
   3.04   Repayment of Participations.......................................................        63
   3.05   Role of Issuers...................................................................        64
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                                   (continued)
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   3.06   Obligations Absolute..............................................................        65
   3.07   Cash Collateral Pledge............................................................        66
   3.08   Letter of Credit Fees.............................................................        66
   3.09   Uniform Customs and Practice......................................................        67
   3.10   Existing Loan Note Credit Support.................................................        67
   3.11   Existing Letters of Credit........................................................        67
ARTICLE IV  TAXES, YIELD PROTECTION AND ILLEGALITY..........................................        68
   4.01   Taxes.............................................................................        68
   4.02   Illegality........................................................................        69
   4.03   Increased Costs and Reduction of Return...........................................        70
   4.04   Funding Losses....................................................................        70
   4.05   Inability to Determine Rates......................................................        71
   4.06   Reserves on Offshore Rate Loans...................................................        71
   4.07   Exchange Controls.................................................................        72
   4.08   Certificates of Lending Party.....................................................        72
   4.09   Substitution of Lenders...........................................................        72
   4.10   Withholding Tax...................................................................        73
   4.11   U.K. Tax Matters..................................................................        75
   4.12   Survival..........................................................................        76
ARTICLE V   CONDITIONS PRECEDENT............................................................        76
   5.01   Conditions to Effectiveness of Amendment and Restatement..........................        76
   5.02   Conditions to All Credit Extensions...............................................        79
ARTICLE VI  REPRESENTATIONS AND WARRANTIES..................................................        80
   6.01   Corporate Existence and Power.....................................................        80
   6.02   Corporate Authorization; No Contravention.........................................        81
   6.03   Governmental Authorization........................................................        81
   6.04   Binding Effect....................................................................        81
   6.05   Litigation........................................................................        81
   6.06   No Default........................................................................        82
   6.07   ERISA Compliance..................................................................        82
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                                TABLE OF CONTENTS
                                   (continued)

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   6.08   Use of Proceeds; Margin Regulations..................................................     83
   6.09   Title to Properties..................................................................     83
   6.10   Taxes................................................................................     83
   6.11   Financial Condition..................................................................     83
   6.12   Environmental Matters................................................................     84
   6.13   Collateral Documents.................................................................     85
   6.14   Regulated Entities...................................................................     86
   6.15   No Burdensome Restrictions...........................................................     86
   6.16   Copyrights, Patents, Trademarks and Licenses, etc....................................     86
   6.17   Capitalization; Subsidiaries.........................................................     86
   6.18   Insurance............................................................................     87
   6.19   Swap Obligations.....................................................................     87
   6.20   Consummation of Transaction..........................................................     87
   6.21   Solvency.............................................................................     87
   6.22   Location of Real Property............................................................     87
   6.23   Full Disclosure......................................................................     88
ARTICLE VII AFFIRMATIVE COVENANTS..............................................................     88
   7.01   Financial Statements.................................................................     88
   7.02   Certificates; Other Information......................................................     89
   7.03   Notifications........................................................................     90
   7.04   Preservation of Corporate Existence, Etc.............................................     91
   7.05   Maintenance of Property..............................................................     91
   7.06   Insurance............................................................................     92
   7.07   Payment of Obligations...............................................................     92
   7.08   Compliance with Laws.................................................................     92
   7.09   Compliance with ERISA................................................................     93
   7.10   Inspection of Property and Books and Records.........................................     93
   7.11   Environmental Laws...................................................................     93
   7.12   Use of Proceeds......................................................................     94
   7.13   Further Assurances; Additional Pledge; Additional Collateral Documents...............     94
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                                TABLE OF CONTENTS
                                   (continued)

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   7.14   Additional Guaranties and Personal Property Pledge...............................         95
   7.15   Additional Real Property.........................................................         96
   7.16   Additional Capital...............................................................         96
ARTICLE VIII NEGATIVE COVENANTS............................................................         96
   8.01   Limitation on Liens..............................................................         96
   8.02   Disposition of Assets............................................................         99
   8.03   Consolidations and Mergers.......................................................        100
   8.04   Loans and Investments............................................................        100
   8.05   Limitation on Indebtedness.......................................................        102
   8.06   Transactions with Affiliates.....................................................        103
   8.07   Use of Proceeds..................................................................        104
   8.08   Contingent Obligations...........................................................        104
   8.09   Restricted Payments..............................................................        105
   8.10   ERISA............................................................................        106
   8.11   Change in Business...............................................................        106
   8.12   Accounting Changes...............................................................        106
   8.13   Amendments to Organizational Documents or Management Agreement;
          Preferred Stock..................................................................        106
   8.14   Net Worth........................................................................        107
   8.15   Total Leverage Ratio.............................................................        107
   8.16   Fixed Charge Coverage Ratio......................................................        107
   8.17   Minimum EBITDA...................................................................        108
   8.18   Capital Expenditures.............................................................        108
   8.19   Restrictive Agreements...........................................................        109
ARTICLE IX   EVENTS OF DEFAULT.............................................................        109
   9.01   Event of Default.................................................................        109
   9.02   Remedies.........................................................................        112
   9.03   Rights Not Exclusive.............................................................        112
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                                   (continued)

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ARTICLE X    THE AGENTS.....................................................................       113
   10.01  Appointment and Authorization.....................................................       113
   10.02  Delegation of Duties..............................................................       113
   10.03  Liability of Agents...............................................................       113
   10.04  Reliance by Agents................................................................       114
   10.05  Notice of Default.................................................................       114
   10.06  Credit Decision...................................................................       115
   10.07  Indemnification of Agents.........................................................       115
   10.08  Agent in Individual Capacity......................................................       116
   10.09  Successor Administrative Agent....................................................       116
   10.10  Administrative Agent May File Proofs of Claim.....................................       117
   10.11  Collateral Matters................................................................       118
   10.12  Administrative Agent as English Trustee...........................................       119
ARTICLE XI   MISCELLANEOUS..................................................................       119
   11.01  Amendments, Etc...................................................................       119
   11.02  Notices...........................................................................       120
   11.03  No Waiver; Cumulative Remedies....................................................       121
   11.04  Costs and Expenses................................................................       121
   11.05  Borrower Indemnification..........................................................       122
   11.06  Marshalling; Payments Set Aside...................................................       124
   11.07  Successors and Assigns............................................................       124
   11.08  Assignments, Participations, etc..................................................       124
   11.09  Confidentiality...................................................................       126
   11.10  Set-off...........................................................................       127
   11.11  Automatic Debits of Fees..........................................................       128
   11.12  Notification of Addresses, Lending Offices, Etc...................................       128
   11.13  Counterparts......................................................................       128
   11.14  Severability......................................................................       128
   11.15  No Third Parties Benefited........................................................       128
   11.16  GOVERNING LAW AND JURISDICTION....................................................       129
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                                TABLE OF CONTENTS
                                   (continued)

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   11.17  WAIVER OF JURY TRIAL..............................................................       129
   11.18  Judgment..........................................................................       130
   11.19  Intercreditor Agreement...........................................................       130
   11.20  Entire Agreement..................................................................       131
ARTICLE XII GUARANTIES OF U.S. GUARANTORS...................................................       131
   12.01  The Guaranties....................................................................       131
   12.02  Returned Payments.................................................................       132
   12.03  Authorization.....................................................................       132
   12.04  Miscellaneous.....................................................................       133
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

SCHEDULES

Schedule 1.01         Pricing Grid
Schedule 2.01         Commitments, Pro Rata Shares and Term Loans
Schedule 2.17         Dormant Subsidiaries
Schedule 3.10         Existing Loan Note Credit Support
Schedule 3.11         Existing Letters of Credit
Schedule 6.05         Litigation
Schedule 6.07         ERISA
Schedule 6.11         Financial Statements
Schedule 6.17         Capitalization; Subsidiaries and Minority Interests
Schedule 6.18         Insurance Matters
Schedule 6.22(a)      Owned Real Property
Schedule 6.22(b)      Leased Real Property
Schedule 8.01         Permitted Liens
Schedule 8.04         Investments
Schedule 8.05         Permitted Indebtedness
Schedule 8.08         Contingent Obligations
Schedule 11.02 Administrative Agent's Office: Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A      Form of Notice of Borrowing
Exhibit B      Form of Notice of Conversion/Continuation
Exhibit C      Form of Compliance Certificate
Exhibit D      Form of Assignment and Acceptance
Exhibit E-1    Form of Opinion Howes Percival
Exhibit E-2    Form of Opinion of Kirkland & Ellis
Exhibit F-1    Form of BHI Solvency Certificate
Exhibit F-2    Form of Company Solvency Certificate
Exhibit F-3    Form of KAB Seating Solvency Certificate
Exhibit F-4    Form of NSC Solvency Certificate
Exhibit F-5    Form of CVS, Inc. Solvency Certificate
Exhibit G      Form of Borrowing Base Certificate
Exhibit H      Form of EBITDA Certificate
Exhibit I      Form of Perfection Certificate

                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of March 28, 2003, and is made by and among Commercial Vehicle Systems Limited, a private limited liability company incorporated under the laws of England and Wales (the "Company"), KAB Seating Limited, a private limited company incorporated under the laws of England and Wales ("KAB Seating"), National Seating Company, a corporation incorporated under the laws of the State of Delaware ("NSC"), Commercial Vehicle Systems, Inc., a corporation incorporated under the laws of the State of Delaware ("CVS, Inc."), CVS Holdings, Inc., a corporation incorporated under the laws of the State of Delaware ("CVS Holdings, Inc."), Bostrom Holding, Inc., a corporation incorporated under the laws of the State of Delaware ("BHI"), the several financial institutions from time to time party to this Agreement (each individually a "Lender" and, collectively, the "Lenders"), Fleet National Bank, as an Issuer and Bank of America, N.A., as administrative agent for the Lenders (the "Administrative Agent"), Collateral Agent, Swing Line Lender and an Issuer.

      WHEREAS, the Company, the Administrative Agent, the Lenders and certain other parties previously entered into a US$70,000,000 Credit Agreement, dated as of September 1, 2000 (as amended to the date hereof, the "Original U.K. Credit Agreement");

      WHEREAS, CVS, Inc., CVS Holdings, Inc., the Administrative Agent, certain of the Lenders and certain other parties previously entered into a US$70,000,000 Credit Agreement, dated as of March 31, 2000 (as amended to the date hereof, the "Original U.S. Credit Agreement");

      WHEREAS, the parties hereto desire to consolidate the Original U.S. Credit Agreement and the Original U.K. Credit Agreement and to amend and restate both such documents as set forth herein;

      WHEREAS, each of the Company, KAB Seating, NSC, CVS, Inc. and CVS Holdings, Inc is a direct or indirect Wholly-Owned Subsidiary of BHI;

     WHEREAS, BHI intends to cause CVS Merger Co., a corporation incorporated under the laws of the State of Delaware and a Wholly-Owned Subsidiary of BHI (the "Merging Subsidiary"), to merge (the "Merger") into CVS Holdings, Inc., and BHI intends to cause CVS Holdings, Inc. to be the surviving entity of the Merger as a Wholly-Owned Subsidiary of BHI;

      WHEREAS, in order to continue the term loans outstanding under the Original U.S. Credit Agreement and the Original U.K. Credit Agreement, Existing Term Loans will be deemed to be outstanding hereunder;

      WHEREAS, the NSC Term Loan Commitment will be used by the applicable Borrower to support a letter of credit outstanding on the date hereof;

      WHEREAS, the Sterling Term Loan Commitment will be used to repurchase Loan Notes and to support the Loan Note Credit Support;

      WHEREAS, a portion of the Revolving Loan Commitment will be used by the Borrowers and their respective Subsidiaries to continue the revolving loans outstanding under the Original U.S. Credit Agreement and the Original U.K. Credit Agreement and for ongoing working capital and general corporate purposes of the Borrowers and their respective subsidiaries; and

      WHEREAS, the Lenders are willing to extend commitments to make term loans, revolving credit loans and swing line loans to the Borrowers and the Issuers are willing to issue letters of credit on the application of Borrowers, in each case for the purposes specified above and only on the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree that the Original U.S. Credit Agreement and the Original U.K. Credit Agreement are hereby amended and restated in their entirety to state collectively as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.01 Certain Defined Terms. The following terms have the following meanings:

      "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

      "Additional Capital" shall have the meaning specified in Section 7.16.

      "Adjusted Working Capital" means the remainder of:

      (a) (i) the consolidated current assets of BHI and its Subsidiaries, less (ii) the amount of cash and cash equivalents included in such consolidated current assets;

      less

      (b) (i) consolidated current liabilities of BHI and its Subsidiaries, less (ii) the amount of short-term Indebtedness (including current maturities of long-term Indebtedness) of BHI and its Subsidiaries included in such consolidated current liabilities.

      "Administrative Agent" means Bank of America in its capacity as administrative agent for the Lending Parties hereunder, and any successor Administrative Agent appointed pursuant to Section 10.09.

      "Administrative Agent's Office" means the Administrative Agent's address as set forth in Schedule 11.02, or such other address as the Administrative Agent may from time to time specify to the Borrowers and the Lenders.

      "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person (i) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise; or (ii) possesses, directly or indirectly, the power to vote 10% or more of the Voting Equity of the other Person.

      "Agent-Related Persons" means Bank of America, in its various agency, lending and letter of credit issuing capacities hereunder, and any successor Administrative Agent arising under Section 10.09 or any successor Collateral Agent, and any successor Issuer hereunder, together with its respective Affiliates (including the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      "Agent's Payment Office" means each of the addresses for payments set forth on Schedule 11.02 in respect of the currencies set forth on such Section
11.02 or such other addresses as the Administrative Agent may from time to time specify.

      "Agreed Alternative Currency" has the meaning specified in Section
2.16(e).

      "Agreement" means this Amended and Restated Credit Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "Aggregate Commitment" means, at any time, the sum of (a) the Aggregate Revolving Loan Commitment, (b) the Aggregate NSC Term Loan Commitment and (c) the Aggregate Sterling Term Loan Commitment.

      "Aggregate Existing Dollar Term Loan Commitment Amount" means the sum of the Existing Dollar Term Loan Commitment Amounts of the Lenders, equal to $37,316,059.99 on the Closing Date.

      "Aggregate Existing Sterling Term Loan Commitment Amount" means the sum of the Existing Sterling Term Loan Commitment Amounts of the Lenders, equal to (pound)2,321,637.91 on the Closing Date.

      "Aggregate NSC Term Loan Commitment" means the sum of the NSC Term Loan Commitments of the Lenders, equal to $6,820,547.95 on the Closing Date.

      "Aggregate Revolving Loan Commitment" means the aggregate Revolving Loan Commitments of the Lenders, equal to the Equivalent Amount of $35,000,000 as the same may be adjusted from time to time pursuant to the terms of this Agreement.

      "Aggregate Sterling Term Loan Commitment" means the sum of the aggregate Sterling Term Loan Commitments of the Lenders, equal on the Closing Date to (pound)5,475,586.50.

      "Agreement" means this Amended and Restated Credit Agreement.

      "Agreement Currency" has the meaning specified in Section 11.18.

      "Applicable Base Rate Margin" means, at all times prior to the delivery of a Compliance Certificate pursuant to subsection 7.02(b) for the fiscal quarter ended March 31, 2003, a per annum rate equal to 250.0 basis points and, at all times thereafter, a per annum rate equal to the Applicable Base Rate Margin in effect at such time as determined by reference to the Pricing Grid attached hereto as Schedule 1.01 and the applicable Total Leverage Ratio for the applicable period, determined as of the last day of the immediately preceding fiscal quarter.

      "Applicable Currency" as to any particular payment, Loan or Letter of Credit, means Dollars or the Offshore Currency in which such payment, Loan or Letter of Credit is denominated or payable.

      "Applicable Offshore Rate Margin" means, at all times prior to the delivery of a Compliance Certificate pursuant to subsection 7.02(b) for the fiscal quarter ended March 31, 2003, a per annum rate equal to 375.0 basis points and, at all times thereafter, a per annum rate equal to the Applicable Offshore Rate Margin in effect at such time as determined by reference to the Pricing Grid attached hereto as Schedule 1.01 and the applicable Total Leverage Ratio for the applicable period, determined as of the last day of the immediately preceding fiscal quarter.

      "Approved Fund" means, any fund that invests in bank loans and is advised or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that advises or manages a Lender.

      "Arranger" means Banc of America Securities LLC, a Delaware limited liability company, as Sole Lead Arranger.

      "Asset Disposition" has the meaning specified in Section 8.02.

      "Assignee" has the meaning specified in subsection 11.08(a).

      "Assignment and Acceptance" has the meaning specified in Section 11.08(a).

      "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

      "Bank of America" means Bank of America, N.A., a national banking association.

      "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

      "Base Rate" means, for any day, the higher of (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." (The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

      Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means a Loan or an L/C Advance that bears interest based on the Base Rate.

      "basis point" means one one-hundredth of one percent.

      "BHI" has the meaning specified in the preamble of this Agreement.

      "Borrower" means each of the Company, KAB Seating, NSC and CVS, Inc., as the context may require, and their respective successors, and "Borrowers" means all of the foregoing. When used in connection with a specific Credit Extension, the term "Borrower" means the obligor (or proposed obligor) with respect thereto.

      "Borrower Representative" has the meaning specified in Section
2.03(a)(ii).

      "Borrowing" means a borrowing hereunder consisting of Loans of the same Type and in the same Applicable Currency made to a Borrower on the same day by the Lenders under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period.

      "Borrowing Base" means the amount set forth on the Borrowing Base Certificate most recently delivered to the Administrative Agent pursuant to
Section 7.02(e), equal to the sum of (i) 85% of all receivables of BHI and its Subsidiaries plus (ii) 55% of all inventory of BHI and its Subsidiaries, in each case determined in accordance with GAAP and subject to GAAP reserves.

      "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit G.

      "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

      "Bostrom International" means Bostrom International Limited., a private limited liability company incorporated under the laws of England and Wales.

      "Bostrom Ltd." means Bostrom Limited, a private limited liability company incorporated under the laws of England and Wales

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, or in the state where the Administrative Agent's Office is located, are authorized or required by law to close, and with respect to any rate quotations, disbursements or payments in and calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursements or payment in such Offshore Currency will be made or received hereunder.

      "Capital Expenditures" means, for any Person for any period, the sum of all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person; provided, however, that Capital Expenditures shall not include (i) proceeds from insurance or condemnation to the extent that such proceeds from insurance or condemnation are reinvested in assets as permitted under this Agreement, (ii) any portion of the purchase price paid in connection with a Permitted Acquisition or (iii) proceeds from the sale of assets reinvested within 180 days in assets in an aggregate amount not to exceed $1,000,000 in any fiscal year.

      "Capital Stock" means (a) in the case of a corporation, corporate stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person a similar right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person other than an interest or participation that would constitute compensation expense or purchase price for a Permitted Acquisition in accordance with GAAP.

      "Capitalized Leases" means all leases that should be, in accordance with GAAP, recorded as capitalized leases.

      "Cash Collateralize" means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the Administrative Agent, the Issuer and the Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings.

      "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.

      "Change of Control" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of BHI and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the adoption of a plan relating to the liquidation or dissolution of any Loan Party; (c) the Existing Hidden Creek Investors or their Related Parties, collectively, cease to own and cease to have the right to vote directly or indirectly at least 51% of the Voting Equity of J2R; (d) J2R and/or Onex and/or its or their Related Parties, collectively, cease to have the right to vote directly or indirectly at least 51% of the Voting Equity of BHI; (e) except as otherwise permitted under subsection 8.03(b), BHI consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, BHI, in any such event pursuant to a transaction in which any of the outstanding Voting Equity of BHI is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Equity of BHI outstanding immediately prior to such transaction is converted into or exchanged for Voting

Equity of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Equity of such surviving or transferee Person (immediately after giving effect to such issuance), (f) BHI ceases to own, beneficially and of record, 100% of the Voting Equity of CVS Holdings Ltd., (g) CVS Holdings, Inc. ceases to own, beneficially and of record, 100% of the Voting Equity of CVS, Inc. or (g) Bostrom Limited shall cease to be a Wholly-Owned Subsidiary of the Company.

      "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived in accordance with the terms of this Agreement.

      "Code" means the Internal Revenue Code of 1986 and regulations promulgated thereunder.

      "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrowers, any of their respective Subsidiaries or any Guarantor in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Administrative Agent or the Collateral Agent on behalf of the Lenders, under this Agreement, under the Collateral Documents or under any other documents executed by any such Person and delivered to the Administrative Agent, the Collateral Agent or the Lenders.

      "Collateral Agent" means Bank of America, in its capacity as collateral agent under the Collateral Documents.

      "Collateral Documents" means, collectively (if and when each such document is required to be executed and delivered pursuant to the terms of this Agreement), (a) the Security Agreements, the Guaranties, the Mortgages (if any), the Pledge Agreements and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between any Loan Party and the Lenders, or the Administrative Agent or the Collateral Agent for the benefit of the Administrative Agent, the Issuers and the Lenders, now or hereafter delivered to the Lenders, the Administrative Agent or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any Loan Party as debtor in favor of the Administrative Agent or the Collateral Agent for the benefit of the Administrative Agent, the Issuers and the Lenders as secured party, (b) the letter agreement, dated as of the date hereof, between NSC and the Administrative Agent and (c) all amendments, restatements, supplements, modifications, renewals, replacements, reaffirmations, confirmations, consolidations, substitutions and extensions of any of the foregoing.

      "Commitment" means, as to each Lender, the sum of (a) such Lender's NSC Term Loan Commitment, plus (b) such Lender's Sterling Term Loan Commitment, plus
(c) such Lender's Revolving Loan Commitment.

      "Commitment Fee" has the meaning specified in Section 2.11(b).

      "Companies Act" means the Companies Act of 1985 of the United Kingdom.

      "Company" has the meaning specified in the preamble of this Agreement.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

      "Computation Date" has the meaning specified in Section 2.16(a).

      "Consolidated Interest Expense" means, for any period, the total interest expense (including that attributable to capital leases) of BHI and its Subsidiaries on a consolidated basis in accordance with GAAP (excluding costs and expenses related to the incurrence of indebtedness); provided, however, that for any four quarter period which commences prior to the Merger (the "Calculation Period"), Consolidated Interest Expense for the period commencing from the start of such four quarter period to, but not including, the effective date of the Merger (as used in this definition, the "Pre-Merger Period") shall be an amount equal to (x) Consolidated Interest Expense for CVS Holdings, Inc. and its Subsidiaries for the Pre-Merger Period plus (y) Consolidated Interest Expense for BHI and its Subsidiaries (other than CVS Holdings, Inc. and its Subsidiaries) for the Pre-Merger Period (it being understood that for the remainder of any Calculation Period, Consolidated Interest Expense shall be calculated as set forth prior to this proviso).

      "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each of (i)-(iv), a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation, (w) in the case of Guaranty Obligations, shall be deemed equal to the lesser of (i) the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (ii) the stated amount of the guaranty, (x) in the case of Contingent Obligations in respect of Swap Contracts, shall be deemed equal to the aggregate Swap Termination Value of such Swap Contracts, (y) in the case of Contingent Obligations in respect of Surety Instruments other than Non-Surety L/Cs, shall be deemed equal to the probable amount of the expected liability thereunder, and (z) in the case of Contingent Obligations in respect of Non-Surety L/Cs, shall be deemed equal to (i) the face amount of outstanding Non-Surety L/Cs which are not Letters of Credit and (ii) the outstanding amount of L/C Obligations in respect of Non-Surety L/Cs which are Letters of Credit.

      "Continuation Fee" has the meaning specified in Section 2.11(c).

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, material document or material agreement to which such Person is a party or by which it or any of its material property is bound.

      "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Loans (other than Swing Line Loans) of one Type to another Type, or (b) continues Loans having Interest Periods expiring on such date as Loans of the same Type, but with a new Interest Period.

      "Credit Extension" means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

      "CVS Holdings, Inc." has the meaning specified in the preamble of this Agreement.

      "CVS Holdings, Inc. Guaranty" means the obligations of CVS Holdings, Inc. set forth in Article XII hereof.

      "CVS Holdings Ltd." means CVS Holdings Limited, a private limited company incorporated under the laws of England and Wales.

      "CVS, Inc." has the meaning specified in the preamble of this Agreement.

      "CVS, Inc. Guaranty" means the obligations of CVS, Inc. set forth in
Article XII hereof.

      "Deed of Confirmation" means the Deed of Confirmation, dated the Closing Date, among Bank of America, CVS Ltd., CVS Holdings Ltd., Bostrom Ltd., Bostrom International and KAB Seating.

      "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

      "Dollars," "dollars," U.S. Dollars and "$" each mean lawful currency of the United States.

      "EBITDA" means, for any period, for BHI and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, and without duplication, the sum of (a) the Net Income (or Net Loss) for such period, plus (b) all amounts treated as expenses for (x) depreciation and the amortization of intangibles of any kind and similar non-cash charges and (y) interest, in each case to the extent included in the determination of such net income (or loss), plus (c) the provision for taxes based on income for such period, plus (d) fees and expenses (including non-recurring payments made pursuant to employee retention plans put in place in connection with a Permitted Acquisition in order to retain employees of the Person being acquired) incurred in connection with any Permitted Acquisition to the extent included in the determination of such net income (or loss), plus (e) Additional Capital for such period, if applicable; provided, however, that Net Income (or Net Loss) shall be computed without giving effect to extraordinary gains or extraordinary losses (including, without limitation, gains and losses with respect to foreign exchange and/or interest rate protection adjustments reflected in the income statement of BHI) or other non-cash restructuring charges; provided further that "EBITDA" for the first four complete fiscal quarters ending after the Closing Date shall be calculated on a Pro Forma Basis as if the Transaction had been consummated on the first day of such applicable four quarter period; provided, further, that for any four quarter period which commences prior to the effective date of the Merger (the "Calculation Period"), EBITDA for the period commencing from the start of such four quarter period to, but not including, the Merger (as used in this definition, the "Pre Merger Period") shall be an amount equal to (x) EBITDA for CVS Holdings, Inc. and its Subsidiaries for the Pre-Merger Period plus (y) EBITDA for BHI and its Subsidiaries (other than CVS Holdings, Inc. and its Subsidiaries) for the Pre-Merger Period (it being understood that for the reminder of any Calculation Period, EBITDA shall be calculated as set forth prior to this proviso).

      "EBITDA Certificate" means a certificate substantially in the form of Exhibit H.

      "EBITDAR" means, for any period, EBITDA for such period, plus Rental Obligations for such period.

      "Effective Amount" means, as of any Computation Date (i) with respect to any Loans of any Type outstanding as of any date, the Equivalent Amount of the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans of such Type occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the Equivalent Amount of the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

      "Eligible Assignee" means (a) a Lender, (b) an Approved Fund, (c) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (d) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (e) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (f) (i) an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (other than the Company or an Affiliate of the Company) or (ii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is, in each case, primarily engaged in the business of making, purchasing or otherwise investing in commercial loans; and (g) any other entity approved by the Borrower Representatives, the Issuers and the Administrative Agent; provided, that, in each case, such Person, as of the effective date of any assignment pursuant to

Section 11.08, has the ability to fund its obligations under this Agreement in each Offshore Currency at the applicable Agent's Payment Office.

      "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), investigation, cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placements, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placements, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by the Company or any of its respective Subsidiaries or taken as collateral, or in connection with any operations of such Loan Party.

      "Environmental Laws" means all applicable federal, provincial, state, municipal or local laws, statutes, common law duties, rules, regulations, directives, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, requirements of authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to protection of the environment or occupational health and safety, and the generation, use, transportation or disposal of Hazardous Materials, including without limitation, CERCLA, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, and the Toxic Substances Control Act.

      "Environmental Permits" has the meaning specified in subsection 6.12(b).

      "Equivalent Amount" means, as of any Computation Date, the amount determined by reference to the following table:

IF THE NOTIONAL AMOUNT                  THE EQUIVALENT AMOUNT                 THE EQUIVALENT AMOUNT IN AN
  IS DENOMINATED IN:                       IN DOLLARS IS:                        OFFSHORE CURRENCY IS:
----------------------               ---------------------------          -----------------------------------
Dollars                              Such Amount                          The amount of such Offshore
                                                                          Currency that can be purchased
                                                                          with Dollars at the Spot Rate

An Offshore Currency                 The amount of Dollars that           The amount of such Offshore
                                     can be purchased with such           Currency or, if to another Offshore
                                     Offshore Currency at the             Currency, the amount of such
                                     Spot Rate                            other Offshore Currency that can
                                                                          be purchased with such Offshore
                                                                          Currency at the Spot Rate

      "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder.

      "ERISA Affiliate" means, with respect to the Company, any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means, with respect to the Company, (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

      "Euro" means the single currency of Participating Member States introduced in accordance with Article 123 of the Treaty and, in respect of all payments to be made under this Agreement in Euros, readily available, freely transferable funds.

      "Event of Default" means any of the events or circumstances specified in
Section 9.01.

      "Event of Loss" means, with respect to any property, any of the following:
(a) any loss, theft, destruction or damage of such property; (b) any institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

      "Exchange Act" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

      "Excess Cash Flow" means for any period, the remainder of

      (a)   the sum, without duplication, of

            (i)     EBITDA, plus

            (ii) any net decrease in Adjusted Working Capital during such period (exclusive of decreases in working capital associated with asset sales), plus

            (iii) any net cash extraordinary gains included in determining Net Income, minus

      (b)   the sum, without duplication, of

            (i) Consolidated Interest Expense, to the extent paid in cash, plus

            (ii) repayments of principal of the Term Loans, prepayments of principal of the Revolving Loans reflecting reductions in the Revolving Loan Commitments, principal payments arising with respect to any other long-term Indebtedness of BHI and its Subsidiaries, and the portion of any payments with respect to Capitalized Leases allocable to principal, in each case during such period, plus

            (iii) any payment of long-term liabilities to the extent not reflected in the change in Adjusted Working Capital during such period, plus

            (iv) Capital Expenditures of BHI and its Subsidiaries permitted to be made for such period, except to the extent made from proceeds of Indebtedness (other than Revolving Loans or Swing Line Loans) or new equity issuances or reinvestment of disposition proceeds, plus

            (v) all federal, state, local and foreign income taxes paid in cash by BHI and its Subsidiaries during such period, plus

            (vi) any net increase in Adjusted Working Capital during such period (exclusive of increases in working capital associated with asset purchases), plus

            (vii) Investments of the types described in subsections 8.04(d) and (j) made in cash during such period, plus

            (viii) Distributions of the type described in subsection 8.09(c) made in cash during such period, plus

            (ix) any net cash extraordinary charges, to the extent deducted in computing Net Income for such period.

      "Excluded Equity" has the meaning specified in Section 2.08(g).

      "Excluded Offsite Inventory and Equipment" means inventory and equipment from time to time stored at locations of certain suppliers of the Borrowers; provided that (i) the fair market value of such inventory shall at no time exceed $2,500,000 in the aggregate and (ii) the fair market value of such equipment shall at no time exceed $2,500,000 in the aggregate.

      "Existing Dollar Commitment Amount" means, as to each Lender, such Lender's Existing Dollar Commitment Amount, as specified on Schedule 2.01, as the same may be adjusted from time to time pursuant to the terms of this Agreement.

      "Existing Dollar Term Loan" has the meaning specified in Section 2.01(b).

      "Existing Fleet Letter of Credit" has the meaning specified in Section
3.11.

      "Existing Hidden Creek Investors" means those individuals holding equity interests in J2R as of the Closing Date.

      "Existing Letters of Credit" has the meaning specified in Section 3.11.

      "Existing Loan Note Credit Support" has the meaning specified in Section 3.10

      "Existing Sterling Commitment Amount" means as to each Lender such Lender's Existing Sterling Commitment Amount, as specified on Schedule 2.01, as the same may be adjusted from time to time pursuant to the terms of this Agreement.

      "Existing Sterling Term Loans" has the meaning specified in Section
2.01(c).

      "Existing Term Loans" has the meaning specified in Section 2.01(c).

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Fee Letter" has the meaning specified in subsection 2.11(a).

      "Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (i) EBITDAR for the four fiscal quarter period then ended, minus Capital Expenditures of BHI and its Subsidiaries for the four fiscal quarter period then ended, minus taxes payable in cash by BHI and its Subsidiaries for the four fiscal quarter period then ended to (ii) the sum of Fixed Charges for such four fiscal quarter period.

      "Fixed Charges" means, with respect to BHI and its Subsidiaries on a consolidated basis, as of any date of determination, (a) Consolidated Interest Expense (but excluding any payment-in-kind interest) payable in cash for the period of four fiscal quarters ending on the date of determination, (b) Rental Obligations for the period of four fiscal quarters ending on the date of determination, and (c) the amount of payments made by BHI and its Subsidiaries in respect of principal on the Obligations during the period of four fiscal quarters ending on the date of determination; provided that, for purposes of calculating the Fixed Charges for the fiscal quarters ending on March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003, the amount of principal payments referenced in this clause (c) shall be deemed to be $5,000,000.

      "Foreign 956 Subsidiary" means any Subsidiary (i) that is a Non-U.S. Subsidiary where a guaranty of the Obligations by such Subsidiary which would result in a material deemed dividend of its current and accumulated earnings and profits under section 956 of the Code or (ii) where a guaranty of Obligations of such Subsidiary would result in a material adverse tax consequence under any similar foreign tax law.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States, and any Governmental Authority succeeding to any of its principal functions.

      "Funded Indebtedness" of any Person means all Indebtedness of such Person except (a) Indebtedness specified in clause (c) of the definition of "Indebtedness" and in clauses (i) and (h) of the definition of "Indebtedness," to the extent they relate to Indebtedness referred to in such clause (c), and
(b) Permitted Earn-Out Debt.

      "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes but excluding any internal charges), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

      "FX Trading Office" means the Bank of America Foreign Exchange Trading Desk in Charlotte, North Carolina, or such other office or source of information as the Administrative Agent may designate with the concurrence of the Company.

      "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

      "Governmental Authority" means (a) any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial or regulatory functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, and (b) the National Association of Insurance Commissioners.

      "Guaranteed Creditors" means and includes (i) the Administrative Agent, the Collateral Agent, the Issuers and the Lenders and (ii) each Person (other than any Loan Party) which is a party to a Swap Agreement to the extent such Person constitutes a Secured Creditor.

      "Guaranteed Obligations" means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to any Borrower or otherwise) on each Loan made under this Agreement and all reimbursement obligations and unpaid drawings with respect to Letters of Credit, together with all other Obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including liabilities for Administrative Agent, Collateral Agent or Issuer indemnities and fees and interest thereon) of any Borrower to such Lender, Administrative Agent, Collateral Agent or Issuer now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Documents and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by any Borrower and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of any Borrower or its Subsidiaries owing under any Swap Contract entered into by any Borrower or any of its Subsidiaries with any Lender or any Affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or Affiliate participates in such Swap Contract and their subsequent assigns, if any, whether or not in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

      "Guarantors" means: (a) with respect to the Company: BHI, each U.K. Subsidiary of BHI (other than the Company) and each U.S. Subsidiary of BHI; (b) with respect to KAB Seating: BHI, each U.K. Subsidiary of BHI (other than KAB Seating) and each U.S. Subsidiary of BHI; (c) with respect to NSC: BHI, each U.K. Subsidiary of BHI (other than Foreign 956 Subsidiaries) and each U.S. Subsidiary of BHI (other than NSC); (d) with respect to CVS, Inc., BHI, each U.K. Subsidiary of BHI (other than Foreign 956 Subsidiaries) and each U.S. Subsidiary of BHI (other than CVS, Inc.); and (e) any Person delivering a Guaranty pursuant to Section 7.14; provided, that the term "Guarantor" shall not include any of the Subsidiaries set forth on Schedule 2.17.

      "Guaranty" means, collectively, (a) the Syndicated Composite Guarantee and Debenture, dated October 5, 2000, by the Company, Bostrom Ltd., KAB Seating and NSC, (b) the National Seating Company Guaranty, dated as of October 5, 2000, by NSC, (c) the Guarantee, dated as of October 5, 2000, by CVS Limited and CVS Holdings Ltd., (d) the Bostrom Holding, Inc. Guaranty, dated as of September 27, 2002, by BHI, (e) the CVS, Inc. Guaranty, (f) the CVS Holdings, Inc. Guaranty,
(g) the Composite Guarantee and Debenture, dated March 12, 2001, by Bostrom International, (h) the Guarantee, dated March 12, 2001, by Bostrom Ltd., KAB Seating and A.J.W. Holdings Limited, and (i) each guaranty delivered by a Subsidiary pursuant to Section 7.14, in each case in favor of Bank of America, on behalf of itself, the Issuers and the Lenders, as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

      "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability or a standard of conduct under, any Environmental Law, including any substance identified under any Environmental Law based upon their harmful or deleterious properties as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste.

      "Hedge Agreement" means the ISDA Master Agreement, dated as of April 6, 2001 between the Hedge Counterparty and the Company, together with each of the related schedules and confirmations, if any, as amended, modified or supplemented from time to time.

      "Hedge Counterparty" means Bank One, NA (f/k/a Bank One, Michigan).

      "Hidden Creek" means Hidden Creek Industries, a New York general partnership.

      "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables and accrued expenses entered into or incurred in the ordinary course of business on ordinary terms); (c) all Contingent Obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all principal and interest obligations (classified as a liability on such Person's balance sheet) with respect to Capitalized Leases; (g) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness then outstanding of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member and as to which such Person is or may become directly liable.

      "Indemnified Liabilities" has the meaning specified in Section 11.05.

      "Indemnified Person" has the meaning specified in Section 11.05.

      "Independent Auditor" has the meaning specified in subsection 7.01(a).

      "Insolvency Proceeding" means, with respect to any Person, (a) any case, application, petition, notice, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, administration, winding-up or relief of debtors or for the appointment of a trustee, receiver, administrator, administrative receiver or similar officer to take possession of or to be appointed over, or an encumbrancer taking possession of, the whole or substantially the whole of that Person's undertaking, property or assets in connection with any such case, action or proceeding, (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, or the Insolvency Act 1986 (United

Kingdom) or (c) the convening of a meeting for the purpose of the passing of a resolution for the winding up of that Person in accordance with the Insolvency Act 1986 (United Kingdom) except for the purpose of a solvent amalgamation or reconstruction on a basis where the resulting entity assumes all of the obligations of that person under this Agreement.

      "Interest Payment Date" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter; provided, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

      "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two or three months thereafter (or, with the consent of all Lenders making or continuing such Loan, a date six months thereafter), as selected by the applicable Borrower or Borrower Representative in its Notice of Borrowing or Notice of Conversion/Continuation;

      provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (c) no Interest Period for any Term Loan shall extend beyond the final scheduled maturity date of such Term Loan, and no Interest Period for any Revolving Loan shall extend beyond the Revolving Loan Termination Date; and

                  (d) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans, or by Offshore Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

      "Investments" has the meaning specified in Section 8.04. The amount of any Investment by any Person on any date of determination shall be the sum of the acquisition price of the assets acquired by such Person (including the amount of any Funded Indebtedness assumed in connection with the acquisition by such Person to the extent such Funded Indebtedness would be reflected on a balance sheet prepared in accordance with GAAP) plus all additional capital contributions or purchase price paid in respect thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment minus the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than the Company or another Subsidiary of Company) in connection with the sale of such Investment. Whenever the term "outstanding" is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.

      "IRS" means the Internal Revenue Service of the United States, and any Governmental Authority succeeding to any of its principal functions under the Code.

      "Issuance Date" has the meaning specified in subsection 3.01(a).

      "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

      "Issuer" means (i) in respect of each Letter of Credit (other than the Existing Fleet Letter of Credit), Bank of America in its capacity as issuer of the Letters of Credit hereunder (it being understood and agreed that Bank of America's branch in London, England is not permitted to issue commercial letters of credit) and (ii) in respect of the Existing Fleet Letter of Credit, Fleet National Bank, and in each case together with any replacement letter of credit issuer appointed under subsection 10.01(b) or Section 10.09.

      "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

      "Judgment Currency" has the meaning specified in Section 11.18.

      "J2R" means J2R Partners VII, a Delaware general partnership.

      "KAB Seating" has the meaning specified in the preamble of this Agreement.

      "L/C Advance" means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

      "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the applicable Issuer, as the Issuer shall request.

      "L/C Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the applicable Issuer, as such Issuer shall request.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under Section 3.03(d).

      "L/C Commitment" means, at any time, the commitment of the Issuers to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed the lesser of the Aggregate Revolving Loan Commitment and the Borrowing Base at such time less the aggregate Effective Amount of Revolving Loans and L/C Obligations then outstanding; provided that the L/C Commitment is a part of the Aggregate Revolving Loan Commitment, rather than a separate, independent commitment.

      "L/C Obligations" means at any time, without duplication, the sum of (a) the aggregate undrawn amount of all Letters of Credit (other than that portion of the Letters of Credit supported by the NSC Term Loan Commitment and the Sterling Term Loan Commitment) then outstanding, plus (b) the amount of all outstanding L/C Advances (other than in the form of a Term Loan) or other unreimbursed drawings under all Letters of Credit (other than that portion of the Letters of Credit supported by the NSC Term Loan Commitment and the Sterling Term Loan Commitment) including all outstanding L/C Borrowings (other than L/C Borrowings made as a result of drawings on the NSC Term Loan Commitment or the Sterling Term Loan Commitment).

      "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications, the Loan Note Instrument and any other document relating to any Letter of Credit, including any standard form documents used by any Issuer for letter of credit issuances.

      "Lender" has the meaning specified in the introductory clause hereto. References to the "Lenders" shall include Bank of America, including in its capacity as Issuer and Swing Line Lender, and for purposes of clarification only, to the extent that Bank of America may have any rights or obligations in addition to those of the Lenders due to its status as Issuer or Swing Line Lender, respectively, its status as such will be specifically referenced.

      "Lending Office" means, as to any Lender, the office or offices of such Lender specified as its "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on Schedule 11.02, or such other office or offices as such Lender may from time to time notify the Borrower Representative and the Administrative Agent.

      "Lending Party" means any Lender, Swing Lender or any Issuer, as the case may be.

      "Letters of Credit" means, collectively, the Loan Note Credit Support, the Existing Letters of Credit, any letter of credit issued by an Issuer, and any amendments thereto or replacements thereof, pursuant to Article III.

      "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other), trust or flawed asset arrangement (for the purpose of, or having the effect of, granting a security interest) or similar interest of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

      "Loan" means an extension of credit by a Lender to a Borrower under
Article II or Article III in the form of a Revolving Loan, an NSC Term Loan, an Existing Term Loan, a Sterling Term Loan, a Swing Line Loan or an L/C Borrowing.

      "Loan Documents" means this Agreement, the Fee Letter, the L/C-Related Documents, the Collateral Documents and all other documents delivered to the Administrative Agent, the Collateral Agent or any Lender in connection herewith but not including any other Transaction Document.

      "Loan Note Credit Support" has the meaning specified in Section
3.01(a)(ii).

      "Loan Note Instrument" means that certain Deed constituting Floating Rate Unsecured Guaranteed Loan Notes, dated October 5, 2000, executed by Commercial Vehicle Systems Limited regarding the issuance of the Loan Notes and the Loan Note Credit Support relating thereto.

      "Loan Notes" means, collectively, the Loan Notes issued by the Company as constituted by the Loan Note Instrument and payable to certain former shareholders of Bostrom International.

      "Loan Notes Payment Date" means any Business Day on which a holder of a Loan Note may demand a payment of principal on such Loan Note pursuant to the terms of the Loan Notes and the Loan Notes Instrument.

      "Loan Party" means the Borrowers and each Guarantor.

      "Management Agreement" has the meaning specified in Section 8.06(d).

      "Margin Stock" means "margin stock" as such term is defined in Regulation U or X of the FRB.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of BHI and its Subsidiaries taken as a whole; (b) a material impairment of the ability of BHI and its Subsidiaries taken as a whole to perform any material obligation under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the applicable Loan Party of any Loan Document.

      "Merger" has the meaning specified in the sixth paragraph of this Agreement.

      "Merger Documents" means the Agreement and Plan of Merger, dated as of the date hereof, by and between BHI, CVS Holdings, Inc. and CVS Merger Co., a Delaware corporation.

      "Merging Subsidiary" has the meaning specified in the sixth paragraph of this Agreement.

      "Minimum Amount" means with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

                                                                                      MULTIPLES IN EXCESS
TYPE OF ACTION                                  MINIMUM AMOUNT                              THEREOF
--------------------------------      ----------------------------------        ----------------------------------
Borrowing of, prepayment of, or       $ 500,000                                 $ 100,000
conversion into, Base Rate Loans

Borrowing of, prepayment of,          $ 500,000                                 $ 100,000
continuation of, or Conversion
into, Dollar-denominated
Offshore Rate Loans

Borrowing of, prepayment of,          Lesser of (a) Equivalent Amount of        Lesser of (a) Equivalent Amount of
Continuation of, or Conversion        $500,000 and (b) 500,000 units of         $100,000 and (b) 100,000 units, of
into, Offshore Currency Loans         Offshore Currency                         Offshore Currency

Borrowing of Swing Line Loans         $250,000 for Dollar denominated           $100,000 or 100,000 units of
                                      Swing Line Loans or 250,000 units         Offshore Currency
                                      of Offshore Currency

Letter of Credit                      $100,000 or for Letters of Credit         None
                                      denominated in Offshore Currency,
                                      the lesser of (a) Equivalent Amount
                                      of $100,000 and (b) 100,000 units
                                      of Offshore Currency

Reduction in Commitments              $ 1,000,000                               $ 250,000

Assignments                           $ 1,000,000                               None

      ;provided, that a Borrowing of a Sterling Term Loan may be requested in an amount lower than the Minimum Amount specified above in connection with the repayment of Loan Notes by the Company after the Closing Date.

      "Mortgage" means any deed of trust, mortgage, leasehold mortgage, assignment of rents or other document creating a Lien on real property or any interest in real property.

      "Mortgaged Property" means all property subject to a Lien pursuant to a Mortgage.

      "Multiemployer Plan" means a "multiemployer plan," within the meaning of
Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

      "Net Income" and "Net Loss" mean, respectively, with respect to any period, the aggregate of the net income (loss) of the Person in question for such period, determined in accordance with GAAP on a consolidated basis; provided that (i) the net income (loss) of any Person which is not a consolidated Subsidiary shall be included only to the extent of the amount of cash dividends or distributions paid to the Person in question or to a consolidated Subsidiary of such Person and (ii) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

      "Net Proceeds" means (a) with respect to any Asset Disposition, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or receivable, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to the properties or assets so disposed of or received in any other non-cash form) therefrom, whether at the time of such disposition or subsequent thereto (but, in the case of amounts received subsequent thereto, excluding interest on such amounts), or (b) with respect to any sale or issuance of equity or debt securities of BHI or any Subsidiary, cash or readily marketable cash equivalents received (but excluding any other non-cash form) therefrom, whether at the time of such disposition, sale or issuance or subsequent thereto, net (subject to reserves for normal course post-closing adjustments and reserves for indemnification obligations and retained liabilities in connection with such transaction and without duplication), in either case, of all legal, title, recording and any other tax expenses, commissions and other fees and all costs and expenses incurred and all federal, state, local and other taxes required to be accrued as a liability as a consequence of such transactions and, in the case of an Asset Disposition, net of all payments made by BHI or any of its respective Subsidiaries on any Indebtedness which is secured by such assets pursuant to a Permitted Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition.

      "Net Worth" means the stockholders equity of BHI as determined in accordance with GAAP, less (without duplication) the outstanding principal amount of loans to officers, directors, and employees of BHI and its Subsidiaries to purchase Capital Stock of BHI, but excluding (a) gains and losses with respect to foreign exchange and/or interest rate protection adjustments reflected in the consolidated balance sheet of BHI, (b) previously capitalized costs and expenses related to the incurrence of indebtedness and costs and expenses related to the execution and delivery of this Agreement, not to exceed $3,250,000 in the aggregate and (c) adjustments with respect to goodwill made in accordance with Financial Accounting Standard 142.

      "Non-Surety L/Cs" means letters of credit which are not Surety L/Cs.

      "Non-U.S. Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by BHI or any one or more of its Subsidiaries primarily for the benefit of employees of BHI or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

      "Non-U.S. Subsidiary" means each Subsidiary of BHI that is not a U.S. Subsidiary.

      "Notice of Borrowing" means a notice in substantially the form of Exhibit
A.

      "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B hereof.

      "NSC" has the meaning specified in the preamble of this Agreement.

      "NSC Term Loan" has the meaning specified in Section 2.01(a)(i).

      "NSC Term Loan Commitment" means as to each Lender, such Lender's NSC Term Loan Commitment, as specified in Schedule 2.01, as the same may be adjusted from time to time pursuant to the terms of this Agreement.

      "Obligations" means all advances, moneys, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by any Loan Party to any Lending Party, the Administrative Agent, the Collateral Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising; provided, that for purposes of the Collateral Documents, the term "Obligations" shall include the debts, liabilities, obligations, covenants and duties of the Company owing to the Hedge Counterparty pursuant to the Hedge Agreement.

      "OECD" has the meaning specified in the definition of "Eligible Assignee."

      "Offshore Currency" means, at any time, Sterling, Euros or such other currency as is acceptable to the Administrative Agent and the Lenders in accordance with Section 2.16(e).

      "Offshore Currency Domestic Rate" means, with respect to any amount in an Offshore Currency, for any day, the rate of interest per annum equal to the sum of (a) the higher of (i) the rate of interest per annum at which overnight deposits in the applicable Offshore Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America's local branch to major banks in the local market or other applicable offshore interbank market, and (ii) the cost of funds to Bank of America's local branch with respect to such amount for such day, expressed as a rate of interest per annum plus (b) 50 basis points.

      "Offshore Currency Loan" means any Loan that is denominated in an Offshore Currency.

      "Offshore Rate" means for any Interest Period with respect to any Offshore Rate Loan:

            (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the Applicable Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period,

            (b) if the rate referenced in the preceding clause (a) is not available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the Applicable Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in the Applicable Currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

      "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

      "Onex" means Onex Corporation, an Ontario corporation.

      "Operating Lease" of any Person, means any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person, as lessee, which is not a Capitalized Lease.

      "Original U.K. Credit Agreement" has the meaning specified in the second paragraph of this Agreement.

      "Original U.S. Credit Agreement" has the meaning specified in the third paragraph of this Agreement.

      "Organization Documents" means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement; (b) with respect to any limited liability company, the articles of formation, certificate of incorporation, memorandum and articles of association and/or operating agreement; and (c) with respect to any partnership, joint venture or other form of business entity, the partnership agreement and any agreement governing the rights of the holders of its capital stock, filing or notice with respect thereto filed with the secretary of state of the state of its formation or other Governmental Authority in the jurisdiction of its organization, in each case as amended from time to time.

      "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents but excluding franchise taxes and any such taxes imposed on the net income of any Lender.

      "Outstanding Indebtedness" has the meaning specified in the definition of "Total Leverage Ratio."

      "Participant" has the meaning specified in subsection 11.08(d).

      "Participating Member State" means any member state of the European Union that has elected the Euro as its lawful currency.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

      "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which the Company or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or otherwise has any liability, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

      "Permitted Acquisitions" means any Acquisition by BHI or any of its Subsidiaries which complies with each of the following: (i) such Person is engaged in substantially the same, similar or supportive line of business as one or more businesses of BHI or any of its Subsidiaries, (ii) the prior, effective written consent to, or approval of, such Acquisition by the board of directors or shareholders or equivalent governing body of the acquiree is obtained, (iii) after giving effect to the proposed Acquisition on a Pro Forma Basis for the period of four fiscal quarters of BHI ending with the fiscal quarter for which financial statements have most recently been delivered (or were required to be delivered) under Section 7.01, BHI is in compliance with the financial covenants set forth in Sections 8.14, 8.15 and 8.16, and BHI shall deliver a certificate setting forth in reasonable detail the basis for calculation of such financial covenants; (iv) immediately after giving effect to the proposed Permitted Acquisition, the Borrowers would be able to borrow at least $2,500,000 of Loan proceeds, and, the Borrowers reasonably project that within 30 days after consummation of the proposed Permitted Acquisition, it will be able to borrow at least $5,000,000 of Loan proceeds; (v) BHI shall give the Administrative Agent and the Lenders not less than ten (10) Business Days prior written notice of its intention to make a Permitted Acquisition, such notice to include the proposed amounts, date and form of the proposed transaction, a reasonable description of the stock or assets to be acquired and the location of all assets, a description and calculation in reasonable detail of the effect on a Pro Forma Basis of such Acquisition on the financial covenants contained in Sections 8.14, 8.15 and 8.16, two years of audited financial statements of the Person to be acquired (or financial statements otherwise acceptable to the Administrative Agent in its reasonable discretion), (vi) the prior, effective written consent to, or approval of, such Acquisition by the Required Lenders shall have been obtained,
(vii) concurrently with the making of a Permitted Acquisition, BHI or the applicable

Subsidiary of BHI (other than a Foreign 956 Subsidiary) shall, as additional collateral security for the Obligations, grant to the Collateral Agent for the benefit of the Administrative Agent, the Issuers and the Lenders, first priority perfected Liens (subject to Liens permitted pursuant to Section 8.01) on and security interests in any of the acquired assets by the execution and delivery to the Collateral Agent of such agreements, instruments and documents as shall be reasonably satisfactory in form and substance to the Collateral Agent (it being understood and agreed that only 65% of the Capital Stock of a first-tier Foreign 956 Subsidiary shall be required to be pledged pursuant to any Collateral Document), and (viii) neither BHI nor any Subsidiary shall make any Permitted Acquisition at any time during which a Default or an Event of Default shall exist and be continuing or would exist after giving effect to such Permitted Acquisition.

      "Permitted Cost Savings" means, with respect to the determination of Net Income on a Pro Forma Basis, such cost savings as would be permitted pursuant to Rule 11.02 of Regulation S-X; provided that, prior to the consummation of any Permitted Acquisition, the Company's certified public accountants shall certify to the Administrative Agent (in a manner consistent with example d of SAS 72) that such pro forma financial information complies as to form in all material respects with the applicable accounting requirements of Rule 11.02 of Regulation S-X.

      "Permitted Earn-Out Debt" shall mean Indebtedness of BHI or any of its Subsidiaries incurred in connection with a Permitted Acquisition, which Indebtedness is not secured by any assets of BHI or any of its Subsidiaries (including without limitation the assets so acquired) and is only payable by BHI or such Subsidiary (x) in the event certain future performance goals are achieved with respect to the assets acquired, (y) if no Default or Event of Default shall exist at the time of, or as a result of, any such payment and (z) a certificate executed by a Responsible Officer of BHI has been delivered to the Administrative Agent demonstrating compliance, on a Pro Forma Basis, with the financial covenants contained in Sections 8.14, 8.15 and 8.16 immediately after giving effect to any such payment; provided that such Indebtedness shall only constitute Permitted Earn-Out Debt to the extent the terms of such Indebtedness expressly limit the maximum potential liability of BHI or such Subsidiary with respect thereto.

      "Permitted Liens" has the meaning specified in Section 8.01.

      "Permitted Swap Obligations" means all obligations (contingent or otherwise) of BHI or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated to be held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view"; and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

      "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

      "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) covered by ERISA which BHI or any ERISA Affiliate sponsors or maintains or to which BHI or any ERISA Affiliate makes, is making, or is obligated to make contributions or otherwise has any liability and includes any Pension Plan.

      "Pledge Agreements" means, collectively, (a) the Holdings Pledge Agreement, dated as of March 31, 2000, executed by CVS Holdings, Inc. regarding the shares of CVS, Inc., (b) the Pledge Agreement, dated as of October 5, 2000, executed by NSC regarding the shares of its Subsidiaries, (c) the Mortgage Over Securities, dated October 5, 2000, executed by CVS Holdings Ltd., regarding the shares of the Company, (d) the Mortgage Over Securities, dated October 5, 2000, executed by the Company, regarding the shares of Bostrom Ltd., (e) the Mortgage Over Securities, dated March 12, 2001, executed by Bostrom Ltd. and A.J.W. Holdings Limited, regarding the shares of the Company, (f) the Mortgage over Securities, dated the Closing Date, executed by Bostrom Ltd., regarding the shares of KAB Seating and Bostrom International, (g) each pledge agreement delivered by a Subsidiary of BHI in favor of the Administrative Agent and (h) each pledge agreement delivered by a Subsidiary of BHI pursuant to Section 7.14, in each case pledging the stock of all or certain of their respective Subsidiaries to the extent provided therein to the Collateral Agent, for the benefit of the Administrative Agent, the Issuers and the Lenders, as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "Pledged Collateral" has the meaning specified in the Pledge Agreements.

      "Pro Forma Basis" means, for purposes of the tests set forth in the definition of Permitted Acquisitions and in the permitted adjustment to EBITDA and Rental Obligations, a pro forma on the basis that (a) any Indebtedness incurred or assumed in connection with the Merger or such Permitted Acquisition was incurred or assumed on the first day of the applicable period, (b) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the Closing Date or the date of such Permitted Acquisition, as the case may be, and (c) all income and expense associated with the assets or entity acquired in connection with the Merger or such Permitted Acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by BHI over the applicable period on a pro forma basis without giving effect to any cost savings other than Permitted Cost Savings.

      "Pro Rata Share" means, as to any Lender, (a) in respect of a particular Loan and/or Commitment, (i) at any time at which the Commitments in respect of such Loan remain outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment in respect of such Loan divided by the aggregate Commitments in respect of such Loan, and (ii) after the termination of the Commitments in respect of such Loan, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the Effective Amount of such Loans held by such Lender divided by the Effective Amount of such Loans held by all Lenders, and (b) in respect of all Loans and/or Commitments, (i) at any time at which the Aggregate Commitment (or any portion thereof) remains outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of (x) the sum of such Lender's (A) outstanding Existing Dollar Term Loans,
(B) the Equivalent Amount of outstanding Existing Sterling Term

Loans, (C) the Equivalent Amount of outstanding Sterling Term Loans, (D) the Equivalent Amount of undrawn Sterling Term Loan Commitment, (E) outstanding NSC Term Loans, (F) undrawn NSC Term Loan Commitment and (G) Revolving Loan Commitment, divided by (y) the sum of (A) the outstanding Existing Dollar Term Loans of all Lenders, (B) the Equivalent Amount of the outstanding Existing Sterling Term Loans of all Lenders, (C) the Equivalent Amount of the outstanding Sterling Term Loans of all the Lenders, (D) the Equivalent Amount of the undrawn Aggregate Sterling Term Loan Commitment, (E) the outstanding NSC Term Loans of all the Lenders, (F) the undrawn Aggregate NSC Term Loan Commitment and (G) the Aggregate Revolving Loan Commitment, and (ii) after the termination of the Aggregate Commitment, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the Effective Amount of such Lender's outstanding Loans (including such Lender's ratable share of the Effective Amount of L/C Obligations) divided by the Effective Amount of the outstanding Loans and L/C Obligations of all of the Lenders.

      "Quoted Rate" means the interest rate as may be agreed upon from time to time by the Company and the Swing Line Lender.

      "Reaffirmation Agreement" means the Reaffirmation and Amending Agreement, dated as of the Closing Date, among NSC, CVS, Inc., BHI and CVS Holdings, Inc.

      "Related Parties" means, with respect to any Person, (i) any controlling stockholder of such Person, (ii) any Subsidiary of such Person more than 50% of which is owned by such Person; (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding more than a 50% controlling interest of which consist of other Persons referred to in the immediately preceding clauses (i) or (ii), and
(iv) any employees, officers and directors of such Person or any of the foregoing.

      "Rental Obligations" means, for any period, the aggregate fixed amount payable by BHI or any of its Subsidiaries under any lease (or other agreement conveying the right to use) of any real or personal property by BHI or any of its Subsidiaries, as lessee, other than a Capitalized Lease; provided, however, that for any four quarter period which commences prior to the effective date of the Merger (the "Calculation Period"), Rental Obligations for the period commencing from the start of such four quarter period to, but not including, the Merger (the "Pre-Merger Period") shall be an amount equal to (x) Rental Obligations for CVS Holding, Inc. and its Subsidiaries for the Pre-Merger Period plus (y) Rental Obligations for BHI and its Subsidiaries (other than CVS Holdings, Inc. and its Subsidiaries) for the Pre-Merger Period (it being understood that for the remainder of any Calculation Period, Rental Obligations shall be calculated as set forth prior to this proviso); provided further, that "Rental Obligations" shall be calculated after giving effect on a Pro Forma Basis to any Permitted Acquisition as if such Permitted Acquisition occurred on the first day of the applicable period.

      "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

      "Required Lenders" means at any time Lenders then holding more than 66 2/3% of the sum of (i) the outstanding Existing Dollar Term Loans, (ii) the Equivalent Amount of the outstanding

Existing Sterling Term Loans, (iii) the outstanding NSC Term Loans, (iv) the undrawn NSC Term Loan Commitment, (v) the Equivalent Amount of the outstanding Sterling Term Loans, (vi) Equivalent Amount of the undrawn Sterling Term Loan Commitment, and (vii) the amount of the Aggregate Revolving Loan Commitment (or if the Revolving Loan Commitment has been terminated, then the aggregate principal amount outstanding of Revolving Loans and Swing Line Loans, plus the outstanding amount of L/C Obligations); provided, that if no principal amount of any Loan is then outstanding, "Required Lenders" shall mean Lenders then having more than 66 2/3% of the Aggregate Commitment.

      "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

      "Requisite Time" means, with respect to any of the actions listed below, the time and date set forth below opposite such action (unless otherwise noted, all times are Charlotte, North Carolina time (standard or daylight)):

         TYPE OF ACTION                                 TIME*                  DATE OF ACTION
------------------------------------                 -----------         ----------------------------
Delivery of Request for Extension of
Credit for, or notice for:

Borrowing of, prepayment of,                          11:00 a.m.         Same date as such Borrowing,
Conversion into, Base Rate Loans or                                      prepayment or Conversion
Loans maintained at the Offshore
Currency Domestic Rate

Borrowing of, prepayment of,                          11:00 a.m.         3 Business Days prior to such
Continuation of, or Conversion into,                                     borrowing, prepayment,
Dollar-denominated Offshore Rate                                         Continuation or Conversion
Loans maintained at the Offshore Rate

Borrowing of, prepayment of,                          11:00 a.m.         4 Business Days prior to such
Continuation of, or Conversion into,                                     Borrowing, prepayment,
Offshore Currency Loans                                                  Continuation or Conversion

Requests for new Offshore Currencies                  11:00 a.m.         10 Business Days prior to
                                                                         proposed Borrowing

Borrowing of Swing Line Loans in                      2:30 p.m.          Same date as such Borrowing
Dollars

Borrowing of Swing Line Loans in a                    11:00 a.m.         Same date as such Borrowing
currency other than Dollars

Prepayment of Swing Line Loans                        3:00 p.m.          Same date as such prepayment

Letter of Credit action                               10:00 a.m.         2 Business Days prior to such
                                                                         action

Payments by Lenders or Borrower to                    11:00 a.m.         On date payment is due
Administrative Agent

      With respect to the time by which any action referred to in the above table must be preformed regarding any Borrowing utilizing a Non-U.S. branch of a Lender, such time shall be the local time of such Non-U.S. branch.

      "Responsible Officer" means the chief executive officer, the president, the chief financial officer, the treasurer or the corporate controller of a Person (and in the case of any U.K. Subsidiary, any director of such U.K. Subsidiary assuming such, or similar, responsibilities), or any other officer having substantially the same authority and responsibility.

      "Restricted Payments" has the meaning specified in Section 8.09.

      "Revolving Lenders" shall mean any Lender having a Revolving Loan.

      "Revolving Loan Commitment" as to each Revolving Lender has the meaning specified in subsection 2.01(e).

      "Revolving Loans" has the meaning specified in subsection 2.01(e).

      "Revolving Loan Termination Date" means the earlier to occur of

            (a)   January 2, 2006; and

            (b) such earlier date on which the Aggregate Revolving Loan Commitment terminates in accordance with the provisions of this Agreement.

      "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be reasonably determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Security Agreements" means, collectively, each security agreement delivered by BHI or any Subsidiary of BHI, in each case granting a security interest in all of such Person's personal property to the extent provided therein to the Administrative Agent or the Collateral Agent, for the benefit of itself, the Issuers and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time and each reaffirmation or confirmation thereof, including the Reaffirmation Agreement and the Deed of Confirmation.

      "Solvent" means (A) as to any Person (other than as set forth in clause
(B) below), at any time, that (a) the fair value of the property of such Person (on a going concern basis) is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities (without duplication of any underlying liability related thereto)) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the New York Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person (on a going concern basis) is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities (without duplication of any underlying liability related thereto), but applying the reasonably anticipated liability, after giving effect to payments under insurance policies and indemnity agreements which such Person reasonably expects to receive) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital; and (B) for any Person incorporated in England and Wales, on a particular date, on that date such Person has the ability to pay its debts as and when they fall due and could not be deemed to be unable to pay its debts as interpreted in accordance with Section 123 of the Insolvency Act 1986 of the United Kingdom. "Solvency" shall have a correlative meaning.

      "Spot Rate" for a currency means the rate quoted (expressed as a decimal, rounded to the fourth decimal place) to the Administrative Agent as the spot rate for the purchase of such currency with another currency through the FX Trading Office at approximately 10:00 a.m. (Charlotte, North Carolina time) on the date two Business Days prior to the date as of which the foreign exchange settlement is made.

      "Stated Amount" means the stated or face amount of a Letter of Credit to the extent available at the time for drawing (subject to presentment of all requested documents), as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit.

      "Sterling" and "(pound)" means the lawful currency of the United Kingdom.

      "Sterling Term Loan" has the meaning specified in subsection 2.01(d).

      "Sterling Term Loan Commitment" means, as to each Lender, such Lender's Term Loan Commitment, as specified on Schedule 2.01, as the same may be adjusted from time to time pursuant to the terms of this Agreement.

      "Subsidiary" means (A) with respect to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the Voting Equity, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of the Person, or a combination thereof and (B) with respect to any Person incorporated in England and Wales, a subsidiary within the meaning of Section 736 of the Companies Act and, unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 258 of the Companies Act. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of BHI.

      "Subsidiary Guarantor" means, collectively, each Subsidiary of BHI that is a Guarantor on the Closing Date and, to the extent required pursuant to Section 7.14, each Subsidiary of BHI that becomes a Guarantor after the Closing Date; provided that the term Subsidiary Guarantor shall not include KAB Seating, Pty, a company organized under the laws of Australia, KAB Seating, S.A., a company organized under the laws of Belgium, or KAB Seating, AB, a company organized under the laws of Sweden.

      "Surety Bonds" means all bonds issued for the account of the Company or any of its Subsidiaries to assure the performance thereby (or to the extent issued in the ordinary course of business, any other Person) under any contract entered into in the ordinary course of business.

      "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, performance bonds, Surety Bonds, remarketing agreements and similar instruments.

      "Surety L/Cs" means letters of credit which are issued for the account of the Company or any of its Subsidiaries to provide credit support, in the ordinary course of business, for (a) a contract bid by any such Person, (b) the performance by any such Person under any contract, (c) any warranty extended by any such Person and (d) the repayment of advance payments made to any such Person.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, crosscurrency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

      "Swing Line Commitment Amount" has the meaning specified in Section
2.05(a).

      "Swing Line Lender" means Bank of America, in its capacity as provider of the Swing Line Loans.

      "Swing Line Loan" has the meaning specified in Section 2.05(a).

      "Swing Line Termination Date" means the earlier to occur of:

      (a)   the date which is the fifth Business Day prior to January 2, 2006;
            and

      (b) the date on which the Revolving Loan Commitment terminates in accordance with the provisions of this Agreement.

      "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lending Party and the Administrative Agent, respectively, franchise taxes and taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lending Party or the Administrative Agent, as the case may be, is organized or maintains a lending office.

      "Term Loan" means an NSC Term Loan, an Existing Dollar Term Loan, an Existing Sterling Term Loan or a Sterling Term Loan.

      "Total Leverage Ratio" means, as of any date of determination, the ratio of (a) without duplication, all Funded Indebtedness of BHI and its Subsidiaries determined on a consolidated basis as of such date, less any cash subject to a cash collateral account pursuant to the terms of this Agreement as of such date (the "Outstanding Indebtedness"), to (b) EBITDA for the period of four fiscal quarters ending on such date.

      "Transaction" means (a) the Merger, and (b) the refinancing of certain Indebtedness of the Company, CVS, Inc. and certain of their affiliates on the Closing Date.

      "Transaction Documents" means the Loan Documents and the Merger Documents.

      "Treaty" means the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 (as amended by the Single European Act 1987, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), the Amsterdam Treaty (which was signed at Amsterdam on October 2, 1997 and came into force on May 1, 1999) and the Nice Treaty (which was signed on February 26, 2001)), each as amended from time to time and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the Euro in one or more member states.

      "Type" means, with respect to Loans consisting of Revolving Loans or Term Loans, the status of each such Loan as either a Base Rate Loan or an Offshore Rate Loan.

      "UCC" means the Uniform Commercial Code as in effect in the State of Illinois.

      "U.K. Subsidiary" means any Subsidiary of BHI incorporated under the laws of England and Wales.

      "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." each means the United States of America.

      "U.S. Guarantor" means any of BHI, CVS Holdings, Inc., CVS, Inc. and NSC, and their respective successors and permitted assigns, and "U.S. Guarantors" means, collectively, all such entities.

      "U.S. Subsidiary" means any Subsidiary of BHI organized under the laws of the United States or any state thereof.

      "Voting Equity" of any Person as of any date means the Capital Stock of such Person that is entitled to vote in the election of the board of directors (or other governing body) of such Person.

      "Wholly-Owned Subsidiary" of a Person means any corporation in which (other than directors' qualifying shares required by law and/or other nominal amounts of shares that are required by law to be held by Persons other than BHI or its Wholly-Owned Subsidiaries, as applicable) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, by such Person, or by one or more of the other Wholly-Owned Subsidiaries, or both.

      1.02  Other Interpretive Provisions.

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof', "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

            (d) The term "including" is not limiting and means "including without limitation."

            (e) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

            (f) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

            (g) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation, whether effective prior to or subsequent to the date hereof.

            (h) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (i) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (j) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders, the Administrative Agent or the Collateral Agent merely because of the Administrative Agent's, the Collateral Agent's or Lenders' involvement in their preparation.

      1.03  Accounting Principles.

            (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied, but shall not give effect to purchase accounting adjustments required or permitted by Accounting Principles Board 16 and Financial Accounting Standard 142 or interpretations thereof.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of BHI and its Subsidiaries.

            (c) In the event that any changes in GAAP occur after the date of this Agreement and such changes result in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then the Company, and the Required Lenders agree to negotiate in good faith to amend such provisions of this Agreement so as to equitably reflect such changes so that the criteria for evaluating the Company's financial condition will be the same after such changes as if such changes had not occurred and compliance shall continue to be determined without giving effect to any such change until such amendment becomes effective pursuant to the terms of this Agreement.

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      1.04  Currency Equivalents Generally. For all purposes of this Agreement
(but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined as set forth in the definition of Equivalent Amount.

                                   ARTICLE II

                                   THE CREDITS

      2.01  Amounts and Terms of Commitments.

            (a) NSC Term Loans. Each Lender severally agrees, on the terms and conditions set forth in Article V, to make loans (each such loan, an "NSC Term Loan") in Dollars to NSC from time to time on any Business Day during the period from the Closing Date to the Revolving Loan Termination Date, in an aggregate amount not to exceed such Lender's NSC Term Loan Commitment as set forth on
Schedule 2.01 (as such amount may be reduced pursuant to Section 2.08); provided, that NSC Term Loans made after the Closing Date may only be requested by, or on behalf of, NSC to settle a drawing under the Existing Fleet Letter of Credit. Amounts borrowed as NSC Term Loans which are repaid or prepaid may not be reborrowed.

            (b) Existing Dollar Term Loans. Prior to the Closing Date term loans denominated in Dollars were borrowed by certain of the Borrowers under the Original U.S. Credit Agreement and the Original U.K. Credit Agreement (the "Existing Dollar Term Loans") and, as of the Closing Date, such Existing Dollar Term Loans remain outstanding in the amounts set forth on Schedule 2.01 annexed hereto and made a part hereof. Each Loan Party, the Administrative Agent, each Issuer and each of the Lenders hereby agree with respect to the Existing Dollar Term Loans that, subject to Section 2.01(g), on the Closing Date, all such Existing Dollar Terms Loans shall, for all purposes under this Agreement, be deemed to be Loans outstanding hereunder to each Borrower as set forth in
Schedule 2.01 and the Borrowers shall be deemed to have made a Borrowing of Loans hereunder in the amount of the Existing Dollar Term Loans. Such deemed Borrowing shall, for all purposes, be treated as a Borrowing made hereunder on the Closing Date and shall be governed by the terms and conditions of this Agreement. Amounts borrowed as Existing Dollar Term Loans which are repaid or prepaid may not be reborrowed.

            (c) Existing Sterling Term Loans. Prior to the Closing Date term loans denominated in Sterling were borrowed by certain of the Borrowers under the Original U.S. Credit Agreement and the Original U.K. Credit Agreement (the "Existing Sterling Term Loans" and, together with the Existing Dollar Term Loans, the "Existing Term Loans") and, as of the Closing Date, such Existing Sterling Term Loans remain outstanding in the amounts set forth on Schedule 2.01 annexed hereto and made a part hereof. Each Loan Party, the Administrative Agent, each Issuer and each of the Lenders hereby agree with respect to the Existing Sterling Term Loans that, subject to Section 2.01(g), on the Closing Date, all such Existing Sterling Terms Loans shall, for all purposes under this Agreement, be deemed to be Loans outstanding hereunder to each Borrower as set forth in Schedule 2.01 and the Borrowers shall be deemed to

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

have made a Borrowing of Loans hereunder in the amount of the Existing Sterling Term Loans. Such deemed Borrowing shall, for all purposes, be treated as a Borrowing made hereunder on the Closing Date and shall be governed by the terms and conditions of this Agreement. Amounts borrowed as Existing Sterling Term Loans which are repaid or prepaid may not be reborrowed.

            (d) Sterling Term Loans. Each Lender severally agrees, on the terms and conditions set forth in Article V, to make loans (each such loan, a "Sterling Term Loan") in Sterling to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Loan Termination Date, in an aggregate amount not to exceed such Lender's Sterling Term Loan Commitment as set forth on Schedule 2.01 (as such amount may be reduced pursuant to Section 2.08); provided, that Sterling Term Loans made after the Closing Date shall only be requested by, or on behalf of, the Company to repurchase Loan Notes or to settle a drawing under the Loan Note Credit Support. Amounts borrowed as Sterling Term Loans which are repaid or prepaid may not be reborrowed.

            (e)   Revolving Credit.

            (i) Subject to Section 2.05, each Lender severally agrees, on the terms and conditions set forth in Article V, to make loans to a Borrower (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Loan Termination Date, in an aggregate amount not to exceed at any one time outstanding the amount set forth on Schedule 2.01 (such amount, as the same may be reduced under Section 2.06 or reduced or increased as a result of one or more assignments under Section 11.08, the Revolving Lender's "Revolving Loan Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of Revolving Loans, Swing Line Loans and L/C Obligations at such time shall not at any time exceed an amount equal to the lesser of (a) the Aggregate Revolving Loan Commitment at such time and (b) the Borrowing Base at such time; and provided, further, that the Effective Amount of Revolving Loans of any Revolving Lender, plus the participation of such Revolving Lender in the Effective Amount of all L/C Obligations and such Revolving Lender's Pro Rata Share of the Effective Amount of Swing Line Loans shall not at any time exceed the lesser of
(a) such Revolving Lender's Revolving Loan Commitment and (b) such Revolving Lender's Pro Rata Share of the Borrowing Base at such time. Within the limits of each Revolving Lender's Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.01(e), prepay under Section 2.07 and reborrow under this Section 2.01(e).

            (ii) Prior to the Closing Date revolving loans were borrowed by certain of the Borrowers under the Original U.S. Credit Agreement and the Original U.K. Credit Agreement (the "Existing Revolving Loans") and, as of the Closing Date, such Existing Revolving Loans remain outstanding in the amounts set forth on Schedule 2.01 annexed hereto and made a part hereof. The Borrowers, the Administrative Agent, each Issuer and each of the Lenders hereby agree with respect to the Existing Revolving Loans that, notwithstanding Section 2.01(e)(i), on the Closing Date, all such Existing Revolving Loans shall, for all purposes under this Agreement, be deemed to be Revolving Loans outstanding hereunder and each of the Borrowers shall be deemed to have made a Borrowing hereunder in the amount of the Existing Revolving Loans of such Borrower; provided, that each proviso contained in Section 2.01(e)(i) shall be applicable to such deemed Borrowing. Such deemed Borrowings shall, for all purposes, be treated as Borrowings made hereunder on the Closing Date and shall be governed by the terms and conditions of this Agreement.

            (f) If, as a result of Section 2.01(b), 2.01(c) or 2.01(e)(ii), as determined by the Administrative Agent, any Lender shall have funded (or been deemed to have funded) less than its Pro Rata Share of any Loan, such Lender shall purchase from the other Lenders, and such other Lenders shall sell to such Lender, a portion of such Loans funded (or deemed funded) by such other Lenders as shall be necessary to cause each Lender to have funded an amount of Loans equal to its Pro Rata Share of all outstanding Loans. If any Lender shall incur any expense or suffer any loss as a result of the purchase or sale of any Loan or portion of a Loan on any day other than the last day of the Interest Period applicable thereto, the applicable Borrower shall reimburse the applicable Lender therefor, and shall hold such Lender harmless therefrom, upon such Lender's demand, in accordance with the terms of Section 4.04.

            (g) The Lenders hereby acknowledge and agree that at any time after the Closing Date, each Borrower shall be entitled to assign Existing Term Loans to any other Borrower; provided that (i) the applicable Borrower Representative shall have provided notice of such assignment to the Administrative Agent and the Lenders at least three Business Days prior to the date of such proposed transfer, together with a revised amortization schedule setting forth the repayment obligations of each Borrower on and after the date of such assignment, and the Administrative Agent and the Required Lenders shall have approved such assignment and amortization schedule (provided that at any time during which an Event of Default exists, such assignment shall require the consent of all of the Lenders providing the Existing Term Loans), (ii) the applicable Borrowers shall have executed and delivered to the Administrative Agent an assignment agreement, in form and substance satisfactory to the Administrative Agent, (iii) the aggregate amount of Existing Dollar Term Loans outstanding shall not exceed the Aggregate Existing Dollar Commitment Amount,
(iv) the amount of Existing Dollar Term Loans made by any Lender shall not exceed such Lender's Existing Dollar Commitment Amount, (v) the aggregate amount of Existing Sterling Term Loans outstanding shall not exceed the Aggregate Existing Sterling Commitment Amount and (vi) the amount of Existing Sterling Term Loans made by any Lender shall not exceed such Lender's Existing Sterling Commitment Amount.

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

      2.02 Loan Accounts. The Loans made by each Lender and the Letters of Credit Issued by each Issuer shall be evidenced by one or more accounts or records maintained by such Lender or Issuer, as the case may be and by the Administrative Agent, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, each Issuer and each Lender shall govern absent manifest error in the amount of the Loans made by such Lender to a Borrower and the Letters of Credit Issued for the account of the applicable Borrower, and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of a Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender or Issuer in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

      2.03  Procedure for Borrowing.

            (a) (i) Each Borrowing (other than a Borrowing of Swing Line Loans or a L/C Borrowing) shall be made upon a Borrower Representative's irrevocable (except in the circumstances described in Section 4.05 as provided therein) notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent not later than the Requisite Time therefor) specifying:

                  (A) the amount of the Borrowing, which shall be in a Minimum Amount;

                  (B)   the requested Borrowing Date, which shall be a Business
      Day;

                  (C) whether such Loan shall be a Revolving Loan, an NSC Term Loan or a Sterling Term Loan;

                  (D) if a Loan comprised of Offshore Currency Loans, the Applicable Currency;

                  (E)   the Type of Loans comprising the Borrowing;

                  (F)   the identity of the Borrower;

                  (G) with respect to Offshore Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month; and

                  (H) the Borrowing Base, as set forth in the most recent Borrowing Base Certificate delivered (or required to be delivered) to the Administrative Agent pursuant to Section 7.02(e).

            (ii) Each Borrower that is a U.S. Subsidiary hereby designates CVS, Inc. as its representative and agent on its behalf, and each Borrower that is a Non-U.S. Subsidiary hereby designates the Company as its representative and agent on its behalf, in each case for the

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

purposes of issuing notices hereunder, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents (in such capacity, each a "Borrower Representative"). Each Borrower Representative hereby accepts such appointment. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from a Responsible Officer of the Borrower Representative as a notice or communication from the applicable Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or the Borrowers hereunder to such Responsible Officer of the Borrower Representative on behalf of such Borrower or the Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by a Responsible Officer of the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

            (b) The Administrative Agent will promptly notify each applicable Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of that Borrowing. In the case of a Borrowing of Loans comprised of Offshore Currency Loans, such notice will provide the amount of each Lender's Pro Rata Share of the Borrowing, and the Administrative Agent will promptly notify each Lender of the exact Equivalent Amount of such Lender's Pro Rata Share of the Borrowing, in the case of a Borrowing not utilizing the Sterling Term Loan Commitment, or of the exact Sterling amount of such Lender's Pro Rata Share of a Borrowing utilizing the Sterling Term Loan Commitment. The Equivalent Amount of any Borrowing in an Offshore Currency will be determined by the Administrative Agent for such Borrowing on the Computation Date therefor in accordance with Section 2.16(a).

            (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the applicable Borrower at the applicable Agent's Payment Office on the Borrowing Date requested by the Borrower Representative in Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Loans in Dollars, by 1:00 p.m. (Charlotte, North Carolina time) and (ii) in the case of a Borrowing comprised of Offshore Currency Loans, by such time as the Administrative Agent may specify. The proceeds of all such Loans will then be made available to the relevant Borrower by the Administrative Agent at such office by crediting the account of the relevant Borrower on the books of Bank of America with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            (d) After giving effect to any Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than twenty different Interest Periods in effect.

            (e) The Borrowers hereby authorize the Administrative Agent to accept Notices of Borrowing based on telephonic notices made by any person or persons the Administrative Agent in good faith believes to be acting on behalf of the Borrowers. The Borrower Representative agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice, signed by a Responsible Officer of each Borrower Representative or an authorized designee. If the written confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

      2.04  Conversion and Continuation Elections.

            (a) Subject to subsection (e) below, the applicable Borrower Representative may, upon irrevocable (except in the circumstances described in Section 4.05 as provided therein) notice to the Administrative Agent in accordance with subsection 2.04(b):

                  (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Revolving Loans or Term Loans, to convert any such Loans (or any part thereof in a Minimum Amount) into Loans of any other Type; or

                  (ii) elect as of the last day of the applicable Interest Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in a Minimum Amount);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than the Minimum Amount, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate. A conversion pursuant to this Section 2.04 does not constitute a new advance by the Lenders.

            (b) The Borrower Representative shall deliver a Notice of Conversion/ Continuation to be received by the Administrative Agent not later than the Requisite Time, specifying:

                  (A)   the proposed Conversion/Continuation Date;

                  (B) the aggregate amount of Loans to be converted or continued;

                  (C) the Type of Loans resulting from the proposed conversion or continuation;

                  (D)   the Applicable Currency;

                  (E)   the identity of the Borrower; and

                  (F) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans (other than Offshore Currency Loans), the Borrower Representative has failed to timely select a new Interest Period to be applicable to such Offshore Rate Loans, as the case may be, or

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

if any Default or Event of Default then exists, the Borrower Representative shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period. If the Borrower Representative has failed to select a new Interest Period to be applicable to Offshore Rate Loans made as Offshore Currency Loans prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in Section 2.04(b), or if any Default or Event of Default shall then exist, the applicable Borrower shall be deemed to have elected to continue such Offshore Rate Loans on the basis of a one month Interest Period.

            (d) The Administrative Agent will promptly notify each applicable Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower Representative, the Administrative Agent will promptly notify each applicable Lender of the details of any automatic conversion for the applicable Borrower. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

            (e) Unless the Required Lenders otherwise consent, during the existence of a Default or Event of Default, the Borrower Representative may not elect to have (i) a Loan made in Dollars converted into or continued as an Offshore Rate Loan or (ii) an Offshore Rate Loan made as an Offshore Currency Loan continued on the basis of an Interest Period exceeding one month.

            (f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than twenty different Interest Periods in effect.

            (g) The Borrowers hereby authorize the Lenders and the Administrative Agent to accept Notices of Conversion/Continuation based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the relevant Borrowers. Each Borrower Representative agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice, signed by a Responsible Officer of the Borrower Representative. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

      2.05  The Swing Line Loans.

            (a) Subject to the terms and conditions hereof, the Swing Line Lender may, in its sole discretion (subject to Section 2.05(b)), make Swing Line loans in Dollars or such other currency as may be agreed to by the Administrative Agent (each such loan, a "Swing Line Loan") to any Borrower on any Business Day during the period from the Closing Date to the Swing Line Termination Date in accordance with the procedures set forth in this Section
2.05 in an aggregate Equivalent Amount at any one time outstanding not to exceed the least of (x) the aggregate available amount of the Revolving Loan Commitments, (y) $8,000,000 (the "Swing Line Commitment Amount") and (z) the Borrowing Base, notwithstanding the fact that such Swing Line Loans, when aggregated with the Swing Line Lender's outstanding Revolving Loans and its Pro Rata Share of L/C Obligations, may exceed the Swing Line Lender's Pro Rata Share

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

of the aggregate amount of the Revolving Loan Commitments; provided that at no time shall the sum of (i) the Effective Amount of all outstanding Revolving Loans (including for the purposes hereof Swing Line Loans) plus (ii) the Effective Amount of all L/C Obligations exceed the lesser of (a) the Aggregate Revolving Loan Commitment and (b) the Borrowing Base. Upon the approval of the Administrative Agent, the Swing Line Commitment Amount may be subdivided, from time to time, into commitments of one or more specified branches of the Swing Line Lender so that Swing Line Loans may be made available by the Swing Line Lender through such branch in local currencies and at local times in an aggregate amount for such branch not to exceed its designated portion of the Swing Line Commitment Amount, provided that the aggregate of such subdivided commitments shall not exceed the Swing Line Commitment Amount. Subject to the other terms and conditions hereof, a Borrower may borrow under this Section 2.05(a), prepay pursuant to Section 2.05(d), and reborrow pursuant to this
Section 2.05(a) from time to time; provided that the Swing Line Lender shall not be obligated to make any Swing Line Loan.

            (b) The Borrower Representative shall provide the Administrative Agent and the Swing Line Lender irrevocable written notice (or notice by a telephone call confirmed promptly by facsimile) of any Swing Line Loan requested hereunder (which notice must be received by the Swing Line Lender prior to the Requisite Time (with a copy to the Administrative Agent)) specifying (i) the amount to be borrowed and the currency requested, (ii) the identity of the Borrower, and (iii) the requested Borrowing Date, which must be a Business Day. Upon receipt of such notice, the Swing Line Lender will promptly confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such notice from the relevant Borrower and, if not, the Swing Line Lender will provide the Administrative Agent with a copy thereof. If and only if the Administrative Agent notifies the Swing Line Lender on the proposed Borrowing Date that it may make available to the relevant Borrower the amount of the requested Swing Line Loan, then, subject to the terms and conditions hereof, the Swing Line Lender may make the amount of the requested Swing Line Loan available to the relevant Borrower by crediting the account of the relevant Borrower on the books of Bank of America with the amount of such Swing Line Loan. The Administrative Agent will not so notify the Swing Line Lender if the Administrative Agent has knowledge that (A) the limitations set forth in the proviso set forth in the first sentence of Section 2.05(a) are being violated or would be violated by such Swing Line Loan or (B) one or more conditions specified in Article V is not then satisfied. Each Swing Line Loan shall be in a Minimum Amount.

            (c) Principal of and accrued interest on each Swing Line Loan shall be due and payable (i) on demand made by the Swing Line Lender at any time upon one Business Day's prior notice to the relevant Borrower furnished at or before the Requisite Time, and (ii) in any event on the Swing Line Termination Date. Interest on Swing Line Loans shall be for the sole account of the Swing Line Lender (except to the extent that the other Lenders have funded the purchase of their respective participations therein pursuant to Section 2.05(e)).

            (d) A Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Swing Line Loan, without incurring any premium or penalty; provided that

                  (i) each such voluntary prepayment shall require prior written notice given to the Administrative Agent and the Swing Line Lender no later than the Requisite Time on the day on which the relevant Borrower intends to make a voluntary prepayment, and

                  (ii) each such voluntary prepayment shall be a Minimum Amount (or the aggregate outstanding principal amount of all Swing Line Loans then outstanding).

Voluntary prepayments of Swing Line Loans shall be made by the relevant Borrower to the Swing Line Lender at such office as the Swing Line Lender may designate by notice to the Borrower Representatives from time to time. All such payments shall be made as set forth in Section 2.13(a) no later than the Requisite Time (and any payment received later than such time shall be deemed to have been received on the next Business Day). The Swing Line Lender will promptly notify the Administrative Agent of the amount of each prepayment of Swing Line Loans.

            (e) If (i) any Swing Line Loan shall remain outstanding at 11:00 a.m. (Charlotte, North Carolina time) on the Business Day immediately prior to a Business Day on which Swing Line Loans are due and payable pursuant to Section 2.05(c) and by such time on such Business Day the Administrative Agent shall have received neither (A) a Notice of Borrowing delivered pursuant to Section
2.03 requesting that Revolving Loans be made pursuant to Section 2.01 on such following Business Day in an amount at least equal to the aggregate principal amount of such Swing Line Loans, nor (B) any other notice indicating the relevant Borrower's intent to repay such Swing Line Loans with funds obtained from other sources, or (ii) any Swing Line Loans shall remain outstanding during the existence of a Default or Event of Default and the Swing Line Lender shall in its sole discretion notify the Administrative Agent that the Swing Line Lender desires that such Swing Line Loans be converted into Revolving Loans, then the Administrative Agent shall be deemed to have received a Notice of Borrowing from the relevant Borrower pursuant to Section 2.03 requesting that Base Rate Loans be made pursuant to Section 2.01 on the following Business Day in an amount equal to the aggregate amount of such Swing Line Loans, and the procedures set forth in Section 2.03(c) shall be followed in making such Base Rate Loans; provided that such Base Rate Loans shall be made notwithstanding the relevant Borrower's failure to comply with Section 5.02; and provided, further, that if a Borrowing of Revolving Loans becomes legally impractical and if so required by the Swing Line Lender at the time such Revolving Loans are required to be made by the Revolving Lenders in accordance with this Section 2.05(e), each Revolving Lender agrees that in lieu of making Revolving Loans as described in this Section 2.05(e), such Revolving Lender shall purchase a participation from the Swing Line Lender in the applicable Swing Line Loans in an amount equal to such Lender's Pro Rata Share of such Swing Line Loans, and the procedures set forth in Section 2.03(c) shall be followed in connection with the purchases of such participations. The proceeds of such Base Rate Loans (or participations purchased) shall be delivered by the Administrative Agent to the Swing Line Lender to repay such Swing Line Loans (or as payment for such participations). A copy of each notice given by the Administrative Agent to the Revolving Lenders pursuant to this Section 2.05(e) with respect to the making of Revolving Loans, or the purchases of participations, shall be promptly delivered by the Administrative Agent to the relevant Borrower. Each Revolving Lender's obligation in accordance with this Agreement to make the Revolving Loans, or purchase the participations, as contemplated by this Section 2.05(e), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the relevant Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      2.06  Voluntary Termination or Reduction of Revolving Loan Commitments.

            (a) The Borrowers may, upon not less than three Business Days' prior notice to the Administrative Agent, terminate the Revolving Loan Commitments, or permanently reduce the Revolving Loan Commitments in a Minimum Amount; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations outstanding would exceed the Aggregate Revolving Loan Commitment then in effect. Once reduced in accordance with this
Section 2.06, the Revolving Loan Commitments may not be increased. Any reduction of the Revolving Loan Commitments shall be applied to each Revolving Lender according to its Pro Rata Share. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Revolving Loan Commitments, shall be paid on the effective date of such reduction or termination.

            (b) At no time shall the Swing Line Commitment exceed the Aggregate Revolving Loan Commitment and any reduction of the Aggregate Revolving Loan Commitment which reduces the Aggregate Revolving Loan Commitment below the then-current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the Swing Line Commitment to the amount of the Aggregate Revolving Loan Commitment, as so reduced, without any action on the part of the Swing Line Lender. At no time shall the Swing Line Commitment exceed the Commitment of the Swing Line Lender, and any reduction of the Aggregate Revolving Loan Commitment which reduces the Commitment of the Swing Line Lender below the then-current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the Swing Line Commitment to the amount of the Commitment of the Swing Line Lender, as so reduced, without any action on the part of the Swing Line Lender.

      2.07  Optional Prepayments.

      Subject to Section 4.04, a Borrower may, at any time or from time to time, upon irrevocable notice from a Borrower Representative (which notice shall be delivered three (3) Business Days' prior in the case of Offshore Currency Loans maintained at the Offshore Rate) (or, subject to Section 4.04, such shorter period that may be agreed to by the Administrative Agent) to the Administrative Agent, in respect of Offshore Rate Loans, and in respect of Base Rate Loans, by not later than 11:00 a.m. (local time) on the prepayment date, prepay Loans in whole or in part, in a Minimum Amount. Such notice of prepayment shall specify the date and amount of such prepayment, which Loans are to be prepaid, the applicable Borrower, the Type(s) of such Loans to be prepaid and the Applicable Currency. The Administrative Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by a Borrower Representative, the applicable

Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together, in the case of Offshore Rate Loans, with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04. The amount of such optional prepayment of Existing Term Loans shall be applied and paid by the applicable Borrower to reduce its Existing Term Loan pro rata with respect to each remaining installment of principal of such Loan.

      2.08 Termination of Commitments; Reduction of Commitment Amounts; Mandatory Commitment Reductions; Mandatory Prepayments of Loans.

            (a)   (i)   The Aggregate NSC Term Loan Commitment (and, as
applicable, the NSC Term Loan Commitment of each Term Lender) shall be automatically reduced from time to time on the date, and in the amount, of (x) any Borrowing of an NSC Term Loan and (y) any reduction in the Stated Amount of the Existing Fleet Letter of Credit in the event, for this clause (y), such reduction is not accompanied by a request and/or a deemed request for a Borrowing of an NSC Term Loan.

            (ii) The Sterling Term Loan Commitment shall be automatically reduced from time to time on the date, and in the amount, that the amount available to be drawn under the Loan Note Credit Support is reduced pursuant to the terms of the Loan Note Credit Support (but after giving effect to any Borrowing of Sterling Term Loans used to repay drawings thereunder on such date). In addition, the Aggregate Sterling Term Loan Commitment (and, as applicable, the Sterling Term Loan Commitment of each Term Lender) shall be automatically reduced from time to time on the date, and in the amount, of any Borrowing of a Sterling Term Loan.

            (iii) The Aggregate Existing Dollar Term Loan Commitment Amount (and, as applicable, the Existing Dollar Term Loan Commitment Amount of each Term Lender) shall be automatically reduced from time to time on the date, and in the amount, of any repayment or prepayment of an Existing Dollar Term Loan.

            (iv) The Aggregate Existing Sterling Term Loan Commitment Amount (and, as applicable, the Existing Sterling Term Loan Commitment Amount of each Term Lender) shall be automatically reduced from time to time on the date, and in the amount, of any repayment or prepayment of an Existing Sterling Term Loan.

            (b) If on any date the aggregate amount of L/C Obligations exceeds the L/C Commitment, the relevant Borrower shall Cash Collateralize on such date the applicable outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the aggregate amount of all Revolving Loans and Swing Line Loans then outstanding plus the aggregate amount of all L/C Obligations exceeds the Aggregate Revolving Loan Commitment, the respective Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of its Revolving Loans and L/C Advances by an amount equal to its pro rata share of the applicable excess.

            (c) Subject to Section 4.04, if on any Computation Date the Administrative Agent shall have determined that the then aggregate Equivalent Amount of principal of all Revolving Loans and Swing Line Loans then outstanding plus (without duplication) the Effective Amount of all L/C Obligations exceeds the Aggregate Revolving Loan Commitment by more than $1,000,000 due to a change in applicable rates of exchange between Dollars, on the one hand, and Offshore Currencies on the other hand, then the Administrative Agent shall give notice to the applicable Borrower Representative that a prepayment is required under this
Section 2.08(c), and the applicable Borrower agrees thereupon to make prepayments of Loans such that, after giving effect to such prepayment, the outstanding Equivalent Amount of principal of all Revolving Loans and Swing Line Loans plus (without duplication) the Effective Amount of all L/C Obligations does not exceed the Aggregate Revolving Loan Commitment by more than $1,000,000.

            (d) If any portion of the Sterling Term Loan Commitment remains unutilized on the date that the Loan Note Credit Support is terminated and the Loan Notes Instrument is released, then such portion of the Sterling Term Loan Commitment shall be automatically deemed to be reduced.

            (e) If at any time the then aggregate Equivalent Amount of the outstanding principal of all Revolving Loans and Swing Line Loans plus (without duplication) the Effective Amount of all L/C Obligations exceeds the Borrowing Base by more than $1,000,000, the Borrowers shall immediately prepay the Loans by an amount equal to such excess.

            (f) Subject to Section 2.08(h), on each date occurring one hundred twenty (120) days after the last day of each fiscal year of BHI, beginning with the fiscal year ending December 31, 2003, BHI shall cause the Borrowers, and the Borrowers hereby agree, to prepay Term Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow, if any, of BHI and its Subsidiaries during the immediately preceding fiscal year of BHI. Any mandatory prepayment of Terms Loans required by this Section 2.08(f) shall be made pro rata by each of the Borrowers and shall be allocated pro rata to NSC Term Loans, Existing Dollar Term Loans, Existing Sterling Term Loans and Sterling Term Loans. The amount of such prepayment shall be applied pro rata with respect to each remaining installment of principal of the Term Loans until such time as the sum of (i) an amount equal to fifty percent (50%) of the aggregate Excess Cash Flow of BHI and its Subsidiaries calculated in accordance with the first sentence of this
Section 2.08(f), commencing with the fiscal year ending December 31, 2003, (ii) the Net Proceeds received from Asset Dispositions (other than pursuant to subsection 8.02(a), (b), (c), (d), (e), (g), (h) or (j)) made by BHI or its Subsidiaries after the date hereof, (ii) the Net Proceeds realized upon all debt issuances (other than the Loans and any other Indebtedness permitted by this Agreement) made by BHI or its Subsidiaries, (iii) the insurance proceeds received by BHI or any Subsidiary following a casualty or Event of Loss involving such Person's property, and any payments received by BHI or any Subsidiary from a condemnation of such Person's Property, after the date hereof, and (iv) 50% of Net Proceeds of any equity issuances made after the date hereof by BHI or any Subsidiary (other than Excluded Equity), shall exceed $5,000,000. Thereafter, the amount of any such prepayment shall be applied to the remaining installment of principal of the Term Loans in inverse order of their maturities. Such proceeds shall be applied first, to the extent possible, to prepay its Base Rate Loans and then to prepay Offshore Rate Loans (provided that the Administrative Agent shall, so long as no Default or Event of Default has occurred and is continuing, hold such amounts to be used to prepay Offshore Rate Loans until the end of any Interest Period so as to avoid breakage costs unless otherwise requested by the applicable Borrower to immediately apply such amounts). Each Borrower shall use its commercially reasonable efforts to notify the Administrative Agent and each Lender holding a Term Loan of the amount of any required prepayment at least three (3) Business Days before it is made.

            (g) Subject to Section 2.08(h), on the day of receipt of the proceeds from the events specified below, BHI shall cause each Borrower, and each Borrower hereby agrees, to prepay Term Loans in an amount equal to (i) 100% of the sum of (x) the Net Proceeds realized upon all Asset Dispositions (other than pursuant to subsection 8.02(a), (b), (c), (d), (e), (g), (h) or (j)) made by BHI and its Subsidiaries in excess, in the aggregate, of $1,500,000 in any fiscal year of BHI and its Subsidiaries, (y) the Net Proceeds realized upon all debt issuances (other than the Loans and any other Indebtedness permitted by this Agreement) made by BHI or its Subsidiaries and (z) the insurance proceeds received by BHI or any Subsidiary following a casualty or Event of Loss involving such Person's property, and the payments received by BHI or any Subsidiary in such fiscal quarter from a condemnation of such Person's Property, aggregating in excess of $1,500,000 for BHI and its Subsidiaries, to the extent in the case of amounts derived from the events described in clauses (x) and (z) above such amounts are not applied (or committed to be applied) within 180 days after the consummation or receipt thereof, as applicable, to the purchase of other assets that are not classified as current assets under GAAP and are used or useful in the business of BHI or such Subsidiary, and (ii) 50% of the Net Proceeds realized upon all equity issuances made by BHI or any Subsidiary in such fiscal quarter; provided, however, that no prepayment need be made with the proceeds of (1) any equity issuances by any Loan Party or any of its Subsidiaries to another Loan Party or any of its Subsidiaries, (2) any equity issuances by BHI issued to any consultants, directors and employees of BHI and its Subsidiaries; provided that the aggregate amount of such equity issuances after the first anniversary of the Closing Date shall not exceed $3,000,000),
(3) any common equity issuances by BHI issued to the holders of its Capital Stock as of the Closing Date and their Related Parties (including, for purposes hereof, Onex and its Affiliates), (4) any common equity issuances by BHI issued in connection with a Permitted Acquisition or an Investment under Section 8.04(j) and (5) any common equity issuances by BHI 100% of the proceeds of which are utilized to repay Term Loans; provided, that no prepayment of the Term Loans need be made with the proceeds of debt issuances pursuant to Section 7.16 (it being understood that such proceeds shall be applied to payment of the Revolving Loans only) (each of the items set forth in clauses (1) through (5) of the first proviso in this Section 2.08(g), the "Excluded Equity"). Any mandatory prepayment of Terms Loans required by this Section 2.08(g) shall be made pro rata by each of the Borrowers and shall be allocated pro rata to NSC Term Loans, Existing Dollar Term Loans, Existing Sterling Term Loans and Sterling Term Loans. The amount of such prepayment shall be applied pro rata with respect to each remaining installment of principal of the Term Loans until such time as the sum of (i) an amount equal to fifty percent (50%) of the aggregate Excess Cash Flow of BHI and its Subsidiaries calculated in accordance with the first sentence of Section 2.08(f), commencing with the fiscal year ending December 31, 2003, (ii) the Net Proceeds received from Asset Dispositions (other than pursuant to subsection 8.02(a), (b), (c), (d), (e), (g), (h) or (j)) made by BHI or its Subsidiaries after the date hereof, (ii) the Net Proceeds realized upon all debt issuances (other than the Loans and any other Indebtedness permitted by this Agreement) made by BHI or its Subsidiaries, (iii) the insurance proceeds received by BHI or any Subsidiary following a casualty or Event of Loss involving such Person's property, and any payments received by BHI or any Subsidiary from a condemnation of such Person's Property, after the date hereof, and (iv) 50% of Net Proceeds of any equity issuances made after the date hereof by BHI or any Subsidiary (other than Excluded Equity), shall exceed $5,000,000. Thereafter, the amount of any such prepayment shall be applied to the remaining installment of principal of the Term Loans in inverse order of their maturities. Such proceeds shall be applied first, to the extent possible, to prepay Base Rate Loans or Loans maintained at the Offshore Currency Domestic Rate and then to prepay Offshore Rate Loans (provided that the Administrative Agent shall, so long as no Default or Event of Default has occurred and is continuing, hold such amounts to be used to prepay Offshore Rate Loans until the end of any Interest Period so as to avoid breakage costs, unless otherwise requested by the Company to immediately apply such amount). Each Borrower shall use its best efforts to notify the Administrative Agent and each Lender holding a Term Loan of the amount of any required prepayment at least three (3) Business Days before it is made.

            (h) Notwithstanding the foregoing, no Borrower shall be required to make the mandatory prepayments specified in Sections 2.08(f) or 2.08(g) to the extent that the Total Leverage Ratio (calculated as of the most recently ended fiscal quarter of BHI on a pro forma basis after giving effect to the transaction or event giving rise to the need for a prepayment) would be less than 2.00 to 1.0; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Representative certifying to the foregoing and attaching appropriate calculations.

      2.09  Repayment.

            (a)   Term Loans.

            (i) The Company shall repay its Existing Term Loans in an amount equal to the Sterling amounts set forth below on each Principal Payment Date:

     Date                            Term Loan Payment
     ----                            -----------------
March 31, 2003                       (pound) 71,131.20
June 30, 2003                        (pound) 71,131.20
September 30, 2003                   (pound) 71,131.20
December 31, 2003                    (pound) 71,131.20
March 31, 2004                       (pound)142,262.40
June 30, 2004                        (pound)142,262.40
September 30, 2004                   (pound)142,262.40
December 31, 2004                    (pound)142,262.40
March 31, 2005                       (pound)213,393.59
June 30, 2005                        (pound)213,393.59
September 30, 2005                   (pound)213,393.59
January 2, 2006                      (pound)827,882.74

                  (ii)  (A)   NSC shall repay its Existing Term Loans in an
amount equal to the Dollar amounts set forth below on each Principal Payment
Date:

     Date                                Term Loan Payment
     ----                                -----------------
March 31, 2003                           $      353,678.67
June 30, 2003                            $      353,678.67
September 30, 2003                       $      353,678.67
December 31, 2003                        $      353,678.67
March 31, 2004                           $      707,357.34
June 30, 2004                            $      707,357.34
September 30, 2004                       $      707,357.34
December 31, 2004                        $      707,357.34
March 31, 2005                           $    1,061,036.00
June 30, 2005                            $    1,061,036.00
September 30, 2005                       $    1,061,036.00
January 2, 2006                          $    4,116,400.04

                        (B) In addition to the above, NSC shall repay to the Lenders on the Revolving Loan Termination Date the aggregate outstanding principal amount of NSC Term Loans.

                  (iii) CVS, Inc. shall repay its Existing Term Loans in an amount equal to the Dollar amounts set forth below on each Principal Payment
Date:

     Date                                Term Loan Payment
     ----                                -----------------
March 31, 2003                           $      789,624.54
June 30, 2003                            $      789,624.54
September 30, 2003                       $      789,624.54
December 31, 2003                        $      789,624.54
March 31, 2004                           $    1,579,249.07
June 30, 2004                            $    1,579,249.07
September 30, 2004                       $    1,579,249.07
December 31, 2004                        $    1,579,249.07
March 31, 2005                           $    2,368,873.61
June 30, 2005                            $    2,368,873.61
September 30, 2005                       $    2,368,873.61
January 2, 2006                          $    9,190,292.68

                  (iv) The Sterling Term Loan. The Company shall repay to the Lenders on the Revolving Loan Termination Date the aggregate principal amount of its Sterling Term Loans outstanding on such date.

            (b) The Revolving Credit. The Borrowers shall repay to the Lenders on the Revolving Loan Termination Date the aggregate principal amount of its Revolving Loans outstanding on such date.

            (c) The Swing Line. The Borrowers shall repay the Swing Line Loans on demand.

      2.10  Interest.

            (a) Each Revolving Loan and Term Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate, the Base Rate or the Offshore Currency Domestic Rate, as the case may be (and subject to the relevant Borrower's right to convert to other Types of Loans under Section 2.04), plus the Applicable Offshore Rate Margin or Applicable Base Rate Margin, as applicable. Swing Line Loans shall bear interest on the principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Quoted Rate.

            (b) Interest on each Revolving Loan and the Term Loan shall be paid in arrears on each Interest Payment Date. Interest on Base Rate Loans shall also be paid on the date of any payment (including prepayment) in full thereof. Interest on Offshore Rate Loans shall also be paid on the date of any payment (including prepayment) in full thereof. During the existence of any Event of Default, interest on all Loans shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

            (c) Notwithstanding subsection (a) of this Section 2.10, effective immediately upon the occurrence and during the continuance of an Event of Default pursuant to subsection 9.01(a), or effective upon the thirtieth day after the occurrence and continuance of any other Event of Default pursuant to subsections 9.01(b) through (n), the Borrowers agree to pay interest on all of their outstanding Obligations, payable on demand, at a fluctuating rate per annum equal to the rate otherwise in effect with respect to such Obligations, plus two percent (2.0%).

            (d) Anything herein to the contrary notwithstanding, the obligations of the Borrowers to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrowers shall pay such Lender interest at the highest rate permitted by applicable law.

      2.11  Fees.

            In addition to certain fees described in Section 3.08:

            (a) Arrangement, Agency Fees. The Borrowers shall pay such fees to the Administrative Agent and the Arranger as are required by the letter agreement ("Fee Letter") among CVS, Inc., the Company, the Arranger and the Administrative Agent dated as of January 27, 2003.

            (b) Commitment Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender a commitment fee on the average daily unused portion of such Revolving Lender's Loan Commitment (the "Commitment Fee"), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent. At all times prior to the delivery of a Compliance Certificate pursuant to subsection 7.02(b) for the fiscal quarter ended March 31, 2003, the Commitment Fee shall be a per annum rate equal to 50.0 basis points and, at all times thereafter, the Commitment Fee shall be a per annum rate equal to the Commitment Fee in effect at such time as determined by reference to the Pricing Grid attached hereto as Schedule 1.01 and the applicable Total Leverage Ratio for the applicable period set forth in the most recent Compliance Certificate delivered pursuant to Section 7.02(b). For purposes of calculating utilization under this subsection 2.11(b), the Revolving Loan Commitments shall be deemed used to the extent of the aggregate amount of Revolving Loans then outstanding plus the aggregate amount of L/C Obligations then outstanding and shall not be deemed used by a Lender's Pro Rata Share of Swing Line Loans. Such commitment fee shall accrue from the date hereof to the Revolving Loan Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on March 31, 2003, with the final payment to be made on the Revolving Loan Termination Date. The Commitment Fee provided in this subsection 2.11(b) shall accrue at all times after the date hereof, including at any time during which one or more conditions in Article V are not met.

            (c) Continuation Fee. At the times and in the amounts set forth below, the Borrowers shall pay to the Administrative Agent for the account of each Lender a fee (the "Continuation Fee"), on the amount of each Lender's Commitment as of the Closing Date. The Continuation Fee shall be a per annum rate equal to (i) in the event the Commitments are not terminated and the Obligations (other than contingent indemnification obligations) are not paid in full in cash by March 31, 2005, $1,135,406, (ii) in the event the Commitments are not terminated and the Obligations (other than contingent indemnification obligations) are not paid in full in cash by June 30, 2005, $227,081, (iii) in the event the Commitments are not terminated and the Obligations (other than contingent indemnification obligations) are not paid in full in cash by September 30, 2005, $227,081, and (iv) in the event the Commitments are not terminated and the Obligations (other than contingent indemnification obligations) are not paid in full in cash by January 2, 2006, $227,081. Such fees shall be fully earned as of the Closing Date and shall be due and payable as of the dates set forth in clauses (i) through (iv) above; provided, that such fees shall only be due and payable on each such date if the Commitments have not been terminated (unless terminated by operation of law) and the Obligations have not been paid in full in cash (other than contingent indemnification obligations) by such date.

      2.12  Computation of Fees and Interest.

            (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" and all computations of interest for Loans denominated in Sterling shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year), unless market practice for a currency (other than U.S. Dollars, Sterling or Euro) as determined by the Administrative Agent is different, in which case such different basis shall apply. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b) Each determination of an interest rate or an Equivalent Amount by the Administrative Agent shall be conclusive and binding on the Borrowers and the Lending Parties in the absence of manifest error.

      2.13  Payments by the Borrowers.

            (a) All payments to be made by any Loan Party shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by any Loan Party shall be made to the Administrative Agent for the account of the Lending Parties at the Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars (or in the case of Letter of Credit Fees relating to the Loan Note Credit Support, in Sterling) and in each case, in immediately available funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be reasonably determined by the Administrative Agent to be necessary for such payment to be credited on such date in accordance with normal lending procedures in the place of payment (as notified to the Borrower Representatives on or prior to the Closing Date and thereafter at least five Business Days prior to any change therein) and (ii) in the case of any Dollar payments no later than 1:00 p.m. (Charlotte, North Carolina time). The Administrative Agent will promptly distribute to each Lender its Pro Rata Share of such payment in like funds as received. Any payment received by the Administrative Agent later than the applicable time set forth above shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Administrative Agent receives notice from the Borrower Representative on behalf of a Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      2.14  Payments by the Lenders to the Administrative Agent.

            (a) Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the relevant Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in Same Day Funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in Same Day Funds and the Administrative Agent in such circumstances has made available to the relevant Borrower such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate (or in the case of non-Dollar denominated Loans, the Administrative Agent's cost of funds with respect thereto) for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the relevant Borrower of such failure to fund and, upon demand by the Administrative Agent, the relevant Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

            (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

      2.15  Sharing of Payments, Etc.

      If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing

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a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this
Section 2.15 and will in each case notify the Lenders following any such purchases or repayments.

      2.16  Utilization of Commitments in Offshore Currencies.

            (a) The Administrative Agent will determine the Equivalent Amount with respect to any (i) Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date, (ii) outstanding Offshore Currency Loans denominated in a currency other than Dollars as of the last Business Day of each month,
(iii) outstanding Offshore Currency Loans denominated in a currency other than Dollars as of any redenomination date pursuant to this Section 2.16 or Section 3.5, (iv) L/C Obligations denominated in a currency other than Dollars, on the date of Issuance and thereafter as of the last Business Day of each month and
(v) Offshore Currency Loans or L/C Obligations, as of any date specified for determining the Equivalent Amount of any amount (each such date under clauses
(i) through (iv) a "Computation Date"); provided, however, that the provisions of this Section 2.16(a) shall not apply to any Borrowing utilizing the Sterling Term Loan Commitment.

            (b) In the case of a proposed Borrowing comprised of Offshore Currency Loans (other than a Borrowing of a Sterling Term Loan), the Lenders shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Administrative Agent has received notice from any of the Lenders by 11:00 a.m. (Charlotte, North Carolina time) four Business Days prior to the day of such Borrowing that such Lender cannot provide Loans in the requested Offshore Currency, in which event the Administrative Agent will give notice to the relevant Borrower no later than 1:00 p.m. (Charlotte, North Carolina time) on the third Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Lenders. If the Administrative Agent shall have so notified the relevant Borrower that any such Borrowing in a requested Offshore Currency is not then available, the relevant Borrower may, by notice to the Administrative Agent not later than 5:00 p.m. (Charlotte, North Carolina time) two Business Days prior to the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the relevant Borrower does so withdraw such Notice of Borrowing, the Borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each Lender. If the relevant Borrower does not so withdraw such Notice of Borrowing, the Administrative Agent will promptly so notify each Lender and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Borrowing comprised of Offshore Rate Loans for the same Interest Period previously applicable in an aggregate amount equal to the amount of the originally requested Borrowing as expressed in Dollars in the Notice of Borrowing; and in such notice by the Administrative Agent to each Lender the Administrative Agent will state such aggregate amount of such Borrowing in Dollars and such Lender's Pro Rata Share thereof.

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

            (c) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period (other than Sterling Term Loans), the Lenders shall be under no obligation to continue such Offshore Currency Loans if the Administrative Agent has received notice from any of the Lenders by 5:00 p.m. (Charlotte, North Carolina time) four Business Days prior to the day of such continuation that such Lender cannot continue to provide Loans in the relevant Offshore Currency, in which event the Administrative Agent will give notice to the relevant Borrower not later than 1:00 p.m. (Charlotte, North Carolina time) on the third Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Lenders. If the Administrative Agent shall have so notified the relevant Borrower that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Offshore Rate Loans in Dollars for the same Interest Period previously applicable with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Administrative Agent will promptly notify the relevant Borrower and the Lenders of any such redenomination and in such notice by the Administrative Agent to each Lender the Administrative Agent will state the aggregate Equivalent Amount of the redenominated Offshore Currency Loans as of the Computation Date with respect thereto and such Lender's Pro Rata Share thereof.

            (d) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Required Lenders, all or any part of any outstanding Offshore Currency Loans (other than Existing Sterling Term Loans and Sterling Term Loans) shall be redenominated and converted into Base Rate Loans in Dollars on the last day of the Interest Period with respect to any such Offshore Currency Loans. The Administrative Agent will promptly notify the relevant Borrower and the Lenders of any such redenomination and conversion request.

            (e) Each Borrower shall be entitled to request that Revolving Loans and Swing Line Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Administrative Agent, the Swing Line Lender and the Revolving Lenders is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). The relevant Borrower shall deliver to the Administrative Agent any request for designation of an Agreed Alternative Currency to be received by the Administrative Agent not later than 11:00 a.m. (Charlotte, North Carolina time) at least 10 Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Administrative Agent will promptly notify the Revolving Lenders thereof, and each Revolving Lender will use its commercially reasonable efforts to respond to such request within five (5) Business Days of receipt thereof. Each Lender may grant, accept or reject such request in its sole discretion. The Administrative Agent will promptly notify the relevant Borrower and the Revolving Lenders of the acceptance or rejection of any such request.

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      2.17  Security and Guaranty.

            (a) All Obligations of the Borrowers and the Guarantors shall be secured in accordance with and to the extent of the Collateral Documents.

            (b) All Obligations of (i) the Company shall be unconditionally guaranteed by BHI, each U.K. Subsidiary of BHI (other than the Company) and each U.S. Subsidiary of BHI, (ii) KAB Seating shall be unconditionally guaranteed by BHI, the Company, each U.K. Subsidiary of BHI (other than KAB Seating) and each U.S. Subsidiary of BHI, (iii) NSC shall be unconditionally guaranteed by BHI, the Company, each U.K. Subsidiary of BHI (other than Foreign 956 Subsidiaries) and each U.S. Subsidiary of BHI (other than NSC), and (iv) CVS, Inc. shall be unconditionally guaranteed by BHI, each U.K. Subsidiary of BHI (other than Foreign 956 Subsidiaries) and each U.S. Subsidiary of BHI (other than CVS, Inc.), in each case pursuant to and in accordance with the Guaranties. Notwithstanding the foregoing, the obligations shall not be guaranteed by any of the Subsidiaries listed on Schedule 2.17. The Borrowers represent and warrant that none of the Subsidiaries on such Schedule 2.17 have, and hereby covenant that none of the Subsidiaries on such Schedule 2.17 shall at any time have, assets in excess of (pound)2,500,000 and the Borrowers represent and warrant that such Subsidiaries in the aggregate do not have, and hereby covenant that the Subsidiaries in the aggregate shall not at any time have, assets in excess of (pound)10,000,000.

            (c) 100% (or 65% of each first tier Foreign 956 Subsidiary) of the outstanding Capital Stock of each first tier Subsidiary of BHI shall be pledged to secure all of the Obligations of BHI.

            (d) 100% (or 65% of each first tier Foreign 956 Subsidiary) of the outstanding Capital Stock of each Subsidiary of a Borrower shall be pledged to secure all of the Obligations of such Borrower.

                                   ARTICLE III

                                LETTERS OF CREDIT

      3.01  The Letter of Credit Subfacility.

            (a)   (i)   On the terms and conditions set forth in Article V (I)
each Issuer agrees, (A) from time to time on any Business Day, during the period from the first Business Day to occur after the Closing Date to the day which is five days prior to the Revolving Loan Termination Date, to issue Letters of Credit for the account of a Borrower in an aggregate Stated Amount in Dollars or an Offshore Currency at any one time that, the Stated Amount of which, together with the aggregate Stated Amount of all other outstanding Letters of Credit issued pursuant hereto, does not exceed the L/C Commitment, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and
(II) the Lenders severally agree to participate in Letters of Credit Issued for the account of such Borrower (in the amounts determined in accordance with Section 3.03(a)); provided, that no Issuer shall be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of

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Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations
plus the Effective Amount of all Revolving Loans and of all Swing Line Loans exceeds the Aggregate Revolving Loan Commitment, (2) the participation of any Lender in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Lender and such Lender's Pro Rata Share of any outstanding Swing Line Loans exceeds such Lender's Revolving Loan Commitment, or
(3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, a Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, such Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                  (ii) Pursuant to Section 3.10, Bank of America, N.A., as an Issuer, agrees (A) to maintain the irrevocable bank guarantee for the account of the Company that was previously issued in the form attached to the Loan Note Instrument under the Original U.K. Credit Agreement (the "Loan Note Credit Support") and, subject to the satisfaction of the conditions in Section 5.02, to amend or renew the Loan Note Credit Support in accordance with Sections 3.02(c) and (d), and (B) to honor drawings under the Loan Note Credit Support.

                  (iii) On the terms and conditions set forth in Article V, and in accordance with Section 3.11, Fleet National Bank, as an Issuer, agrees to maintain the Existing Fleet Letter of Credit.

            (b) No Issuer is under any obligation to, and shall not, Issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain an Issuer from Issuing such Letter of Credit, or any Requirement of Law applicable to an Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over an Issuer shall prohibit, or request that an Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon an Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which an Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon an Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which an Issuer in good faith deems material to it;

                  (ii) an Issuer has received written notice from any Lender, the Administrative Agent or the Borrower Representative, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                  (iii) the expiry date of any requested Letter of Credit (other than the Loan Note Credit Support and the Existing Fleet Letter of Credit) is (A) more than 365 days after the date of Issuance, unless the Required Lenders have approved such expiry date in writing, or (B) after the date which is five days prior to the Revolving Loan

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      Termination Date, unless all of the Revolving Lenders have approved such expiry date in writing;

                  (iv) any requested Letter of Credit (other than the Loan Note Credit Support and the Existing Fleet Letter of Credit) does not provide for drafts, or is not otherwise in form and substance, acceptable to an Issuer, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuer; or

                  (v) such Letter of Credit is to be denominated in a currency other than Dollars or an Offshore Currency.

      3.02  Issuance, Amendment and Renewal of Letters of Credit.

            (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower Representative received by an Issuer (with a copy sent by the Borrower Representative to the Administrative Agent) at least three Business Days (or such shorter time as an Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application (or such other form as shall be acceptable to the Issuer), and shall specify in form and detail satisfactory to the applicable Issuer: (i) the proposed date of Issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount and Applicable Currency of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the account party and beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuer may require.

            (b) At least two Business Days prior to the Issuance of any Letter of Credit (or such shorter time as the Administrative Agent may agree in a particular instance in its sole discretion), the applicable Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the applicable Borrower and, if not, the applicable Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable Issuer has received notice on or before the Business Day immediately preceding the date such Issuer is to issue a requested Letter of Credit from the Administrative Agent (A) directing such Issuer not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or under subsection 3.01(b)(ii) or (iii); or (B) that one or more conditions specified in
Article V are not then satisfied; then, subject to the terms and conditions hereof, such Issuer shall, on the requested date, Issue a Letter of Credit for the account of the applicable Borrower in accordance with the Issuer's usual and customary business practices.

            (c) Subject to the penultimate sentence of this subsection (c), from time to time while a Letter of Credit is outstanding and prior to the Revolving Loan Termination Date, the applicable Issuer will, upon the written request of the Borrower Representative received by such Issuer (with a copy sent by the Borrower Representative to the Administrative Agent) at least three days (or such shorter time as such Issuer may agree in a particular instance in its sole

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discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the applicable Issuer: (i) the Letter of Credit to be amended;
(ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuer may require. No Issuer shall be under any obligation to and shall not, amend any Letter of Credit if: (A) such Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Administrative Agent will promptly notify the Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

            (d) Subject to the last sentence of this paragraph (d), the applicable Issuer and the Lenders agree that, while a Letter of Credit is outstanding and prior to the date that is five days prior to the Revolving Loan Termination Date, at the option of the applicable Borrower and upon the written request of the Borrower Representative received by the applicable Issuer (with a copy sent by the applicable Borrower Representative to the Administrative Agent) at least three days (or such shorter time as such Issuer may agree to in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, such Issuer shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the applicable Issuer: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as such Issuer may require. The applicable Issuer shall be under no obligation so to renew any Letter of Credit if: (A) such Issuer would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the applicable Issuer that such Letter of Credit shall not be renewed, and if at the time of renewal such Issuer would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(d) upon the request of the Borrower Representative but such Issuer shall not have received any L/C Amendment Application from the applicable Borrower with respect to such renewal or other written direction by the Borrower Representative with respect thereto, the Issuer shall nonetheless be permitted to allow such Letter of Credit to renew, and the applicable Borrower and the Lenders hereby authorize such renewal, and, accordingly, such Issuer shall be deemed to have received an L/C Amendment Application from the applicable Borrower requesting such renewal. Notwithstanding the above, no Letter of Credit shall be renewed, whether via a request for renewal or via an automatic renewal, if the new expiry date of any such Letter of Credit (other than the Loan Note Credit Support and the Existing Fleet Letter of Credit) is (A) more than 365 days after the date of renewal, unless the Required Lenders have approved such expiry date in writing, or (B) after the date which is five days prior to the Revolving Loan Termination Date, unless all of the Revolving Lenders have approved such expiry date in writing.

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            (e)   The applicable Issuer may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee (other than the Loan Note Credit Support), and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the date which is five days prior to the Revolving Loan Termination Date.

            (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

            (g) The applicable Issuer will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

      3.03  Risk Participations, Drawings and Reimbursements.

            (a) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (A) the Pro Rata Share of such Lender, times (B) the maximum amount available to be drawn under such Letter of Credit and the amount of any such drawing thereunder, respectively.

            (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuer will promptly notify the Borrower Representatives. The applicable Borrower shall reimburse the applicable Issuer prior to the Requisite Time, on each date that any amount is paid by such Issuer under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by such Issuer. In the event the applicable Borrower fails to reimburse the applicable Issuer for the full amount of any drawing under any Letter of Credit by 1:00 p.m. (local time) on the Honor Date, such Issuer will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof, and the applicable Borrower shall be deemed to have requested that Base Rate Loans, in the case of Letters of Credit denominated in Dollars, and Loans maintained at the Offshore Currency Domestic Rate, in the case of the Loan Note Credit Support and other Letters of Credit denominated in an Offshore Currency, in an amount equal to such unreimbursed amount be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the (x) in the case of the Loan Note Credit Support, first, the Sterling Term Loan Commitment until such commitment is fully utilized and second, the Aggregate Revolving Loan Commitment, (y) in the case of the Existing Fleet Letter of Credit, first, the NSC Term Loan Commitment until such commitment is fully utilized and second, the Aggregate Revolving Loan Commitment and (z) in the case of all other Letters of Credit, the Aggregate Revolving Loan Commitment, and subject to the conditions set forth in Section 5.02(b) and (c). Any notice given by an Issuer or the Administrative Agent pursuant to this subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

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

            (c) Each Lender shall upon any notice pursuant to Section 3.03(b) make available to the Administrative Agent for the account of the relevant Issuer an amount in Same Day Funds equal to its Pro Rata Share of the amount of the drawing for which they are required to provide reimbursement, whereupon each participating Lender shall be deemed to have made a Term Loan and/or Revolving Loan, as the case may be, consisting of a Base Rate Loan, a Loan maintained at the Offshore Currency Domestic Rate or Offshore Rate Loan, as the case may be, to the relevant Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of an Issuer the amount of such Lender's Pro Rata Share of the amount of the drawing by 3:00 p.m. (Charlotte, North Carolina time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.03(c).

            (d) With respect to any unreimbursed drawing that is not converted into Loans to the relevant Borrower, in whole or in part, because of a Borrower's failure to satisfy the conditions set forth in Section 5.02(b) or
(c), the relevant Borrower shall be deemed to have incurred from the applicable Issuer an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to (x) in the case of an L/C Borrowing denominated in Dollars, the Base Rate, plus the Applicable Base Rate Margin for Revolving Loans or Term Loans, as the case may be, plus 2.0% per annum, and (y) in the case of an L/C Borrowing denominated in an Offshore Currency, the Offshore Currency Domestic Rate, plus the Applicable Offshore Rate Margin for Term Loans, plus 2.0% per annum, and each Lender's payment to the applicable Issuer pursuant to subsection 3.03(c) shall be deemed to be payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under Section 3.03(b), and (c).

            (e) Each Lender's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the applicable Issuer and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against an Issuer, a Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02(b) and (c).

      3.04  Repayment of Participations.

            (a) Upon (and only upon) receipt by the Administrative Agent for the account of the applicable Issuer of immediately available funds from the relevant Borrower (i) in reimbursement of any payment made by such Issuer under the Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of such Issuer for such

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Lender's participation in the Letter of Credit pursuant to Section 3.03 or (ii)
in payment of interest thereon, the Administrative Agent will pay to each applicable Lender in the same funds as those received by the Administrative Agent for the account of such Issuer, the amount of such Lender's Pro Rata Share of such funds, and such Issuer shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Administrative Agent for the account of such Issuer.

            (b) If the Administrative Agent or an Issuer is required at any time to return to a Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by such Loan Party to the Administrative Agent for the account of an Issuer pursuant to Section 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the relevant Issuer the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent or the relevant Issuer plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent or the relevant Issuer, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

      3.05  Role of Issuers.

            (a) Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, no Issuer shall have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

            (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of an Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders);
(ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

            (c) The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of an Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Borrowers may have a claim against an Issuer, and such Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by such Issuer's bad faith, willful misconduct or gross negligence or such Issuer's willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) an Issuer may

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accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      3.06  Obligations Absolute.

      Subject to Section 3.05(c), the obligations of the applicable Borrower under this Agreement and any L/C-Related Document to reimburse the applicable Issuer for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into a Loan shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                  (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                  (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                  (v) any payment by an Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by an Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrowers in respect of any Letter of Credit; or

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

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or a guarantor.

      3.07  Cash Collateral Pledge.

            (a) If any Letters of Credit for any reason remain outstanding and partially or wholly undrawn as of the Revolving Loan Termination Date or as of the date the Aggregate Commitment is for any reason terminated, then the applicable Borrower shall immediately Cash Collateralize all such Letters of Credit in an amount in Dollars (or Sterling in the case of the Loan Note Credit Support) equal to the undrawn amount of all such Letters of Credit.

            (b) The Company hereby grants the Collateral Agent, for the benefit of the Administrative Agent, the Issuers and the Lenders, a security interest in all Cash Collateral and related deposit account balances posted hereunder or in connection herewith. Cash Collateral shall be maintained in blocked deposit accounts at Bank of America while an Event of Default is continuing and shall be unblocked upon the termination of such Event of Default.

      3.08  Letter of Credit Fees.

            (a) Each Borrower shall pay to the Administrative Agent for the account of each of the Lenders a letter of credit fee with respect to its Letters of Credit equal to the Applicable Offshore Rate Margin per annum specified for Revolving Loans on the daily maximum amount available to be drawn on the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each March, June, September and December based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Loan Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Loan Termination Date (or such later expiration date).

            (b) Each Borrower shall pay to the applicable Issuer for its own account a letter of credit fronting fee in the amount of 0.25% per annum of the Stated Amount (or any increase thereof) for each Letter of Credit issued for the account of such Borrower by such Issuer. Such Letter of Credit fronting fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date through the Revolving Loan Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Loan Termination Date (or such later expiration date).

            (c) Each Borrower shall pay to the applicable Issuer with respect to its Letters of Credit from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuer relating to letters of credit as from time to time in effect.

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      3.09  Uniform Customs and Practice.

      Unless otherwise expressly agreed by an Issuer and a Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by such Issuer, its correspondents, and beneficiaries will be governed by (i) with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the International Chamber of Commerce (the "ICC"), and (ii) with respect to commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the ICC on the date any commercial Letter of Credit is issued, and including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the Euro.

      3.10  Existing Loan Note Credit Support.

      The Loan Note Credit Support set forth under the caption "Loan Note Credit Support outstanding on the Closing Date" on Schedule 3.10 annexed hereto and made a part hereof was issued pursuant to the Original U.K. Credit Facility and remains outstanding as of the Closing Date (the "Existing Loan Note Credit Support"). Each Loan Party, the Administrative Agent, each Issuer and each of the Lenders hereby agree with respect to the Existing Loan Note Credit Support that such Existing Loan Note Credit Support shall, for all purposes under this Agreement, be deemed to be a Letter of Credit governed by the terms and conditions of this Agreement.

      3.11  Existing Letters of Credit.

      The letter of credit set forth under the caption "Letter of Credit issued by Fleet National Bank and Outstanding on the Closing Date" on Schedule 3.11 annexed hereto and made a part hereof were originally issued pursuant to a prior credit facility (other than the Original U.S. Credit Agreement and the Original U.K. Credit Agreement) and remain outstanding as of the Closing Date (the "Existing Fleet Letter of Credit"). The Existing Fleet Letters of Credit were deemed to be Letters of Credit pursuant to the Original UK Credit Agreement. The letters of credit set forth under the caption "Letters of Credit issued by Bank of America, N.A. and Outstanding on the Closing Date" on such Schedule 3.11 were issued pursuant to either the Original U.S. Credit Agreement or the Original U.K. Credit Agreement and remain outstanding as of the Closing Date (together with the Existing Fleet Letter of Credit, the "Existing Letters of Credit"). Each Loan Party, the Administrative Agent, each Issuer and each of the Lenders hereby agree with respect to the Existing Letters of Credit that such Existing Letters of Credit shall, for all purposes under this Agreement, be deemed to be Letters of Credit governed by the terms and conditions of this Agreement.

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                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

      4.01  Taxes.

            (a) Unless otherwise required by law, any and all payments by any Loan Party to any Lending Party or the Administrative Agent under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise provided in Sections 4.01(e) or (f) or 4.11. In addition, each Loan Party shall pay all applicable Other Taxes except as otherwise provided in Section 4.01(e) or (f) or 4.11.

            (b) Subject to Sections 4.01(e) and (f), 4.10(a) and 4.11, if any Loan Party shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lending Party or the Administrative Agent, then:

                  (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lending Party or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                  (ii) such Loan Party shall make such deductions and withholdings;

                  (iii) such Loan Party shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) such Loan Party shall also pay to each Lending Party or the Administrative Agent for the account of such Lending Party, at the time interest is paid, Further Taxes in the amount that the respective Lending Party specifies as necessary to preserve the after-tax yield such Lending Party would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

            (c) Subject to Sections 4.01(e) and (f), 4.10(a) and 4.11, each Loan Party agrees to indemnify and hold harmless each Lending Party and the Administrative Agent for the full amount of (i) Taxes, (ii) Other Taxes, and
(iii) Further Taxes in the amount that the respective Lending Party or the Administrative Agent specifies as necessary to preserve the after-tax yield such Lending Party or the Administrative Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the applicable Lending Party or the Administrative Agent makes written demand therefor.

            (d) Within 30 days after the date of any payment by any Loan Party of Taxes, Other Taxes or Further Taxes, such Loan Party shall furnish to each Lending Party or the

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

Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lending Party or the Administrative Agent.

            (e) If any Loan Party is required to pay any amount to any Lending Party or the Administrative Agent pursuant to Section 4.01(b) or (c), then such Lending Party shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Loan Party which may thereafter accrue, if such change in the sole judgment of such Lending Party is not otherwise disadvantageous to such Lending Party. In the event that any Lending Party fails to comply with its obligations as set forth in the previous sentence, the applicable Loan Party shall not be required to pay an amount which would not have been payable had such Lending Party complied with its obligations under this Section 4.01(e).

            (f) Nothing contained in this Section 4.01 shall override any term or provision of any Specified Swap Contract regarding withholding taxes relating to Swap Contracts.

      4.02  Illegality

            (a) If any Lending Party determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lending Party or its applicable Lending Office to make Offshore Rate Loans (including Offshore Rate Loans in any Offshore Currency), then, on notice thereof by such Lending Party to the Borrower Representative through the Administrative Agent, any obligation of that Lending Party to make Offshore Rate Loans shall be suspended until such Lending Party notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

            (b) If a Lending Party determines that it is unlawful to maintain any Offshore Rate Loan the applicable Loan Party shall, upon receipt by the Borrower Representatives of notice of such fact and demand from such Lending Party (with a copy to the Administrative Agent), convert such Offshore Rate Loan of that Lending Party to Base Rate Loans, in the case of Loans denominated in Dollars, or Loans maintained at the Offshore Currency Domestic Rate, in the case of Loans denominated in an Offshore Currency (either on the last day of the Interest Period thereof, if such Lending Party may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Lending Party may not lawfully continue to maintain such Offshore Rate Loan) and shall pay or prepay, as the case may be, all interest accrued therein together with amounts required under Section 4.04 as a result of such conversion on the date of such conversion.

            (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, a Borrower may elect, by giving notice to such Lender through the Administrative Agent that all Dollar denominated Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans and all Offshore Currency denominated Loans shall instead be maintained at the Offshore Currency Domestic Rate.

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

            (d) Before giving any notice to the Administrative Agent under this Section 4.02, the affected Lending Party shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lending Party, be illegal or otherwise disadvantageous to such Lending Party.

      4.03  Increased Costs and Reduction of Return.

            (a) If any Lending Party determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by such Lending Party with any guideline or request issued after the Closing Date from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lending Party of agreeing to make or making, funding or maintaining any Offshore Rate Loans, participating in Letters of Credit, agreeing to Issue, Issuing or maintaining any Letter of Credit or funding any drawing under any Letter of Credit or any participation therein, as the case may be, then the applicable Loan Party shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to such Lending Party additional amounts as are sufficient to compensate such Lending Party for such increased costs.

            (b) If any Lending Party shall have determined that after the Closing Date (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lending Party (or its Lending Office) or any Person controlling such Lending Party with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lending Party or any Person controlling such Lending Party and (taking into consideration such Lending Party's or such Person's policies with respect to capital adequacy and such Lending Party's or such Person's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, Issuance of Letters of Credit or other obligations under this Agreement, then, upon demand of such Lending Party to the Borrowers with a copy to the Administrative Agent, the applicable Loan Party shall pay to such Lending Party, from time to time as specified by such Lending Party, additional amounts sufficient to compensate such Lending Party or such Person for such increase.

      4.04  Funding Losses.

      Each Loan Party shall promptly reimburse each Lending Party and hold each Lending Party harmless from any loss or expense which such Lending Party may sustain or incur as a consequence of:

            (a) the failure of such Loan Party to make on a timely basis any payment of principal of any Offshore Rate Loan;

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

            (b) the failure of such Loan Party to borrow, continue or convert a Loan after such Loan Party has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

            (c) in the case of any Borrower, the failure of such Borrower to make any prepayment in accordance with any notice delivered under Section 2.07;

            (d) the prepayment (including pursuant to Sections 2.08 and 2.09) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

            (e)   in the case of a Borrower, the automatic conversion under
Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period.

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by such Loan Party to the Lending Parties under this
Section 4.04 and under Section 4.03(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurocurrency market for a comparable amount, comparable currency and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

      4.05  Inability to Determine Rates.

      If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Spot Rate with respect to the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to Section
2.10 for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower Representatives and each Lending Party. Thereafter, the obligation of each Lending Party to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, any Loan Party may revoke any applicable Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If any such Loan Party does not revoke any such Notice, such Lending Party shall make, convert or continue the Offshore Rate Loans, in the amount specified in the applicable notice submitted by such Loan Party, but such Offshore Rate Loans shall be made, converted or continued as (x) in the case of Loans to be denominated in Dollars, Base Rate Loans instead of Offshore Rate Loans or (y) in the case of Loans to be denominated in an Offshore Currency, Loans maintained at the Offshore Currency Domestic Rate instead of Offshore Rate Loans.

      4.06  Reserves on Offshore Rate Loans.

      Each Loan Party shall pay to each Lending Party, as long as such Lending Party shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets

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

consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), and, in respect of Loans denominated in an Offshore Currency under any applicable regulations of the relevant Governmental Authority of the jurisdiction in which the Offshore Currency circulates, additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lending Party (as reasonably determined by such Lending Party in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan. The Administrative Agent shall provide a notice of any such reserve in effect on the date hereof and of any change thereof after the date hereof, and any such additional costs shall be included in the definition of "Offshore Rate" and be payable on the next date upon which interest is payable or otherwise on demand.

      4.07  Exchange Controls.

      If the imposition of exchange controls by any Governmental Authority shall impair the ability of any Lender to receive payments (other than relating to any Existing Sterling Term Loan or Sterling Term Loan) in the Applicable Currency, all such payments shall be made in Dollars to an office specified by such Lender to the extent possible or otherwise as directed by such Lender.

      4.08  Certificates of Lending Party.

      Any Lending Party claiming reimbursement or compensation under this
Article IV shall deliver to the Borrower Representatives (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lending Party hereunder and such certificate shall be conclusive and binding on the Loan Parties in the absence of manifest error.

      4.09  Substitution of Lenders.

      Upon (x) the receipt by a Borrower of a claim for compensation under Sections 4.01, 4.02, 4.03 or 4.04 from any Lender or (y) a demand from the Administrative Agent under Section 2.14(a) regarding any Lender or (z) a notice from a Lender to the Administrative Agent pursuant to Section 2.16(b) or (c) (in either case such Lender being an "Affected Lender"), the Borrower Representative may, with the Administrative Agent's assistance: (i) obtain a replacement bank or financial institution satisfactory to the Borrower Representative and to the Administrative Agent (a "Replacement Lender") to acquire and assume all or a ratable part of all of such Affected Lender's Commitments, Loans and other rights and obligations under this Agreement (collectively such Lender's "Assignable Credit Exposure"), and if such Affected Lender or any Affiliate thereof is a Swap Provider, all Specified Swap Contracts of such Affected Lender and Affiliate; or (ii) request one or more of the other Lenders (which shall be under no obligation) to acquire and assume all or part of such Affected Lender's Assignable Credit Exposure. Any such designation of a Replacement Lender under clause (i) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld). Before the acquisition and assumption by a Replacement Lender or existing Lender of an Affected Lender's Assignable Credit Exposure can be effective, the Loan Parties must pay to the Affected Lender any costs and expenses due to it under Section 4.04.

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      4.10  Withholding Tax.

            (a)   (i)   Each Lender that is not a "United States person" within
the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

            (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender is required to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

            (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 4.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 4.10(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 4.10(a); provided that if such

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Lender shall have satisfied the requirement of this Section 4.10(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 4.10(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to
Section 4.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

            (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 4.10(a).

            (v) If any Lender claims exemption from, or reduction of, withholding tax by providing IRS Form W-8BEN, W-8ECI or W-8IMY and such Lender sells, assigns, or (other than pursuant to clause (b) below) otherwise transfers all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the owner of Obligations of the Borrowers to another Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form W-8BEN, W-8ECI or W-8IMY (or any successor form), as the case may be, as no longer valid.

            (vi) If any Lender claims an exemption from, or reduction of, withholding tax by providing IRS Form W-8BEN, W-8ECI or W-8IMY (or any successor form) and such Lender grants a participation in the Obligations of a Borrower to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of a Borrower to another Lender, and such Lender agrees to undertake responsibility to provide to the Borrower Representatives and the Administrative Agent such forms and documentation (including IRS Form W-8IMY and forms and documentation provided by such participant to the extent required by the IRS) from such participant to enable the Borrowers to comply with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (vii) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by this Section 4.01(a) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

            (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender

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fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

            (c) If the IRS or any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

      4.11  U.K. Tax Matters.

      Each Lender holding a Loan to the Company and KAB Seating represents to the Borrowers and the Administrative Agent that, in the case of a Lender which is a Lender on the Closing Date and, in the case of a Lender which becomes a Lender after the Closing Date, on the date it becomes a Lender it is:

                  (A)   either:

                        (1) not resident in the United Kingdom for United Kingdom tax purposes and is entitled to receive any payments under this Agreement without any withholding or deduction for or on account of Taxes under a double taxation agreement in force on the date when a payment falls due (subject to the completion of any necessary procedural formalities); or

                        (2) a "bank" as defined in section 349 of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom and is within the charge to United Kingdom corporation tax as respects any payment of interest paid under this Agreement; and

                  (B) beneficially entitled to the principal and interest payable by the Borrowers to it under this Agreement,

and shall forthwith notify the Borrower Representatives and the Administrative Agent if either representation ceases to be correct.

      Each Lender that is not funding its Loans to the Company and KAB Seating out of a Lending Office in the United Kingdom shall promptly submit a duly completed Form FD13 double tax treaty form to the U.S. Internal Revenue Service (or the comparable form for its jurisdiction to its jurisdiction's tax authorities) seeking exemption from United Kingdom income tax on interest payable under the Loan Documents by the Company and KAB Seating.

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      4.12  Survival.

      The agreements and obligations of the Loan Parties in this Article IV shall survive the payment of all other Obligations.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

      5.01  Conditions to Effectiveness of Amendment and Restatement.

      The effectiveness of this amendment and restatement of the Original U.S Credit Agreement and the Original U.K. Credit Agreement, and the obligation of each Lender to make its initial Credit Extension hereunder, is subject to the condition that the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent, and in sufficient copies for each Lender:

            (a) Amended and Restated Credit Agreement. This Agreement duly executed by each party hereto;

            (b) Resolutions; Incumbency. With respect to each Borrower and each Guarantor:

                  (i) copies of the resolutions of the board of directors of such Person authorizing the execution and delivery of the Transaction Documents to which it is a party and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of such Person; and

                  (ii) a certificate of the Secretary or Assistant Secretary of such Person, dated as of the Closing Date, and certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder;

            (c) Organization Documents; Good Standing. Each of the following documents with respect to each Borrower and each Guarantor:

                  (i) articles or certificate of incorporation, memorandum and articles of association, bylaws and board of directors resolutions of such Person as then in effect, certified by the Secretary or Assistant Secretary of such Person; and

                  (ii) a good standing certificate for such Person from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such Person is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile;

            (d) Borrower Certificates. A certificate signed by a Responsible Officer of each Borrower, dated as of the Closing Date:

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                  (i)   stating that the representations and warranties
      contained in Article VI are true and correct in all material respects on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                  (ii) stating that no Default or Event of Default exists or would result from the Credit Extension to be made on the Closing Date;

            (e) BHI Certificate. A certificate signed by a Responsible Officer of BHI, dated as of the Closing Date:

                  (i) stating that the representations and warranties contained in Article VI are true and correct in all material respects on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                  (ii) stating that no Default or Event of Default exists or would result from the Credit Extension to be made on the Closing Date; and

                  (iii) stating that there has occurred since December 31, 2001, no event or circumstance that has resulted or would reasonably be expected to result in a materially adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of BHI or any of its Subsidiaries, except as disclosed in financial statements referred to in Section 6.11(a) and on
      Schedule 6.11;

            (f) Environmental Review. Such environmental site assessments with respect to the real property of BHI or any of its Subsidiaries as shall be requested by the Administrative Agent; provided, that the Administrative Agent agrees that it will not request as a condition to the effectiveness of this Agreement any such site assessment with regard to property over which a mortgage has been filed in favor of the Administrative Agent prior to the Closing Date and provided further that any such site assessment for the Vonore, Tennessee property shall not be required to be delivered until 120 days after the date hereof.

            (g)   Financials.

      A copy of the audited consolidated financial statements of CVS Holdings, Inc. and its Subsidiaries for the fiscal year ended December 31, 2002;

            (h) Reaffirmations of Collateral Documents. A fully executed copy of the Reaffirmation Agreement, a fully executed copy of the Deed of Confirmation and such other reaffirmations or confirmations of existing Collateral Documents, executed by the applicable Loan Parties, as the Administrative Agent may reasonably request.

            (i) Collateral Documents. Collateral Documents executed by each Loan Party in appropriate form for recording, where necessary, together with:

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                  (i)    evidence satisfactory to the Administrative Agent that
      there has been or will be filed, registered or recorded all filings, registrations, recordings and UCC financing statements (including in-lieu UCC financing statements), necessary and advisable to perfect the Liens of the Administrative Agent for the benefit of the Administrative Agent, the Issuers and the Lenders in accordance with applicable law;

                  (ii) a duly completed perfection certificate from each Loan Party, in the form attached hereto as Exhibit I;

                  (iii) in the case of each U.K. Subsidiary of BHI that is a Loan Party, searches from Companies House showing no encumbrances on the charges registered with respect to such Person and in the case of each U.S. Subsidiary of BHI, written advice relating to such Lien and judgment searches as the Administrative Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Person (other than Permitted Liens);

                  (iv) all certificates and instruments representing the Pledged Collateral and stock transfer powers executed in blank as the Administrative Agent or the Lenders may specify;

                  (v) to the extent requested by the Administrative Agent, funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC financing statements;

                  (vi) evidence that the Collateral Agent has been named as loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance;

                  (vii) such consents, estoppels, subordination agreements, waivers and other documents and instruments executed by landlords, tenants, bailees, warehousemen and other Persons party to material contracts relating to any Collateral located in the United States, except Collateral constituting Excluded Offsite Inventory and Equipment (including, without limitation, a duly executed landlord waiver with respect to each parcel of leased real property of BHI and its Subsidiaries located in the United States, in form and substance satisfactory to the Administrative Agent) to which the Collateral Agent shall be granted a Lien for the benefit of the Administrative Agent, the Issuers and the Lenders, as reasonably requested by the Administrative Agent;

                  (viii) evidence that all other actions necessary or, in the opinion of the Administrative Agent, desirable to perfect and protect the first priority Liens (subject to Permitted Liens) created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken; and

                  (ix) a fully executed First Amendment to Deed of Trust, Security Agreement, Assignment of Leases and Rents and financing statement, dated as of the date hereof, regarding the Deed of Trust, Security Agreement, Assignment of Leases and

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      Rents and Financing Statement dated as of March 31, 2000 and recorded on
      April 6, 2000 as Document No. 2000-022116 in the Office of the County Clerk of Clackamas County, Oregon;

            (j) Legal Opinions. An opinion addressed to the Administrative Agent and the Lenders, dated as of the Closing Date, (i) of Kirkland & Ellis, as special U.S. counsel to BHI, the Company, CVS Holdings Ltd., Bostrom Ltd., Bostrom International, KAB Seating, NSC, CVS Holdings, Inc. and CVS, Inc., (iii) of Kirkland & Ellis, as special English counsel to the Company, KAB Seating, CVS Holdings Ltd., Bostrom Ltd. and each other U.K. Subsidiary of BHI that is a Guarantor; (iv) of Howes Percival, as special English counsel to the Company, KAB Seating, CVS Holdings Ltd., Bostrom Ltd. and each other U.K. Subsidiary of BHI that is a Guarantor, and (v) of Mayer, Brown, Rowe & Maw, special English counsel to the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent;

            (k) Solvency Certificates. A written solvency certificate from the chief financial officer of BHI in the form of Exhibit F-1, dated as of the Closing Date, with respect to the Solvency of BHI, and a written solvency certificate dated as of the Closing Date with respect to the Company, KAB Seating, NSC, and CVS, Inc., each on a stand-alone basis, certified by the chief financial officer of each such Borrower, in the form of Exhibit F-2, Exhibit F-3, Exhibit F-4 and Exhibit F-5, respectively;

            (l) Completion of the Merger. The Administrative Agent shall have received a certificate executed by a Responsible Officer of BHI certifying that the Merger has been completed;

            (m) Management Agreement. The Administrative Agent shall have received a true and correct copy of the Management Agreement as in effect on the Closing Date, certified as such by a Responsible Officer of BHI; and

            (n) Payment of Fees. The Administrative Agent shall have received evidence of payment (in the form of a check or wire transfer confirmation number) by BHI and the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable, together with Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date, including any such costs, fees and expenses arising under or referenced in Sections 2.11 and 11.04.

      5.02  Conditions to All Credit Extensions.

      The obligation of each Lender to make any Loan to be made by it (including its initial Loan) and the obligation of an Issuer to Issue, renew or amend any Letter of Credit (including the existing Letters of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

            (a) Notice, Application. The Administrative Agent shall have received (with, in the case of the initial Loans only, a copy for each Lender) a Notice of Borrowing or, in the case of any Issuance of any Letter of Credit, the applicable Issuer and the Administrative Agent

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shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02.

            (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct in all material respects on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

            (c) No Existing Default. No Default or Event of Default shall exist or shall result after giving effect to such Borrowing, continuation, conversion or Issuance.

            Each Notice of Borrowing, L/C Application or L/C Amendment Application submitted by, or on behalf of, a Borrower shall constitute a representation and warranty by such Borrower, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      BHI and each Borrower represent and warrant to the Administrative Agent, the Collateral Agent and each Lender that:

      6.01  Corporate Existence and Power.

      Each Loan Party:

            (a) is a corporation, company or limited partnership, limited liability company or unlimited liability company, as the case may be, duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization;

            (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, to carry on its business in all material respects and to execute, deliver, and perform its obligations under the Transaction Documents to which it is a party;

            (c) is duly qualified as a foreign or extra provincial corporation and is licensed and in good standing under the laws of each jurisdiction where failure to be so qualified or licensed would reasonably be expected to have a Material Adverse Effect; and

            (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

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      6.02  Corporate Authorization; No Contravention.

      The execution, delivery and performance by BHI and its Subsidiaries of this Agreement and each other Transaction Document to which such Person is party, have been duly authorized by all necessary corporate or partnership or similar action, and do not and will not:

            (a) contravene the terms of any of that Person's Organization Documents;

            (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

            (c)   violate any Requirement of Law.

      6.03  Governmental Authorization.

      No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except those that have been obtained and remain in effect and for recordings or filings in connection with the Liens granted to the Collateral Agent under the Collateral Documents, compliance with securities laws and other laws regarding disposition of collateral or releases of Liens) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, BHI or any of its Subsidiaries of the Agreement or any other Transaction Document other than those approvals, consents, exemptions and authorizations which have already been obtained, other than the registration of certain of the Collateral Documents as required by Section 395 of the Companies Act.

      6.04  Binding Effect.

      This Agreement and each other Loan Document to which BHI or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of BHI and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      6.05  Litigation.

            (a) There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of BHI or any Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against BHI or any of its Subsidiaries or any of their respective properties:

                  (i) which purport to affect or pertain to this Agreement, any other Transaction Document or the Merger, or any of the transactions contemplated hereby or thereby; or

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

                  (ii) if determined adversely to BHI or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.

            (b) No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Transaction Document or the Merger, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      6.06  No Default.

      No Default or Event of Default exists or would result from the incurring of any Obligations by any Loan Party or from the grant or perfection of the Liens of the Collateral Agent and the Lenders on the Collateral. As of the Closing Date, no Loan Party nor any of their Subsidiaries is in default under or with respect to any Contractual Obligation or any Transaction Document in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 9.01(e).

      6.07  ERISA Compliance.

      Except as specifically disclosed in Schedule 6.07:

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. BHI and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of BHI, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither BHI nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither BHI nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither BHI nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

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            (d)   Each Non-U.S. Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither BHI nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Non-U.S. Pension Plan. The present value of the accumulated benefit obligations (whether or not vested) under each Non-U.S. Pension Plan, determined as of the end of BHI's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Pension Plan allocable to such benefit liabilities by more than 2,500,000 Sterling.

      6.08  Use of Proceeds; Margin Regulations.

      The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12 and Section 8.07. Neither BHI nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      6.09  Title to Properties.

      BHI and each of its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the property of BHI and its Subsidiaries is subject to no Liens, other than Permitted Liens.

      6.10  Taxes.

      BHI and its Subsidiaries have filed all U.S. federal and other material tax returns and reports required to be filed, and have paid, collected, withheld, deducted and remitted to the appropriate governmental authority all U.S. and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets or otherwise due and payable, or required to be collected, withheld, deducted or remitted when due and payable except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against BHI, the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

      6.11  Financial Condition.

            (a) (i) Attached hereto as Schedule 6.11 is a true and correct copy of the audited consolidated financial statements of CVS Holdings, Inc. and its Subsidiaries for the fiscal year ended December 31, 2002, together with the opinion thereon of Deloitte Touche Tohmatsu, independent certified public accountants, a copy of which is contained in Schedule 6.11(a), and, to the knowledge of BHI and the Borrowers, such financial statements fairly present in all material respects the financial condition of BHI and its Subsidiaries as at such date and of the profit and cash flows of BHI and its Subsidiaries for the period then ended and have been properly prepared in accordance with GAAP.

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

                  (ii) Attached hereto as Schedule 6.11 is a true and correct copy of (x) the audited consolidated financial statements of CVS Holdings Ltd., for the fiscal year ended December 31, 2001, together with the opinion thereon of Deloitte Touche Tohmatsu, independent certified public accountants, a copy of which is contained in Schedule 6.11(a)(iii), and (y) unaudited consolidated financial statements of such Person for each of the first three fiscal quarters of 2002 and, to the knowledge of BHI and the Borrowers, such financial statements fairly present in all material respects the financial condition of CVS Holdings Ltd. and its Subsidiaries as at such date and of the profit and cash flows of CVS Holdings Ltd. and its Subsidiaries for the period then ended and have been properly prepared in accordance with GAAP.

            (b) Except as reflected in the financial statements and the notes related thereto delivered pursuant to Section 6.11(a) and on Schedule 6.11 there were as of the Closing Date (and after giving effect to the Transaction and the other transactions contemplated hereby) no liabilities or obligations with respect to BHI and its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to BHI and its Subsidiaries. As of the Closing Date (and after giving effect to the Transaction and the other transactions contemplated hereby), the Company does not know of any basis for the assertion against BHI or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not reflected in the financial statements or the notes related thereto delivered pursuant to Section 6.11(a) or on Schedule 6.11 which, either individually or in the aggregate, could be material to BHI and its Subsidiaries.

            (c) Since December 31, 2001, there has been no Material Adverse Effect except as disclosed in financial statements referred to in Section 6.11(a) and on Schedule 6.11 hereto.

            (d) Since December 31, 2001, there has been (a) no material adverse change in, or material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of CVS Holdings Ltd. and its Subsidiaries taken as a whole; or (b) a material impairment of the ability of CVS Holdings Ltd. and its Subsidiaries taken as a whole to perform any material obligation under any Loan Document and to avoid any Event of Default.

            (e) Since December 31, 2002, there has been (a) no material adverse change in, or material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of CVS Holdings, Inc. and its Subsidiaries taken as a whole; or (b) a material impairment of the ability of CVS Holdings, Inc. and its Subsidiaries taken as a whole to perform any material obligation under any Loan Document and to avoid any Event of Default.

      6.12  Environmental Matters.

            (a) The on-going operations of BHI and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to have a Material Adverse Effect.

            (b) BHI and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental

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Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and BHI and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits except such failure to obtain or to comply with such Environmental Permits which would not reasonably be expected to have a Material Adverse Effect.

            (c) Neither BHI, nor any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to (i) any judicial or docketed administrative proceeding, in each case, respecting any Environmental Law, Environmental Claim or Hazardous Material or (ii) any claim, proceeding or written notice from any Person, in each case regarding any Environmental Law, Environmental Claim or Hazardous Material, except for any of the foregoing which would not reasonably be expected to have a Material Adverse Effect.

            (d) There are no Hazardous Materials or other conditions or circumstances existing with respect to any property of BHI or any of its Subsidiaries, or arising from operations prior to the Closing Date, of BHI or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims that would reasonably be expected to have a Material Adverse Effect. In addition, (i) neither BHI nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, which in any such case would reasonably be expected to have a Material Adverse Effect, and (ii) BHI and its Subsidiaries have met all notification requirements under applicable Environmental Laws where the failure to comply with such notification would reasonably be expected to result in liability to BHI and its Subsidiaries of $1,000,000 or more in the aggregate at any time during the term of this Agreement.

      6.13  Collateral Documents.

            (a) The provisions of each of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Administrative Agent, the Issuers and the Lenders, a legal, valid and enforceable first priority security interest in all right, title and interest of BHI and its Subsidiaries in the collateral described therein, subject only to any Permitted Liens. As of the Closing Date, the Collateral Agent will have a first priority (subject only to Permitted Liens) perfected security interest, for the benefit of the Administrative Agent, the Issuers and the Lenders, in all Collateral in which a security interest may be perfected by means of the filing of a financing statement pursuant to the UCC.

            (b) Each Mortgage, if any, when executed and delivered will be effective to grant to the Collateral Agent for the benefit of the Administrative Agent, the Issuers and the Lenders a legal, valid and enforceable lien on all the right, title and interest of the mortgagor under such Mortgage in the mortgaged property described therein. When each such Mortgage is duly recorded in the offices specified in or listed on the schedule to such Mortgage and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such mortgaged property, subject to the encumbrances and exceptions to title set forth therein and any Permitted Liens and except as noted in the title policies delivered to the

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Administrative Agent, is subject to a legal, valid, enforceable and perfected first priority lien; and when financing statements have been filed in the offices specified in such Mortgage, such Mortgage also creates a legal, valid, enforceable and perfected first lien on, and security interest in, all right, title and interest of BHI or its Subsidiary under such Mortgage in all personal property and fixtures covered by such Mortgage, subject to no other Liens, except the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Administrative Agent and Permitted Liens.

      6.14  Regulated Entities.

      None of BHI, the Company, any Person controlling BHI, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. None of BHI, the Company, any Person controlling BHI, or any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

      6.15  No Burdensome Restrictions.

      Neither BHI nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

      6.16  Copyrights, Patents, Trademarks and Licenses, etc.

      BHI and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, and other rights that are reasonably necessary for the operation of their respective businesses, without, to BHI's or any Subsidiary's knowledge, conflict with the rights of any other Person, which conflict would reasonably be expected to have a Material Adverse Effect. To the best knowledge of BHI and each Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by BHI or any Subsidiary infringes upon any rights held by any other Person, which infringement would reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of BHI or any Loan Party, threatened.

      6.17  Capitalization; Subsidiaries.

      As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.17 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.17. All of the issued and outstanding capital stock of each Loan Party and each of its Subsidiaries is owned by each of the stockholders named on Schedule 6.17. Except as set forth on
Schedule 6.17, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which a Loan Party may be required to issue or sell any capital stock or other equity security.

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      6.18  Insurance.

      Except as disclosed in Schedule 6.18, the properties of BHI and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of BHI, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and are similarly situated.

      6.19  Swap Obligations.

      Neither BHI nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. BHI has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

      6.20  Consummation of Transaction.

      The Company has delivered to the Administrative Agent true, complete and correct copies of the Merger Documents (including all schedules, exhibits, annexes, amendments, supplements, modifications and all other documents delivered pursuant thereto or in connection therewith). The Merger Documents as originally executed and delivered by the parties thereto have not been amended, waived, supplemented or modified except as permitted by this Agreement. The representations and warranties of the parties set forth therein (with respect to any party other than BHI and its Subsidiaries, to the best knowledge of BHI) are true and correct in all material respects as of the date thereof. On the date of this Agreement, neither BHI nor any other party to any of the Merger Documents is in default in the performance of or compliance with any material provisions under the Merger Documents. The Merger is being consummated contemporaneously with the Closing Date in accordance with the Merger Documents and applicable laws and regulations.

      6.21  Solvency.

      BHI and its Subsidiaries, on a consolidated basis and, in the case of its Subsidiaries incorporated in England and Wales, on an individual basis, are Solvent.

      6.22  Location of Real Property.

            (a) Schedule 6.22(a) sets forth completely and correctly as of the Closing Date all real property owned by BHI or any of its Subsidiaries, the applicable owner thereof, the addresses thereof and the county or counties in which such properties are situated. All of the real property set forth on
Schedule 6.22(a) is owned in fee by BHI or one of its Subsidiaries.

            (b) Schedule 6.22(b) sets forth completely and correctly as of the Closing Date all real property leased by BHI or any of its Subsidiaries, the applicable lessee thereof, the addresses thereof and the county or counties in which such properties are situated. BHI or one of its Subsidiaries has a valid lease in all of the real property set forth on such Schedule 6.22(b).

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      6.23  Full Disclosure.

      None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements when taken as a whole contained in any exhibit, report, statement or certificate furnished by or on behalf of BHI or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Loan Party to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than Obligations with respect to indemnification hereunder not due and payable) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

      7.01  Financial Statements.

      BHI shall deliver, or cause to be delivered, to the Administrative Agent (with sufficient copies for each Lender):

            (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 2003), a copy of the audited consolidated balance sheet of BHI and its Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such year, setting forth, commencing January 1, 2004, in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte Touche Tohmatsu or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

            (b) as soon as available, but not later than 45 calendar days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended March 31, 2003), a copy of the unaudited consolidated balance sheet of BHI and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such fiscal quarter, and certified by a Responsible Officer of BHI as fairly presenting in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and the absence of footnotes), the financial position and the results of operations of BHI and its Subsidiaries; provided, that the financial statements to be

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delivered pursuant to this clause (b) for the fiscal quarter ended March 31,
2003 shall consist of a balance sheet only; and

            (c) as soon as available, but not later than 20 days after the end of each calendar month (excluding the calendar month ended December 31 of each calendar year), a consolidating monthly income statement and a consolidated monthly balance sheet for BHI and its Subsidiaries for such month, certified by a Responsible Officer of the Company and prepared in accordance with GAAP (subject to ordinary, good faith adjustments and absence of footnotes), together with a management performance overview and discussion, a comparison to plan and forecast of operations and cash flow for the remainder of the fiscal year.

      7.02  Certificates; Other Information.

      BHI shall furnish to the Administrative Agent (with sufficient copies for each Lender):

            (a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate may be limited to accounting matters and disclaim responsibility for legal interpretation);

            (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer of BHI;

            (c) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), (1) a consolidating balance sheet and income statement for such year (which need not be audited) and, in the case of such income statement, setting forth in comparative form the figures for the previous fiscal year, and (ii) projections (in form and substance reasonably satisfactory to the Administrative Agent) covering the quarterly periods from the beginning of such fiscal year through the end of such fiscal year, prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such projections are based;

            (d) promptly, copies of all financial statements and reports that BHI or any of its Subsidiaries send to their respective shareholders, generally, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K, if appropriate) that BHI or any of its Subsidiaries may make to, or file with, the SEC;

            (e) promptly after the end of each calendar month, but in no case more than twenty calendar days after the end of each calendar month, and at such times during the occurrence of an Event of Default as shall reasonably be requested by the Administrative Agent, a Borrowing Base Certificate; provided that, with regard to December of each year, BHI shall only be obligated to deliver the Borrowing Base Certificate within 45 calendar days after the end of such month;

            (f) by the twentieth calendar day after the end of each calendar month of 2003, and at such times during the occurrence of an Event of Default as shall reasonably be requested by the Administrative Agent, an EBITDA Certificate, which EBITDA Certificate shall

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state EBITDA for the month most recently ended and EBITDA for the period from
January 1 of the current calendar year to the last day of the calendar month then most recently ended; provided that, with regard to December of each year, BHI shall only be obligated to deliver the EBITDA Certificate within 45 calendar days after the end of such month; and

            (g) promptly such additional information regarding the business, financial or corporate affairs of BHI or any of its Subsidiaries as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

      7.03  Notifications.

BHI shall promptly notify the Administrative Agent (with sufficient copies for each Lender)

            (a) upon a Responsible Officer of BHI or any Loan Party obtaining knowledge of the occurrence of any Default or Event of Default;

            (b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including, to the extent so applicable, (i) any breach or non-performance of, or any default under, a Contractual Obligation of BHI or any of its Subsidiaries; (ii) any dispute, litigation, investigation, proceeding or suspension between BHI or any of its Subsidiaries and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting BHI or any of its Subsidiaries including pursuant to any applicable Environmental Laws;

            (c) of the occurrence of any of the following events affecting any Loan Party or any ERISA Affiliate (but in no event more than 10 days after such event becomes known to an officer of such Loan Party), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to any Loan Party or any ERISA Affiliate with respect to such event:

                  (i)   an ERISA Event;

                  (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                  (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code or any Non-U.S. Pension Plan by any Loan Party or any ERISA Affiliate resulting in a material contribution obligation; or

                  (iv) the adoption of any amendment to a Non-U.S. Pension Plan or a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

            (d) of any material change in accounting policies or financial reporting practices by BHI or any of its consolidated Subsidiaries; and

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            (e)   upon, but in no event later than 15 days after, any officer of any Loan Party becoming aware of (i) any and all enforcement, investigation, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against or any Loan Party or any of their respective properties pursuant to any applicable Environmental Laws, and all other Environmental Claims which would reasonably be expected to result in potential liability of BHI or any of its Subsidiaries of $1,000,000 or more, and (ii) any environmental condition on any real property adjoining or in the vicinity of the property of BHI or any of its Subsidiaries that would reasonably be expected to cause such property of such Person or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws.

            Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of BHI setting forth details of the occurrence referred to therein, and stating what action BHI or any affected Subsidiary of BHI proposes to take with respect thereto and at what time.

      7.04  Preservation of Corporate Existence, Etc.

      Except for any merger or amalgamation permitted under Section 8.03, BHI shall, and shall cause each of its Subsidiaries to:

            (a) preserve and maintain in full force and effect its corporate, partnership, limited liability company or other existence and good standing under the laws of its state or jurisdiction of incorporation, organization or formation, except to the extent otherwise expressly permitted herein;

            (b) preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by
Section 8.02; and

            (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

Each Loan Party shall cause each of its Subsidiaries which is a Wholly-Owned Subsidiary as of the date hereof to continue to exist as a Wholly-Owned Subsidiary so long as it shall be a Subsidiary.

      7.05  Maintenance of Property.

      Each Loan Party shall maintain, and shall cause each of their respective Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear and damage by casualty excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

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      7.06  Insurance.

      In addition to insurance requirements set forth in the Collateral Documents, each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be materially reduced by such Loan Party in the absence of 30 days' prior written notice to the Administrative Agent. All casualty insurance maintained by each Loan Party shall name the Collateral Agent or Administrative Agent as loss payee and all liability insurance shall name the Collateral Agent or Administrative Agent as additional insured for the benefit of the Administrative Agent, the Issuers and the Lenders, as their interests may appear. Upon request of the Administrative Agent or any Lender, each Loan Party shall furnish the Administrative Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of such Loan Party (and, if requested by the Administrative Agent, any insurance broker of such Loan Party) setting forth the nature and extent of all insurance maintained by such Loan Party and its Subsidiaries in accordance with this Section 7.06 or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

      7.07  Payment of Obligations.

      Each Loan Party shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable:

            (a) all federal and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary;

            (b) all lawful claims which, if unpaid, would by law become a Lien upon its property in violation of Section 8.01 unless the same are being contested in good faith by appropriate proceedings diligently pursued and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary; and

            (c) all other obligations and liabilities which, if unpaid, would have a Material Adverse Effect.

      7.08  Compliance with Laws.

      Each Loan Party shall comply, and shall cause each of its Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards
Act), except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

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      7.09  Compliance with ERISA.

      Each Loan Party shall, and shall cause each of its ERISA Affiliates to (if applicable): (a) maintain each Plan and Non-U.S. Pension Plan in compliance in all material respects with applicable law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and
(c) make all required contributions to any Plan subject to Section 412 of the Code and any Non-U.S. Pension Plan; to the extent that any failure to comply with any such provision would reasonably be expected to result in liabilities in excess of $1,000,000 for all such failures in the aggregate.

      7.10  Inspection of Property and Books and Records.

      Each Loan Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party and such Subsidiary. Each Loan Party shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective inventory, to examine their respective corporate, financial and operating records, including records of all receivables, and to make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Person; provided, that so long as no Event of Default exists and is continuing, Administrative Agent may perform no more than one field audit each fiscal year; provided, further, that at all times that an Event of Default exists, (i) each Loan Party shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect, in addition to the above, any of their manufacturing facilities, and to discuss their respective affairs, finances, operations and facilities with their respective directors, officers, and independent public accountants and (ii) the Administrative Agent or any Lender may take any of the actions set forth in this proviso at any time during normal business hours and without advance notice. Any visit or inspection made pursuant to this Section 7.10 at any time that any Event of Default exists shall be made at the expense of the Loan Party whose property is being inspected.

      7.11  Environmental Laws.

            (a) Each Loan Party shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except such noncompliance which would not reasonably be expected to have a Material Adverse Effect.

            (b) Upon the written request of the Administrative Agent or any Lender, a Loan Party shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent with sufficient copies for each Lender, at such Loan Party's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to

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subsection 7.03(e), that could individually or in the aggregate, result in liability in excess of $1,000,000 (net of any payments under insurance policies or indemnity agreements which the Loan Party or such Subsidiary reasonably expects to receive).

      7.12  Use of Proceeds.

            (a) Proceeds of the Revolving Loans and Swing Line Loans shall be utilized (i) to continue the Revolving Loans outstanding on the Closing Date under the Original U.S. Credit Agreement and the Original UK Credit Agreement,
(ii) for working capital and other general corporate purposes (other than for the purpose of financing any Acquisition, unless the Required Lenders shall have given their prior written consent thereto) and (iii) to repay any drawing under a Letter of Credit, in each case not in contravention of any Requirement of Law or of any Loan Document.

            (b) Proceeds of all Existing Term Loans shall be utilized to continue the Term Loans outstanding on the Closing Date under the Original U.S. Credit Agreement and the Original UK Credit Agreement.

            (c) Proceeds of all NSC Term Loans shall be utilized to repay any drawing under the Existing Fleet Letter of Credit.

            (d) Proceeds of all Sterling Term Loans shall be utilized (i) to repay any drawing under the Loan Note Credit Support and (ii) to repay any Loan Notes to the extent the holder thereof has demanded payment or payment is otherwise due.

      7.13  Further Assurances; Additional Pledge; Additional Collateral
            Documents.

            (a) Each Loan Party shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders, taken as a whole, do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in any material respect in light of the circumstances in which made, and upon learning thereof, a Responsible Officer of such Loan Party will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

            (b) Effective upon any Person becoming a Subsidiary of a Loan Party (other than a Foreign 956 Subsidiary), the shareholder or shareholders thereof shall pledge the stock or other equity interests thereof to the Collateral Agent pursuant to documentation reasonably acceptable to the Collateral Agent, to the extent permitted by applicable law.

            (c) Subject to Sections 7.14 and 7.15, promptly upon request by the Administrative Agent or the Required Lenders, each Loan Party, to the extent permitted by applicable law, shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Lenders, as the case may be, may reasonably

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require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent, the Issuers and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

            (d) In addition to any documents delivered in connection with the other provisions of this Section 7.13, within 120 calendar days after the Closing Date, CVS, Inc. shall deliver or cause to be delivered to the Administrative Agent one or more fully executed Mortgages in favor of the Collateral Agent, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, over all real property owned by CVS, Inc., including the real property owned by CVS, Inc. in Vonore, Tennessee, together with all surveys, title policies and other documents related thereto as the Administrative Agent may request.

            (e) In addition to any documents delivered in connection with the other provisions of this Section 7.13, within 30 calendar days after the Closing Date, CVS, Inc. shall deliver or cause to be delivered to the Administrative Agent (i) a title policy, or a date-down of a title policy previously delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, relating to the property encumbered by the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Financing Statement dated as of March 31, 2000 and recorded on April 6, 2000 as Document No. 2000-022116 in the Office of the County Clerk of Clackamas County, Oregon, as amended, showing no liens or encumbrances other than Permitted Liens, (ii) the results of searches made in each county in which each item of real property located in the United States owned by any Loan Party is located, showing all fixture filings that are on record in such county naming such Loan Party, (iii) a deposit account control agreement, in form and substance satisfactory to the Administrative Agent, executed by each bank at which any Loan Party organized in the United States has an account, and each bank at which any Loan Party organized in the United Kingdom has an account located in the United States and
(iv) evidence that each of the UCC financing statements identified with an asterisk on Schedule 8.01 have been terminated.

      7.14  Additional Guaranties and Personal Property Pledge.

      Effective upon any Person becoming a Subsidiary of a Loan Party (other than a Foreign 956 Subsidiary) and subject to compliance with applicable law, such Person shall join as a guarantor under the Collateral Documents pursuant to amendments thereto in form and substance acceptable to the Administrative Agent and any intercompany note issued to any Loan Party shall be pledged to the Collateral Agent pursuant to a Pledge Agreement. The Borrower Representative shall promptly notify the Administrative Agent at any time at which, in accordance with this Section 7.14, any Subsidiary shall be required to join as a guarantor under the Collateral Documents.

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      7.15  Additional Real Property.

      Concurrent with (a) the acquisition of a fee simple ownership interest by a Loan Party of any parcel of real property which has a fair market value in excess of $1,000,000 or (b) the acquisition or lease by a Loan Party of any parcel of property which, in the Administrative Agent's reasonable determination, is otherwise of significant value to the operations of such Person, unless the Required Lenders shall otherwise direct, such Loan Party shall, to the extent permitted under the terms of such lease or financing, or shall cause such Subsidiary to, execute and deliver to the Administrative Agent a Mortgage on such parcel or leasehold substantially in form and substance reasonably acceptable to the Administrative Agent, together with such other customary closing items as are requested by the Administrative Agent such as surveys, title insurance and local counsel opinions, in each case in form and substance reasonably acceptable to the Administrative Agent.

      7.16 Additional Capital. In the event that BHI is not in compliance with Sections 8.15 and 8.16 for any fiscal quarter ending after the Closing Date, within ten days after delivery by BHI of its Compliance Certificate for such fiscal quarter, together with the financial statements to which such certificate relates pursuant to Section 7.02(b), BHI shall use its best efforts to obtain cash proceeds ("Additional Capital") from the issuance of unsecured Indebtedness; provided that any such unsecured Indebtedness shall be issued on terms substantially similar to the subordinated promissory notes issued by BHI on September 30, 2002. To the extent such Additional Capital is raised, such Additional Capital shall be in an amount sufficient to bring BHI into compliance with Sections 8.15 and 8.16 for such fiscal quarter (but in any event shall be issued in a minimum amount of not less than $250,000) and shall be evidenced by a revised Compliance Certificate executed by a Responsible Officer of BHI and delivered within such ten day period, together with such other documents as the Administrative Agent may reasonably request in connection therewith. Such revised Compliance Certificate shall also be accompanied by a statement of the amount of such Additional Capital and the applicable fiscal quarter for which such Additional Capital applies.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than Obligations with respect to indemnification hereunder not due and payable) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

      8.01  Limitation on Liens.

      BHI shall not, nor shall it suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

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            (a)   any Lien existing on property of BHI or any Subsidiary on the
Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date and any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by this clause (a) but only if the principal amount of the Indebtedness secured thereby is not increased and such Liens do not extend to or cover any other property or assets; provided that any Lien identified on Schedule 8.01 that is marked with an asterisk shall not be a Permitted Lien;

            (b)   any Lien created under any Loan Document;

            (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

            (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

            (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (f) Liens on the property of BHI or its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business; provided that all such Liens in the aggregate would not (taking into account the probable likelihood of their being enforced) reasonably be expected to cause a Material Adverse Effect;

            (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and the obligations secured by all such Liens in the aggregate at any time outstanding for BHI and its Subsidiaries do not exceed the Equivalent Amount of $1,500,000;

            (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the businesses of BHI and its Subsidiaries except for such easements, rights-of-way, restrictions and other similar encumbrances on property which existed at the time of acquisition by BHI or its Subsidiaries of such property and were not created in anticipation thereof and which do not interfere with the ordinary conduct of business by BHI and its Subsidiaries;

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            (i)   (a) Liens (including Liens under Capitalized Leases) in
respect of property or assets acquired or constructed by BHI or a Subsidiary after the date hereof, which Liens are created at the time of acquisition or completion of construction of such property or asset or within 20 days thereafter, to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property or asset,
(b) in the case of any Person that hereafter becomes a Subsidiary or is consolidated with or merged with or into BHI or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged (and not incurred in anticipation thereof), and (c) in the case of any property or asset acquired by BHI or any Subsidiary after the Closing Date (other than in connection with the Transaction), Liens existing on such property or asset at the time of acquisition thereof (and not incurred in anticipation thereof), whether or not the Indebtedness secured thereby is assumed by BHI or a Subsidiary; provided, that in any such case:

                  (x) no such Lien shall extend to or cover any other property or assets of BHI or of such Subsidiary, as the case may be, and

                  (y) the aggregate principal amount of the Indebtedness secured by all such Liens in respect of any such property or assets shall not exceed 100% of the fair market value of such property or assets at the time of such acquisition;

and any extension, renewal or replacement thereof but only if the principal amount of the Indebtedness secured thereby is not increased and such Liens do not extend to or cover any other property or assets, provided further, that the aggregate principal amount of Indebtedness secured by Liens permitted by this
Section 8.01(i) together with (but without double counting) the aggregate principal amount of Indebtedness permitted by Section 8.05(e) does not exceed at any one time outstanding the Equivalent Amount of $6,000,000;

            (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by BHI or any of its Subsidiaries in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by BHI or any of its Subsidiaries to provide collateral to the depository institution;

            (k) Liens of any landlord with respect to leased real property of BHI or any of its Subsidiaries arising in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of BHI or such Subsidiary, as the case may be;

            (l) Licenses, leases or subleases granted to third Persons in the ordinary course of the business not interfering in any material respect with the business of BHI or any of its Subsidiaries;

            (m) Liens arising from precautionary UCC financing statements regarding operating leases not constituting Indebtedness or consignments;

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            (n)   Liens securing Indebtedness evidenced by Intercompany Notes issued by NSC pursuant to Section 8.05(f), provided, that the documentation evidencing any such Lien shall be in form and substance satisfactory to the Administrative Agent; and

            (o) Liens securing obligations (other than Indebtedness) of BHI and its Subsidiaries not to exceed in the aggregate at any one time outstanding the Equivalent Amount of $1,000,000.

      8.02  Disposition of Assets.

      BHI shall not, nor shall it suffer or permit any of its Subsidiaries to, directly or indirectly, (x) issue any equity interests of any Subsidiary to any Person which is not BHI or one of its Wholly-Owned Subsidiaries or (y) sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property, including accounts and notes receivable, with or without recourse (each, an "Asset Disposition"), or enter into any agreement to do any of the foregoing, except:

            (a) dispositions of used, worn-out or surplus equipment or unused intellectual property, all in the ordinary course of business;

            (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of replacement equipment, or the proceeds of such sale are within 180 days of receipt thereof applied to the purchase price of such replacement equipment;

            (c) Asset Dispositions by any Subsidiary to any Wholly-Owned Subsidiary that is a Loan Party;

            (d) BHI or any Subsidiary may enter into operating leases and licenses as lessor in the ordinary course of business which are not substantially equivalent to sales;

            (e) BHI or any Subsidiary may enter into assignments and licenses of intellectual property in the ordinary course of business; and

            (f) dispositions by BHI and its Subsidiaries not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) at least 75% of the aggregate sales price from such dispositions shall be paid in cash, and (iii) the aggregate value of all assets so sold by BHI and its Subsidiaries in any fiscal year shall not exceed the Equivalent Amount of $2,000,000;

            (g) sale or discounts of accounts receivable by BHI or any of its Subsidiaries in the ordinary course of collection;

            (h)   sell Investments permitted under Section 8.04(a);

            (i)   transactions permitted under Section 8.03; and

            (j)   dispositions of inventory in the ordinary course of business.

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            In the event any Collateral is sold as permitted by this Section
8.02, such Collateral shall be sold free and clear of the Liens created by the Collateral Documents and the Collateral Agent shall be authorized to take any actions and execute and deliver any lien release documents as may be necessary in order to effect the foregoing.

      8.03  Consolidations and Mergers.

      BHI shall not, nor shall it suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except for the following but only so long as the corporate existence of BHI is continued:

            (a) any Subsidiary may merge with BHI (provided that BHI shall be the continuing or surviving corporation), or with any one or more Subsidiaries (provided that if any such Subsidiary is a Guarantor, the surviving corporation shall be a Guarantor, and if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the continuing or surviving corporation shall be a Wholly-Owned Subsidiary);

            (b) another Person organized under the laws of the jurisdiction of the Loan Party may merge with or consolidate into such Loan Party so long as (i) such Acquisition is a Permitted Acquisition, (ii) such surviving Person is a Loan Party, and (iii) all applicable legal requirements have been satisfied;

            (c) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to BHI or a Wholly-Owned Subsidiary that is a Loan Party; and

            (d)   any transaction permitted under Section 8.02.

      8.04  Loans and Investments.

      BHI shall not, nor shall it suffer or permit any of its Subsidiaries to, purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business) including any Affiliate of the Company (together, "Investments"), except for:

            (a) Investments held by BHI or its Subsidiaries in the form of cash equivalents or short term marketable securities;

            (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

            (c) Investments by BHI or any of its Subsidiaries in BHI or one or more Wholly-Owned Subsidiaries that is a Loan Party or unsecured loans made by any such Subsidiary to BHI;

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            (d)   Permitted Acquisitions and Investments incurred in order to consummate Permitted Acquisitions;

            (e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

            (f) loans and advances to officers, directors and employees of BHI and its Subsidiaries, the proceeds of which are used to purchase Capital Stock of BHI;

            (g) Investments consisting of Capital Stock of BHI purchased from officers, directors, consultants, and employees of BHI and its Subsidiaries pursuant to subsection 8.09(c);

            (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (i) Investments that are outstanding as of the Closing Date and set forth in Schedule 8.04 hereto;

            (j) other Investments, including in Joint Ventures or other Persons with business reasonably related to the business of BHI and its Subsidiaries, of up to the Equivalent Amount of $2,000,000 in the aggregate;

            (k) Investments incurred in connection with transactions described in Section 8.02(f); provided, that such Investments shall be limited to 25% of the aggregate sale price from such dispositions and shall be evidenced by promissory notes issued to BHI or any of its Subsidiaries, as applicable, and pledged and delivered to the Collateral Agent to the extent required by the Collateral Documents;

            (l)   Contingent Obligations permitted under Section 8.08;

            (m) BHI and its Subsidiaries may make pledges and deposits permitted under Section 8.01;

            (n) Investments constituting Permitted Earn-Out Debt permitted pursuant to Section 8.05(l); and

            (o) BHI and its Subsidiaries may make intercompany loans permitted by Section 8.05

      Notwithstanding the above, the aggregate amount of Investments made to, in or in respect of Foreign 956 Subsidiaries or any Subsidiaries not organized under the laws of the United States or the United Kingdom shall not at any time in the aggregate exceed the Equivalent Amount of $3,000,000.

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      8.05  Limitation on Indebtedness.

      BHI shall not, nor shall it suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement or the Loan Documents;

            (b) Indebtedness of BHI or its Subsidiaries consisting of Contingent Obligations permitted pursuant to Section 8.08 (other than subparagraph (d) thereof);

            (c) Indebtedness of BHI or its Subsidiaries existing on the Closing Date and set forth in Schedule 8.05;

            (d) Indebtedness of BHI or its Subsidiaries secured by Liens which are permitted pursuant to Section 8.01(i) in an aggregate amount at any one time outstanding not to exceed the Equivalent Amount of $5,000,000;

            (e) Indebtedness of a Subsidiary of BHI (or related to an asset) issued and outstanding on or prior to the date on which such Subsidiary (or asset) was acquired by BHI or a Subsidiary of BHI in a transaction constituting a Permitted Acquisition (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds utilized to consummate such Permitted Acquisition); provided that the aggregate amount of such Indebtedness outstanding at any time, together with Indebtedness outstanding and permitted by
Section 8.05(d) (without double counting) does not exceed the Equivalent Amount of $5,000,000;

            (f) unsecured Indebtedness (except as permitted pursuant to Section 8.01(n)) of (x) BHI to a Borrower to the extent the proceeds thereof are promptly utilized to pay costs permitted pursuant to Section 8.09(d), (y) a Borrower to any Guarantor or another Borrower or (z) any Guarantor to a Borrower or any other Guarantor, provided that such Indebtedness shall be evidenced by a promissory note (each such promissory note, an "Intercompany Note") which, together with any related security interests, shall be pledged to the Collateral Agent pursuant to a Pledge Agreement;

            (g) Indebtedness of BHI and its Subsidiaries resulting from the refinancing of Indebtedness permitted by clauses (c) and (d) above; provided, however, that the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP), does not exceed the principal amount of the Indebtedness refinanced thereby on such date;

            (h) unsecured Indebtedness of BHI which is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and the Required Lenders incurred in connection with Permitted Acquisitions or Investments permitted by subsection 8.04; provided that the terms and conditions of such Indebtedness shall be satisfactory to the Administrative Agent and the principal amount thereof (together with the unsecured Indebtedness issued pursuant to Section 8.13) shall not exceed the Equivalent Amount of $10,000,000 in the aggregate at any one time outstanding;

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            (i)   unsecured Indebtedness of BHI which is subordinated to the
Obligations on terms reasonably satisfactory to the Administrative Agent and the Required Lenders incurred in connection with Investments permitted by subsection 8.04(g), all on terms and conditions satisfactory to the Administrative Agent;

            (j) Indebtedness under the Loan Notes owing to former shareholders of Bostrom International and secured by the Loan Note Credit Support;

            (k) intercompany Indebtedness permitted by Sections 8.04(c), (j) and (o);

            (l) Permitted Earn-Out Debt, provided that the maximum potential liability of BHI or any of its Subsidiaries with respect to any such Permitted Earn-Out Debt shall not exceed at any time an amount equal to 25% of the aggregate consideration paid by BHI or such Subsidiary in connection with the related Permitted Acquisition;

            (m) other unsecured Indebtedness of BHI or its Subsidiaries at any time outstanding as long as such Indebtedness when aggregated with Contingent Obligations which are permitted to be outstanding solely under subsection 8.08(j) does not exceed the Equivalent Amount of $2,000,000; and

            (n) unsecured Indebtedness pursuant to Section 7.16; provided, that (i) the terms and conditions of such unsecured Indebtedness shall be reasonably satisfactory to the Administrative Agent (and, to the extent such Indebtedness provides for interest payments, such interest payments shall be payments-in-kind), and (ii) such unsecured Indebtedness shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and the Required Lenders; provided, that the parties hereto hereby agree that if the terms and conditions of such unsecured Indebtedness are substantially similar to the subordinated promissory notes issued by the Company on September 30, 2002, such unsecured Indebtedness shall be deemed to have met the standards set forth in the preceding proviso.

      8.06  Transactions with Affiliates.

      No Loan Party shall, nor shall it suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of such Loan Party, except upon fair and reasonable terms no less favorable to such Loan Party or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate of such Loan Party or such Subsidiary and except for the following:

            (a) transactions between or among a Loan Party and/or its Subsidiaries;

            (b) payments permitted pursuant to Section 8.09 and transactions permitted pursuant to Section 8.04 or Section 8.08;

            (c) the provision of officers' and directors' indemnification and insurance in the ordinary course of business to the extent permitted by applicable law; and

            (d) payments pursuant to that certain Amended and Restated Management Agreement, dated as of the date hereof, by and among BHI, CVS Holdings, Inc., CVS Holdings

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Ltd., CVS, Inc. and Hidden Creek as in effect on the Closing Date (the
"Management Agreement") and as amended in a manner permitted under Section 8.13.

      8.07  Use of Proceeds.

            (a) No Loan Party shall, nor shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act or (v) to make Acquisitions other than Permitted Acquisitions.

            (b) None of the proceeds of any Loans may be used in any way which infringes Section 151 of the Companies Act or any similar or other statutory obligation whether in the United Kingdom or elsewhere.

      8.08  Contingent Obligations.

      BHI shall not, nor shall it suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

            (a) (i) endorsements for collection or deposit in the ordinary course of business, and (ii) standard contractual indemnities in the ordinary course of business;

            (b)   Permitted Swap Obligations;

            (c) Contingent Obligations of BHI and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.08;

            (d) Contingent Obligations with respect to Indebtedness permitted by Section 8.05;

            (e) Contingent Obligations with respect to Surety Instruments incurred by BHI and its Subsidiaries (including on behalf of third parties) in the ordinary course of business;

            (f) Contingent Obligations of BHI or any Subsidiary of BHI consisting of a guarantee of obligations of a Wholly-Owned Subsidiary under any lease or other agreement entered into in the ordinary course of business not constituting Indebtedness and for which the liability with respect thereto is not required to be reflected on a balance sheet prepared in accordance with GAAP;

            (g) ordinary course indemnity provisions in any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which BHI or any of its Subsidiaries is a party;

            (h) BHI and its Subsidiaries may become and remain liable with respect to Contingent Obligations in the form of customary and reasonable indemnification provisions or

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customary purchase price adjustments (based on post-closing audit adjustments)
incurred in connection with Permitted Acquisitions or sales of assets permitted under this Agreement to be made by BHI or any Subsidiary;

            (i) BHI and its Subsidiaries may incur Contingent Obligations in respect of employment arrangements and other compensation arrangements entered into in connection with Permitted Acquisitions; and

            (j) Contingent Obligations not exceeding at any time the Equivalent Amount of $2,000,000 in the aggregate less the amount of unsecured Indebtedness which is permitted to be outstanding solely under subsection 8.05(m).

      8.09  Restricted Payments.

      BHI shall not, nor shall it suffer or permit any of its Subsidiaries to, declare or make any dividend payment, other payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (collectively, "Restricted Payments"), except that:

            (a) BHI may declare and make dividend payments or other distributions payable solely in its Capital Stock and in cash to the extent permitted by clauses (c) and (d) below;

            (b) Subsidiaries of BHI may make Restricted Payments to BHI and other Wholly-Owned Subsidiaries of BHI;

            (c) so long as no Default or Event of Default shall then exist and be continuing or would result after giving effect thereto, any Subsidiary of BHI may declare and make dividend payments or other distributions payable to BHI (x) to enable BHI to repurchase Capital Stock owned by its officers, directors, consultants, and employees, or former officers, directors, consultants and employees, or their respective estates or spouses or former spouses, of BHI or any of its Subsidiaries in an amount not exceeding during the term of this Agreement $500,000 plus the amount of proceeds received by BHI in cash (or forgiveness of Indebtedness) (or the principal amount of promissory notes) after the Closing Date from the purchase of Capital Stock of BHI by (i) officers, directors, consultants, and employees of BHI and its Subsidiaries and (ii) holders of Capital Stock of BHI as of the Closing Date and their Related Parties; provided that any such repurchase for cash or forgiveness of Indebtedness shall not exceed the aggregate amount of all such proceeds received in cash (or forgiveness of Indebtedness) after the Closing Date, and (y) to enable BHI to make scheduled payments of interest on subordinated Indebtedness incurred by BHI pursuant to Section 8.05(h) or (i) or to make scheduled payments of interest on other subordinated Indebtedness; provided that the aggregate principal amount of subordinated Indebtedness of BHI shall not at any time exceed the amount permitted to be incurred by BHI pursuant to Section 8.05(g) or
(h)); and

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            (d)   distributions to BHI to the extent necessary to permit BHI to pay federal, state and other taxes and other administrative costs applicable to the operations of BHI and its Subsidiaries.

      8.10  ERISA.

      BHI shall not, nor shall it suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA which has resulted or could reasonably expected to result in liability of BHI in an aggregate amount in excess of $2,000,000.

      8.11  Change in Business.

            (a) No Loan Party shall, nor shall any such Loan Party suffer or permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by a Loan Party and its Subsidiaries on the Closing Date and lines of business reasonably ancillary or complementary to such current lines of business.

            (b) BHI will not engage in any business activities other than in connection with its ownership interest in the Loan Parties and its other Subsidiaries and the execution, delivery and performance of the Transaction Documents to which it is a party and to engage in other actions expressly permitted by this Agreement (including, without limitation, incurring certain Indebtedness and making certain loans). Notwithstanding the foregoing, BHI may engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

      8.12  Accounting Changes.

      BHI shall not, nor shall it suffer or permit any of its Subsidiaries to,
(a) make any significant change in accounting treatment or reporting practices, except (i) as required by GAAP and (ii) any other change which does not affect the calculations required to determine compliance with Section 8.14 through 8.18, or (b) change the fiscal year of BHI or any of its Subsidiaries to make the fiscal year of such Subsidiary different than that of BHI.

      8.13 Amendments to Organizational Documents or Management Agreement; Preferred Stock.

      BHI shall not, nor shall it permit any of its Subsidiaries to, (a) make any amendment or modification to the Organizational Documents of BHI or any Loan Party, or to any terms or provisions of any other Organizational Documents which is materially adverse to the Administrative Agent or the Lenders without the prior written consent of the Required Lenders, (b) make any amendment or modification to the Management Agreement which is materially adverse to the Administrative Agent or the Lenders without the prior written consent of the Required Lenders or (c) issue any preferred stock, other than preferred stock which is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and the Required Lenders incurred in connection with Permitted Acquisitions or Investments permitted by Section 8.04; provided that the terms and conditions of such preferred stock shall be satisfactory to the Administrative Agent and the liquidation preference with respect thereto (together with the principal amount of Indebtedness outstanding and permitted pursuant to subsection 8.05(g)) shall not exceed $20,000,000 in the aggregate at any time outstanding.

      8.14  Net Worth.

      BHI shall not permit its consolidated Net Worth on the last day of any fiscal quarter to be less than the sum of (a) $35,000,000, plus (b) 75% of consolidated Net Income of BHI and its Subsidiaries (excluding (a) gains and losses with respect to foreign exchange and/or interest rate protection adjustments reflected in the consolidated balance sheet of BHI, (b) previously capitalized costs and expenses related to the incurrence of indebtedness and costs and expenses related to the execution and delivery of this Agreement, not to exceed $3,250,000 in the aggregate and (c) adjustments with respect to goodwill made in accordance with Financial Accounting Standard 142) for each fiscal quarter after the Closing Date; provided, however, that, in the event Net Income of BHI and its Subsidiaries is less than zero for any fiscal quarter, Net Income for purposes only of this Section 8.14 shall be deemed to be zero for such fiscal quarter.

      8.15  Total Leverage Ratio.

      BHI shall not permit the Total Leverage Ratio, as determined as of the last day of each fiscal quarter for the four fiscal quarter period then ended, to be greater than the ratio set forth below for such period:

  QUARTER ENDING                RATIO
  --------------                -----
March 31, 2003                3.80 to 1
June 30, 2003                 4.50 to 1
September 30, 2003            4.40 to 1
December 31, 2003             3.50 to 1
March 31, 2004                3.00 to 1
June 30, 2004                 2.75 to 1
and thereafter

; provided, however, that for purposes of calculating the Total Leverage Ratio hereunder "Funded Indebtedness" shall exclude any Additional Capital to the extent the proceeds thereof are applied to reduce the Revolving Loans and such application shall be reflected on a pro forma basis as if such reduction in the Revolving Loans had occurred at the beginning of the four quarter period then ended.

      8.16  Fixed Charge Coverage Ratio.

      BHI shall not permit the Fixed Charge Coverage Ratio, as determined as of the last day of each fiscal quarter for the four fiscal quarter period then ended, to be less than the ratio set forth below for such period:

  QUARTER ENDING                RATIO
  --------------                -----
March 31, 2003                1.00 to 1
June 30, 2003                  .85 to 1
September 30, 2003             .85 to 1
December 31, 2003              .95 to 1
March 31, 2004
and thereafter                1.00 to 1

      8.17  Minimum EBITDA.

      BHI shall not permit EBITDA, calculated on a cumulative basis from January 1, 2003 to each of the dates set forth below, to be less than the amounts set forth below for each such period:

Fiscal period ending on or about:             EBITDA
---------------------------------             ------
March 31, 2003                             $  3,667,000

April 30, 2003                             $  4,991,000

May 31, 2003                               $  6,654,000

June 30, 2003                              $  8,765,000

July 31, 2003                              $  9,785,000

August 31, 2003                            $ 11,769,000

September 30, 2003                         $ 14,358,000

October 31, 2003                           $ 17,003,000

November 30, 2003                          $ 19,335,000

December 31, 2003                          $ 20,805,000

      8.18  Capital Expenditures.

      Neither BHI nor any of its Subsidiaries shall make or commit to make Capital Expenditures in an aggregate amount exceeding the Equivalent Amount of $10,000,000 in any fiscal year; provided, that up to the Equivalent Amount of $2,500,000 of the amount of Capital Expenditures permitted hereunder (including for purposes hereof amounts carried forward from the previous year, if any) which are not applied in any fiscal year may be carried forward and applied in the next succeeding fiscal year. For the purpose of this Section 8.18 only, "Equivalent Amount" for computations in Sterling shall be calculated at the exchange rate of $1.50 to (pound)1.

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

      8.19  Restrictive Agreements.

      Neither BHI, nor the Company shall, nor shall they permit any of their Subsidiaries to, enter into any indenture, agreement, instrument or other arrangement which directly or indirectly prohibits or restrains, or has the direct effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of any of its Subsidiaries to (a) pay dividends or make other distributions (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits, (b) make loans or advances to BHI or any of its Subsidiaries, (c) repay loans or advances from BHI or any of its Subsidiaries or (d) transfer any of its properties or assets to BHI or any of its Subsidiaries; provided, however, the provisions of this
Section 8.19 shall not apply with respect to clause (d) above, to Permitted Liens or other restrictions contained in security agreements securing Indebtedness permitted hereby to the extent such restrictions restrict the transfer of property subject to such Permitted Lien or any encumbrance or restriction consisting of customary non-assignment provisions in Contractual Obligations entered into in the ordinary course of business to the extent such provisions restrict the transfer or assignment of such agreement.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

      9.01  Event of Default.

      Any of the following shall constitute an "Event of Default":

            (a) Non-Payment. Any Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within three (3) Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

            (b) Representation or Warranty. Any representation or warranty by any Loan Party made or deemed made herein or in any other Loan Document, or contained in any certificate, document or financial or other statement by a Loan Party, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

            (c) Specific Defaults. BHI or any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03(a) - (d), 7.04(a), 7.09, 7.13(d) or (e) or in Article VIII; or

            (d) Other Defaults. Any Loan Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender; or

            (e) Cross-Default. (i) Any Loan Party (A) fails to make any payment in respect of any Indebtedness (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or in respect of any Contingent Obligation having an aggregate maximum amount of more than $2,000,000 when due, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable, or to be required to be repurchased, prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which any Loan Party is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) arising due to a "Tax Event Upon Merger" or a "Credit Event Upon Merger" as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party as a result thereof is greater than $1,000,000; or (iii) such Loan Party fails to perform or observe any condition or covenant under any contract providing for the issuance of, or reimbursement of amounts in respect of, Surety Instruments (other than Non-Surety L/Cs), which in such event requires the making of payments in excess of $1,000,000 in the aggregate, net of the proceeds of insurance policies and indemnity agreements in favor of such Loan Party and received or reasonably expected to be received thereby.

            (f) Insolvency; Voluntary Proceedings. Any Loan Party (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; (iv) in relation to a Loan Party incorporated in England and Wales makes an application to strike that Loan Party off the register pursuant to Section 652A of the Companies Act 1985 of the United Kingdom or (iv) takes any action to effectuate or authorize any of the foregoing including, without limitation, the calling of any creditors or shareholders meeting to effect the same; or

            (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Loan Party's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Loan Party admits in writing the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Loan Party acquiesces in writing to the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), administrator or other similar Person for itself or a substantial portion of its property or business; or (iv) in relation to a Loan Party incorporated in England and Wales the registrar of companies takes any steps in contemplation of striking that Loan Party off the register pursuant to Section 652 of the Companies Act 1985 of the United Kingdom; or

            (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of BHI or any ERISA Affiliate under Title IV of ERISA to such Pension Plan or Multiemployer Plan or to the PBGC in an aggregate amount for all such Pension Plans and Multiemployer Plans in excess of $2,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans and Multiemployer Plans at any time exceeds $2,000,000 (determined, in respect of Multiemployer Plans, by reference to the Unfunded Person Liability for which BHI or any ERISA Affiliate may be liable); or (iii) BHI or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,000,000; or

            (i) Monetary Judgments. One or more non-interlocutory judgments, noninterlocutory orders, decrees or arbitration awards is entered against one or more Loan Parties involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $2,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

            (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against any Loan Party which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (k)   Change of Control. There occurs any Change of Control; or

            (l) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any material term, covenant or agreement in the BHI Guaranty or the Subsidiary Guaranty, as applicable; or the BHI Guaranty or the Subsidiary Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor contests in writing in any manner the validity or enforceability thereof or denies in writing that it has any further liability or obligation thereunder; or any event described at subsection (f) or
(g) of this Section occurs with respect to any Guarantor; or

            (m)   Collateral.

                  (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Loan Party thereto or any Loan Party shall so state in writing or bring an action to limit or deny any obligation or liability thereunder; or

                  (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby having a fair market value of $100,000 or more or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

      9.02  Remedies.

      Subject to Section 5.02, if any Event of Default has occurred and is continuing, the Administrative Agent and/or the Collateral Agent shall, at the request of, or may, with the consent of, the Required Lenders:

            (a) declare the Commitment of each Lender to make Loans and any obligation of the Issuer to Issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

            (b) declare the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

            (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.01 (in the case of subclause (i) of clause (g) upon the expiration of the sixty day period described therein), the obligation of each Lender to make Loans and any obligation of an Issuer to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Collateral Agent, any Issuer or any Lender.

      9.03  Rights Not Exclusive.

      The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE X

                                   THE AGENTS

      10.01 Appointment and Authorization.

            (a) Each Lender hereby irrevocably designates and appoints Bank of America as the Administrative Agent and Collateral Agent, and under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Collateral Agent, by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent and the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

            (b) The Issuer shall act on behalf of the Lenders with respect to any Letters of Credit Issued by the Issuer and the documents associated therewith; provided, however, that the Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Issuer in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent," as used in this Article X, included the Issuer with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuer.

      10.02 Delegation of Duties.

      The Administrative Agent and the Collateral Agent may execute any of their respective duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      10.03 Liability of Agents.

      No Agent-Related Person (in such capacities) shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other

Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by BHI or any Subsidiary or Affiliate of BHI, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of BHI or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of BHI or any of BHI's Subsidiaries or Affiliates.

      10.04 Reliance by Agents.

            (a) Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to BHI), independent accountants and other experts selected by it. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            (b) For purposes of determining compliance with the conditions specified in Sections 5.01 and, with regard to the initial Credit Extension, 5.02, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      10.05 Notice of Default.

      Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or BHI referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article IX; provided, however, that, subject to the provisions of Section 9.02 requiring the consent of Required Lenders to certain remedies, unless and until the Administrative Agent and the Collateral Agent has received any such request, the Administrative Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable or in the best interest of the Lenders.

      10.06 Credit Decision.

      Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent or the Collateral Agent, hereinafter taken, including any review of the affairs of BHI and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of BHI and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of BHI and its Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of BHI or any of its Subsidiaries which may come into the possession of any of the Agent-Related Persons.

      10.07 Indemnification of Agents.

      Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with such Lender's Pro Rata Share of all Loans and Commitments, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence, bad faith or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its respective ratable share of any costs or out-of-pocket expenses (including Attorney Costs and all goods and services, value added, consumption, sales, use or similar taxes applicable to such costs or expenses) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the termination of the Aggregate Commitment, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent or any Agent-Related Person.

      10.08 Agent in Individual Capacity.

      Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with BHI and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent or the Collateral Agent or the Issuer hereunder, in each case without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding BHI or its Affiliates (including information that may be subject to confidentiality obligations in favor of BHI or such Subsidiary) and acknowledge that the Administrative Agent and the Collateral Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, the Collateral Agent or an Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

      10.09 Successor Administrative Agent.

      The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon thirty (30) days' notice to the Lenders, provided that such resignation by Bank of America shall also constitute its resignation as the Collateral Agent, as an Issuer and as Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent, Collateral Agent, Issuer and Swing Line Lender subject to the consent of the Borrowers at all times other than during the existence of an Event of Default, which shall not be unreasonably withheld or delayed. If no successor Administrative Agent, Collateral Agent, Issuer and Swing Line Lender is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers at all times other than during the existence of an Event of Default, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent, Collateral Agent, Issuer and Swing Line Lender hereunder, such successor Administrative Agent, Collateral Agent, Issuer and Swing Line Lender shall succeed to all the respective rights, powers and duties of the retiring Administrative Agent, Collateral Agent, Issuer and Swing Line Lender and the respective terms "Administrative Agent," "Collateral Agent," "Issuer" and "Swing Line Lender" shall mean such successor

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Administrative Agent, Collateral Agent, Issuer and Swing Line Lender and the
retiring Administrative Agent's and Collateral Agent's respective appointment, powers and duties as Administrative Agent and Collateral Agent shall be terminated and the retiring Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Administrative Agent, Collateral Agent, Issuer and Swing Line Lender or any other Lender; provided, that any resignation of Bank of America as Administrative Agent shall not automatically constitute a resignation of Bank of America as guarantor under the Loan Note Credit Support and the above provisions, as they apply to Bank of America as an Issuer, shall not apply to Bank of America as guarantor under the Loan Note Credit Support. Upon any such assignment and acceptance, any successor Issuer shall be obligated to issue letters of credit in substitution for the Letters of Credit issued by the retiring Issuer, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuer to effectively assume the obligations of the retiring Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty
(30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders and the Borrowers (at all times other than during the existence of an Event of Default) appoint a successor Administrative Agent as provided for above; provided that, in such event, the Lenders shall not be obligated to perform the duties of the Collateral Agent, the Issuer or the Swing Line Lender, and the Collateral Agent, the Issuer and the Swing Line Lender shall not be permitted to resign until such time as an assignee assumes such roles or accepts an appointment by the Lenders in each such capacity. Notwithstanding the foregoing, however, Bank of America may not be removed as the Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced as the Issuer, as Collateral Agent and as Swing Line Lender under the Loan Documents pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

      10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuers and the Administrative Agent and their respective agents and counsel and all other

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amounts due the Lenders, the Issuers and the Administrative Agent hereunder)
allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent and Issuers hereunder.

      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Issuer or Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Issuer or Lender or to authorize the Administrative Agent to vote in respect of the claim of any Issuer or Lender in any such proceeding.

      10.11 Collateral Matters.

            (a) The Collateral Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

            (b) The Lenders irrevocably authorize the Collateral Agent, and the Collateral Agent hereby agrees, upon request of the Borrower Representative, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Aggregate Commitments, expiration or termination of all Letters of Credit and payment in full of all Loans and all other Obligations known to the Administrative Agent or the Collateral Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which BHI or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter;
(iv) constituting property leased to BHI or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by BHI or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; (vi) acquired by BHI or any Subsidiary of BHI after the Closing Date and at least 75% of the purchase price therefor is within 20 days of the acquisition thereof financed with Indebtedness secured by a Lien permitted by Section 8.01(i); or (vii) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in Section 11.01. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b), provided that the

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absence of any such confirmation for whatever reason shall not affect the
Collateral Agent's rights under this Section 10.11.

            (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of BHI or any Subsidiary) that the Borrowers' obligations to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender other than the real property described in any Mortgages entered into from time to time.

      10.12 Administrative Agent as English Trustee.

            (a)   (a)   The Administrative Agent in its capacity as trustee or
otherwise under the Loan Documents governed by English law:

                  (i) is not liable for any failure, omission, or defect in perfecting or registering the security constituted or created by any Loan Document;

                  (ii) may accept without inquiry such title as any Loan Party or any of its Subsidiaries may have to any asset secured by any Loan Document; and

                  (iii) is not under any obligation to hold any Loan Document or any other document in connection with the Loan Documents or the assets secured by any Loan Document (including title deeds) in its own possession or take any steps to protect or preserve the same. The Administrative Agent may permit any Loan Party or any of its Subsidiaries to retain any Loan Document or other document in its possession.

            (b) Except as otherwise provided in the Loan Documents governed by English law, all moneys which under the trusts contained in the Loan Documents are received by the Administrative Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Administrative Agent in any investment authorized by English law for the investment by trustee of trust money or in any other investments which may be selected by the Administrative Agent. Additionally, the same may be placed on deposit in the name or under the control of the Administrative Agent or such Lender or institution (including the Administrative Agent itself) and upon such terms as the Administrative Agent may think fit.

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.01 Amendments, Etc.

No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Required Lenders and the applicable Loan Party, and a written copy thereof shall have been delivered to the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, shall: (i) reduce the rate of

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interest or extend the final scheduled maturity of any Loan, or the stated
maturity of any Letter of Credit beyond the Revolving Loan Termination Date, or the date for payment of any fees or interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, or reduce the principal amount thereof, in each case without the prior written consent of each Lender affected thereby, (ii) release all or substantially all of the Collateral (except as expressly provided in the Collateral Documents or in connection with the release of a Guaranty) under the Collateral Documents, without the prior written consent of each Lender, (iii) amend, modify or waive any provision of this Section 11.01, without the prior written consent of each Lender, (iv) reduce the percentage specified in the definition of Required Lenders without the prior written consent of each Lender, (v) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement without the prior written consent of each Lender, or (vi) release all or substantially all of the Guarantors from their respective Guaranty, without the prior written consent of each Lender (unless such release is in connection with a transaction permitted herein); provided, further, that no such amendment, modification, supplement, termination, waiver or consent shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) amend, modify or waive any provision of this Agreement or any other Loan Document which affects the rights or obligations of the Issuer or the Swing Line Lender, as the case may be, without the prior written consent of the Issuer or the Swing Line Lender, as the case may be, (3) amend, modify or waive any provision of Article X as same applies to the Administrative Agent or the Collateral Agent or any other provisions as same relates to the rights or obligations of the Administrative Agent or the Collateral Agent, without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be, or (4) amend, modify or waive any provisions relating to the rights or obligations of the Administrative Agent or the Collateral Agent under the other Loan Documents, without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be.

      11.02 Notices.

            (a) Except where telephonic notices are specifically authorized herein, all notices, requests, consents, approvals, waivers and other communications made in connection with or pursuant to the Transaction Documents shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by any Loan Party by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (d) below) electronic mail address specified for notices on Schedule 11.02; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

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            (b)   All such notices, requests and communications shall, when
transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed or delivered, upon delivery; except that notices pursuant to Article II, III or X to the Administrative Agent shall not be effective until actually received by the Administrative Agent, and notices pursuant to Article II or III to the Issuer or the Swing Line Lender shall not be effective until actually received by such Person at the address specified on
Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties.

            (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Loan Parties. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person identifying himself or herself as, and reasonably appearing to be, a Person authorized by a Loan Party to give such notice and the Administrative Agent and the Lenders shall not have any liability to any Loan Party or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in good faith in reliance upon such telephonic or facsimile notice. The obligation of the Loan Parties to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

            (d) Electronic mail and Internet and intranet websites may be used for notices, requests, consents, approvals, waivers and other communications made in connection with or pursuant to the Transaction Documents only to distribute routine communications, such as financial statements and other information as provided in Section 7.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

      11.03 No Waiver; Cumulative Remedies.

      No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      11.04 Costs and Expenses. The Borrowers, jointly and severally, shall:

            (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Administrative Agent, Collateral Agent and Issuer) and the Arranger within 10 Business Days after demand for all reasonable costs and expenses incurred by Bank of America (including in its capacity as Administrative Agent, Collateral Agent and Issuer) and the Arranger in connection with the development,

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preparation, delivery, administration, syndication and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Bank of America (including in its capacity as Administrative Agent, Collateral Agent and Issuer) and the Arranger with respect thereto;

            (b) pay or reimburse the Administrative Agent, the Collateral Agent, the Issuer, the Arranger and each Lender within 10 Business Days after demand for all costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); provided that in the case of reimbursement with respect to Attorney Costs for the Lenders, in the absence of a conflict, such reimbursement shall be limited to one counsel selected by the Administrative Agent; and

            (c) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Administrative Agent and the Collateral Agent) within 10 Business Days after demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by Bank of America (including in its capacity as Administrative Agent and Collateral Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

            (d) The agreements in this Section 11.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

      11.05 Borrower Indemnification.

            (a) The Borrowers, jointly and severally, shall indemnify, defend and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender or assignment by any Lender of its Loans or Commitments) be imposed on, incurred by or asserted against any Indemnified Person arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof (including any refusal by the Issuer to honor a demand for payment under a Letter of Credit if the documents

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presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from (i) the bad faith, gross negligence or willful misconduct of such Indemnified Person or (ii) any proceeding initiated by the Administrative Agent or the Collateral Agent against any Lender (except to the extent arising from a breach by such Lender of its obligations hereunder) or by any Lender against the Administrative Agent, Collateral Agent or any other Lender (except to the extent arising from a breach by the Administrative Agent, Collateral Agent or such Lender, as the case may be, of its obligations hereunder). The agreements in this Section shall survive payment of all other Obligations.

            (b) The Borrowers, jointly and severally, shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property, whether or not subject to a Mortgage in favor of the Administrative Agent, Collateral Agent or any Lender, or arising out of or related to any operations of BHI or any Subsidiary (all of the foregoing, collectively, the "Indemnified Environmental Liabilities"); provided that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Environmental Liabilities to the extent resulting from the bad faith, gross negligence or willful misconduct of such Indemnified Person. No action taken by legal counsel chosen by the Administrative Agent, the Collateral Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or in any way impair any Borrower's obligation and duty hereunder to indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender.

            (c) In no event shall any site visit, observation or testing by the Administrative Agent or any Lender (or any contractee of the Administrative Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. No Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by the Administrative Agent or any Lender. Neither the Administrative Agent nor any Lender owes any duty of care to protect the Borrowers or any other Person against, or to inform the Borrowers or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. The Administrative Agent or any Lender shall, at the written request of the applicable Borrower Representative, disclose to the Borrowers any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Administrative Agent or any Lender. The Borrowers understand and agree that the Administrative Agent and the Lenders make no warranty or representation to the Borrowers or any other Person regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrowers also understand that, depending upon the results of any site visit, observation or testing by the Administrative Agent or any Lender and disclosed to the Borrowers, the Borrowers may have a legal obligation to notify one or more environmental

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agencies of the results and that such reporting requirements are site-specific and are to be evaluated by the Borrowers without advice or assistance from the Administrative Agent or any Lender.

            (d) The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Borrowers shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Borrowers. All amounts owing under this Section shall be paid within 30 days after demand.

      11.06 Marshalling; Payments Set Aside.

      Neither the Administrative Agent, the Collateral Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Borrowers or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrowers make a payment to the Administrative Agent, the Collateral Agent or the Lenders, or the Administrative Agent, the Collateral Agent or the Lenders enforce their liens, or exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Collateral Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent or the Collateral Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

      11.07 Successors and Assigns.

      The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender.

      11.08 Assignments, Participations, etc.

            (a) Any Lender may, with the written consent of the Borrower Representatives at all times other than during the existence of an Event of Default, and the Administrative Agent and the Issuers and the Swing Line Lender, which consents shall not be unreasonably withheld or delayed, at any time assign, pro rata, and delegate to one or more Eligible Assignees (each an "Assignee") all, or any part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, of $1,000,000 or, if less, the total amount of

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such Lender's and its Affiliates outstanding Loans and/or Commitments; provided that no written consent of the Borrower Representatives, the Administrative Agent, the Swing Line Lender or an Issuer shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender or any Approved Fund with respect to such Lender; provided, further that no written consent of the Borrower Representatives, the Administrative Agent, the Swing Line Lender or an Issuer shall be required in connection with any assignment and delegation by a Lender to another Lender and any such assignment may be in an amount less than the minimum amount specified above; provided, still further, that the Borrower Representatives, the Administrative Agent and the Collateral Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower Representatives and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance") and (iii) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500; and provided, still further, that any such assignment by a Lender hereunder shall be of such Lender's Pro Rata share of outstanding Loans, Commitments, and L/C Obligations to the Borrowers.

            (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received (and, if required, provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

            (c) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in such register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each person whose name is recorded in such register as the owner of the Commitments and the Loans recorded therein for all purposes of this Agreement. The register shall be available for inspection by any Borrower, any Lender and their representatives, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of BHI (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Loan Parties, the Issuer, the Administrative Agent and the Collateral Agent shall continue to deal solely and

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directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in clause (i) of the first proviso of Section 11.01 and clause (1) of the second proviso of Section 11.01 (but only in respect of any increase of any Commitment of any Originating Lender). In the case of any such participation, the Participant shall be entitled to the benefit of Sections
4.01, 4.03, 4.04, 11.04 and 11.05 as though it were also a Lender hereunder (but such Participant shall not be entitled to any amount pursuant to such Sections in excess of the amount that would have been payable to the applicable Lender had such participation not been sold), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

            (e) Notwithstanding any other provision in this Agreement, (i) any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and Loans held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulations 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      11.09 Confidentiality.

            (a) The parties hereto hereby agree that each party hereto (and each of their respective, and their respective affiliates', employees, officers, directors, agents and advisors) is, and has been from the commencement of discussions with respect to this credit facility, permitted to disclose to any and all Persons, without limitation of any kind, the tax structure and tax aspects (as such terms are used in Internal Revenue Code Sections 6011, 6111 and 6112 and the regulations promulgated thereunder) of this credit facility, and all materials of any kind (including tax opinions or other tax analyses) that are or have been provided to such parties related to such tax structure and tax aspects. Each party hereto further acknowledges and agrees that its disclosure of the tax structure or tax aspects of this credit facility is not limited in any way by any express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the parties hereto acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the tax structure or tax aspects of this credit facility is limited in any other manner (such as where this Agreement is claimed to be proprietary or exclusive with respect to the tax treatment or tax aspects of this credit facility) for the benefit of any other Person. To the extent that disclosure of the tax structure or tax aspects of this credit facility by any party hereto is limited by any existing agreement between such parties, such limitation is agreed to be void ab initio and such agreement is hereby amended to permit disclosure of the tax structure and tax aspects of this credit facility as provided in this paragraph (a).

            (b) Subject to paragraph (a) above, each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by BHI, the Company or any Subsidiary, or by the Administrative Agent on BHI's, the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with BHI, the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender or its Affiliates, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding involving BHI or any Subsidiary to which the Administrative Agent, the Collateral Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder;
(H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which BHI or any Subsidiary is party or is deemed party with such Lender or such Affiliate; (I) to its Affiliates, provided that each such Affiliate is advised of and agrees to be bound by the confidentiality requirements set forth herein; and (J) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued with respect to such Lender. In addition, the Administrative Agent, the Collateral Agent and the Lenders may disclose the existence of this Agreement to gold sheets and any similar trade publications, together with any other information typically disclosed to, or customarily found in, such publications.

      11.10 Set-off.

      In addition to any rights and remedies of the Lenders provided by law, if
(i) the Loans have been accelerated or (ii) an Event of Default has occurred and is continuing and such Lender has obtained the consent of the Required Lenders, each Lender is authorized at any time and from time to time, without prior notice to the Company or BHI, any such notice being waived by the Company or BHI to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company or BHI against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower Representatives and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      11.11 Automatic Debits of Fees.

      With respect to any commitment fee, arrangement fee, Continuation Fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent, the Collateral Agent, the Issuer or the Arranger under the Loan Documents, each Borrower hereby irrevocably authorizes Bank of America to debit any deposit account of such Borrower with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed so as not to create an overdraft (in whole or in part, in Bank of America's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

      11.12 Notification of Addresses, Lending Offices, Etc.

      Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

      11.13 Counterparts.

      This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

      11.14 Severability.

      The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      11.15 No Third Parties Benefited.

      This Agreement is made and entered into for the sole protection and legal benefit of BHI, each Borrower, the Lenders, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

      11.16 GOVERNING LAW AND JURISDICTION.

                  (A) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THEREOF); PROVIDED THAT THE BORROWERS, BHI, THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BHI, EACH BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BHI, EACH BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BHI, EACH BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

      11.17 WAIVER OF JURY TRIAL.

      BHI, EACH BORROWER, EACH LENDER, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BHI, EACH BORROWER, THE LENDERS, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL

APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      11.18 Judgment.

      If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of BHI or any Subsidiary in respect of any such sum due from it to the Administrative Agent, the Collateral Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, each Loan Party, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the applicable Loan Party (or to any other Person who may be entitled thereto under applicable law).

      11.19 Intercreditor Agreement.

            (a) Each Lender, the Collateral Agent, the Administrative Agent, the Swing Line Lender and each Issuer hereby acknowledge that prior to the date hereof the Hedge Counterparty entered into the Hedge Agreement with the Company, pursuant to which the Company may in the future be obligated to pay certain amounts to the Hedge Counterparty. Each such party hereby further acknowledges that such obligations of the Company to the Hedge Counterparty are secured pursuant to the Collateral Documents, and each such party, by executing this Agreement, hereby agrees that such obligations shall be secured on a pari passu basis with the Obligations and that the Hedge Counterparty shall be entitled to share in the proceeds of the Collateral, on a pari passu basis, with the Lenders as if the Hedge Counterparty were a Lender hereunder with outstanding Loans with a principal amount equal to the outstanding obligations owing by the Company to the Hedge Counterparty under the Hedge Agreement at such time; provided that this Section 11.19 shall not apply to any obligations under the Hedge Agreement that arise pursuant to any amendment or extension to the Hedge Agreement executed or effective after the Closing Date unless all of the Lenders shall have consented to such amendment.

            (b) Each Lender, the Swing Line Lender and each Issuer hereby acknowledge and agree that the Collateral Documents and the Collateral shall secure the Obligations owing to such parties hereunder on a pari passu basis.

      11.20 Entire Agreement.

      This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Loan Parties, the Lenders, the Administrative Agent and the Collateral Agent and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                                   ARTICLE XII

                          GUARANTIES OF U.S. GUARANTORS

      12.01 The Guaranties.

            (a) In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each of the U.S. Guarantors and their respective Affiliates and Subsidiaries, each of the U.S. Guarantors hereby, jointly and severally, absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, all of the Guaranteed Obligations, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, and each of the U.S. Guarantors further agrees, jointly and severally, to pay all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by any holder of any Guaranteed Obligations in endeavoring to collect the Guaranteed Obligations, or any part thereof, and in enforcing this Agreement; provided, however, that the U.S. Guarantors shall each only be liable under this Article XII for the maximum amount of such liability that can be hereby incurred without rendering the agreements set forth in this
Article XII, as it relates to the U.S. Guarantors, as applicable, voidable under any applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each of the U.S. Guarantors specifically agrees that it shall not be necessary or required that any Guaranteed Creditor exercise any right, assert any claim or demand, or enforce any remedy whatsoever against any Borrower (or any other Person or any other Guarantor) before or as a condition to the obligations of the U.S. Guarantors hereunder.

            (b) Each U.S. Guarantor agrees that, in the event of the dissolution or insolvency of any Borrower or any Subsidiary, or the inability of any Borrower or any Subsidiary to pay debts as they mature, or an assignment by any Borrower or any Subsidiary for the benefit of creditors, or the institution of any proceeding by or against any Borrower or any Subsidiary alleging that any Borrower or any Subsidiary is insolvent or unable to pay its debts as they mature (subject to any applicable cure period provided herein), and if such event shall occur at a time when an Event of Default has occurred and is continuing, but any or all of the Guaranteed Obligations may not then be due and payable, each U.S. Guarantor will pay, on a joint and several basis, to the relevant Guaranteed Creditor forthwith the full amount that would be payable hereunder by each of the U.S. Guarantors, on a joint and several basis, if all Guaranteed Obligations were then due and payable.

            (c) The joint and several obligations of each U.S. Guarantor under this Article XII shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any U.S. Guarantor or that at any time or from time to time all Guaranteed Obligations may have been paid in full), subject to discontinuance as to any U.S. Guarantor only upon execution by the Administrative Agent of a written notice, delivered in accordance with the terms of the Agreement, acknowledging the termination of all obligations of such U.S. Guarantor, as the case may be, arising hereunder.

      12.02 Returned Payments.

      Each U.S. Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by any Guaranteed Creditor to any of the Guaranteed Obligations is or must be rescinded or returned by such Guaranteed Creditor for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Loan Party), such Guaranteed Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Guaranteed Creditor, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application by such Guaranteed Creditor had not been made.

      12.03 Authorization.

      Any Guaranteed Creditor may, from time to time, whether before or after any discontinuance of the agreement set forth in this Article XII, at its sole discretion and without notice to any U.S. Guarantor, take any or all of the following actions: (i) retain or obtain a security interest in any property of any third party to secure any of the Guaranteed Obligations or any obligation hereunder; (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the U.S. Guarantors, with respect to any of the Guaranteed Obligations; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter, amend or exchange any of the Guaranteed Obligations or any of the documentation pertaining thereto, or release or compromise any obligation of any U.S. Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Guaranteed Obligations; (iv) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Guaranteed Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (v) resort to any U.S. Guarantor for payment of any of the Guaranteed Obligations, whether or not such Guaranteed Creditor (x) shall have resorted to any property securing any of the Guaranteed Obligations or any obligation hereunder or (y) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Guaranteed Obligations (all of the actions referred to in preceding clauses (x) and (y) being hereby expressly waived by each of the U.S. Guarantors).

Nothing in this Article XII shall in any way modify the respective rights and obligations of the Lenders amongst themselves as otherwise provided in this Agreement.

      12.04 Miscellaneous.

            (a) Any amounts received by a Guaranteed Creditor from whatsoever source on account of the Guaranteed Obligations may be applied by it toward the payment of such of the Guaranteed Obligations, and in such order of application, as set forth in the Collateral Documents.

            (b) Each U.S. Guarantor hereby expressly waives: (i) notice of the acceptance by any Guaranteed Creditor of this Agreement, (ii) notice of the existence or creation or nonpayment of all or any of the Guaranteed Obligations,
(iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (iv) all diligence in collection or protection of or realization upon the Guaranteed Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

            (c) Until the irrevocable payment in full of all of the Guaranteed Obligations (other than Guaranteed Obligations under the relevant agreement with a Guaranteed Creditor which expressly survive the termination of such agreement) and termination of the Aggregate Commitment, (i) each U.S. Guarantor waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code or any successor statute, against any Borrower arising from the existence or performance of this Agreement and (ii) each U.S. Guarantor waives any right to enforce any remedy which any Guaranteed Creditor now has or may hereafter have against the Company, and waives any benefit of, and any right to participate in, any security now or hereafter held by a Guaranteed Creditor securing the Guaranteed Obligations.

            (d) Any Guaranteed Creditor may, from time to time, whether before or after any discontinuance of this Agreement, without notice to any U.S. Guarantor, assign or transfer any or all of the Guaranteed Obligations or any interest therein as provided in this Agreement; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Guaranteed Obligations shall be and remain Guaranteed Obligations for the purposes of this Agreement, and each and every immediate and successive assignee or transferee of any of the Guaranteed Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Guaranteed Obligations, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Guaranteed Creditor.

            (e) Each U.S. Guarantor hereby warrants to each Guaranteed Creditor that each U.S. Guarantor, as applicable, now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrowers. No Guaranteed Creditor shall have any duty or responsibility to provide any U.S. Guarantor with any credit or other information concerning the affairs, financial condition or business of any Borrower that may come into the possession of such Guaranteed Creditor.

                  [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                 COMMERCIAL VEHICLE SYSTEMS LIMITED

                                 By: /s/ MERVIN DUNN
                                     -------------------------------------------
                                 Name: _________________________________________
                                 Title: ________________________________________

                                 KAB SEATING LIMITED

                                 By: /s/ MERVIN DUNN
                                     -------------------------------------------
                                 Name: _________________________________________
                                 Title: ________________________________________

                                 NATIONAL SEATING COMPANY

                                 By: /s/ MERVIN DUNN
                                     -------------------------------------------
                                 Name: _________________________________________
                                 Title: ________________________________________

                                 COMMERCIAL VEHICLE SYSTEMS, INC.

                                 By: /s/ MERVIN DUNN
                                     -------------------------------------------
                                 Name: _________________________________________
                                 Title: ________________________________________

                                 BOSTROM HOLDING, INC.

                                 By: /s/ MERVIN DUNN
                                     -------------------------------------------
                                 Name: _________________________________________
                                 Title: ________________________________________

                                                            AMENDED AND RESTATED
                                                                CREDIT AGREEMENT

                                 CVS HOLDINGS, INC.

                                 By: /s/ MERVIN DUNN
                                     -------------------------------------------
                                 Name: _________________________________________
                                 Title: ________________________________________

                                 BANK OF AMERICA, N.A.,
                                 As Administrative Agent and Collateral Agent

                                 BY: /s/ DAVID PRICE
                                     -------------------------------------------
                                 Name: DAVID PRICE
                                       -----------------------------------------
                                 Title: VICE PRESIDENT
                                        ----------------------------------------

                                 BANK OF AMERICA, N.A., individually as a
                                 Lender, Issuer and as Swing Line Lender

                                 By: /s/ [ILLEGIBLE]
                                     -------------------------------------------
                                 Name:  [ILLEGIBLE]
                                       -----------------------------------------
                                 Title: Managing Director
                                        ----------------------------------------

                                 U.S. BANK NATIONAL ASSOCIATION

                                 By: /s/ Robert A. Rosati
                                     -------------------------------------------
                                 Name: Robert A. Rosati
                                       -----------------------------------------
                                 Title: Vice President
                                        ----------------------------------------

                                 COMERICA BANK

                                 By: /s/ JAMES POLLARD
                                     -------------------------------------------
                                 Name: JAMES POLLARD
                                       -----------------------------------------
                                 Title: CORPORATE LOAN OFFICER
                                        ----------------------------------------

                                                            Amended and Restated
                                                                Credit Agreement

                                 BANK ONE N.A.

                                 By: /s/ Andrew D. MacIver
                                     -------------------------------------------
                                 Name: Andrew D. MacIver
                                       -----------------------------------------
                                 Title: V.P.
                                        ----------------------------------------

                                 JPMORGAN CHASE BANK

                                 By: /s/ KAREN M. SHARF
                                     -------------------------------------------
                                 Name: KAREN M. SHARF
                                       -----------------------------------------
                                 Title: VICE PRESIDENT
                                        ----------------------------------------

                                 FLEET NATIONAL BANK

                                 By: /s/ KEVIN O'KEETE
                                     -------------------------------------------
                                 Name: KEVIN O'KEETE
                                       -----------------------------------------
                                 Title: VICE PRESIDENT
                                        ----------------------------------------

                                 BARCLAYS BANK PLC

                                 By: /s/ ARTHUR J. OLSEN
                                     -------------------------------------------
                                 Name: ARTHUR J. OLSEN
                                       -----------------------------------------
                                 Title: DIRECTOR
                                        ----------------------------------------

                                 THE BANK OF NOVA SCOTIA

                                 By: /s/ MARK SPARROW
                                     -------------------------------------------
                                 Name: MARK SPARROW
                                       -----------------------------------------
                                 Title: DIRECTOR
                                        ----------------------------------------

                                                            Amended and Restated
                                                                Credit Agreement